 United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) [x]

WILMINGTON SAVINGS FUND SOCIETY, FSB

 (Exact name of Trustee as specified in its charter)

N/A	51-0054940
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

500 Delaware Avenue, 11th Floor

Wilmington, DE  19801

 (302) 792-6000

(Address of principal executive offices, including zip code)

WILMINGTON SAVINGS FUND SOCIETY, FSB

CONTROLLER’S OFFICE

500 Delaware Avenue

Wilmington, DE  19801

 (302) 792-6000

(Name, address, including zip code, and telephone number, including area code, of agent of service)

GOL EQUITY FINANCE
(Exact name of obligor as specified in its charter)
Grand Duchy of Luxembourg
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17 Rue Boulevard Raiffeisen, Luxembourg, 2411

(Address of principal executive offices, including zip code)

9.500% Second Lien Notes Due 2030

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

United States Securities and Exchange Commission
Washington, DC 20549

Federal Reserve
District 3
Philadelphia, PA

FDIC
Washington, DC 20549

Office of the Comptroller of the Currency
New York, NY 10173

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGORS.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.	LIST OF EXHIBITS.
Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.	A copy of the articles of association of the trustee as now in effect.
Exhibit 2.	Not applicable.
Exhibit 3.	Not applicable.
Exhibit 4.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Savings Fund Society, FSB, a federal savings bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 2nd day of June, 2025.

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Anita Woolery
Name: Anita Woolery
Title: Senior Vice President

Exhibit 1

Charter of Wilmington Savings Fund Society, FSB

(see attached)

Office of the Comptroller of the Currency

Washington, DC 20219

CERTIFIED FEDERAL SAVINGS ASSOCIATION CHARTER

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that the document hereto attached is a true and correct copy, as recorded in the Office of the Comptroller of the Currency (successor to the Office of Thrift Supervision), of the charter for the federal savings association listed below:

Wilmington Savings Fund Society, FSB
Wilmington, Delaware
OTS Docket No. 7938

IN TESTIMONY WHEREOF, today, July 29, 2015, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

OTS DOCKET # 7938

RECEIVED

FEDERAL STOCK CHARTER

WILMINGTON SAVINGS FUND SOCIETY

SECTION 1. *Corporate Title.* The full corporate title of the savings bank is "Wilmington Savings Fund Society, Federal Savings Bank."

SECTION 2. *Office.* The home office of the savings bank shall be located in the County of New Castle, State of Delaware.

SECTION 3. *Duration.* The duration of the savings bank is perpetual.

SECTION 4. *Purpose and Powers.* The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under Section 5 of the Home Owners' Loan Act and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Federal Home Loan Bank Board ("Board"). In addition, the savings bank may make any investment and engage in any activity as may be specifically authorized by action of the Board, including authorization by delegated authority, in connection with action approving the issuance of the charter.

SECTION 5. *Capital Stock.* The total number of shares of all classes of the capital stock which the savings bank has authority to issue is Twenty Five Million (25,000,000), of which Seventeen and One Half Million (17,500,000) shall be common stock, par value $.01 per share, and of which Seven and One Half Million (7,500,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of stockholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

Except for shares issuable in connection with the conversion of the savings bank from the mutual to the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors: *Provided*, That this restriction on voting separately by class or series shall not apply:

(i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

(ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the savings bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the savings bank if the preferred stock is exchanged for securities of such other corporation: *Provided*, That no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the Federal Savings and Loan Insurance Corporation;

(iii) To any amendment which would adversely change the specific terms of any class of series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the savings bank, shall not be considered to be such an adverse change.

A description of the different classes and series (if any) of the savings bank's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

A. *Common Stock*. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cummulation of votes for the election of directors.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

In the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the savings bank available for distribution remaining after: (i) payment or provision for payment of the savings bank's debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the savings bank. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

B. *Preferred Stock*. The savings bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

(a) The distinctive serial designation and the number of shares constituting such series;

(b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

(c) The voting powers, full or limited, if any, of the shares of such series;

(d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

(e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up to the savings bank;

(f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

(g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the savings bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange.

(h) The price or other consideration for which the shares of such series shall be issued; and

(i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the articles of incorporation, fix and determine the relative rights and preferences of the shares of any series so established.

Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the savings bank shall file with the Secretary to the Board a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

SECTION 6. *Net Worth Certificates.* Notwithstanding any provision of Section 5, *Capital Stock*, the savings bank may issue net worth certificates, income capital certificates or similar certificates to the Federal Savings and Loan Insurance Corporation (the "Corporation") or the Federal Deposit Insurance Corporation in exchange for appropriate consideration, including promissory notes of the Corporation, in accordance with the rules, regulations, and policies of the Board. Subject to such rules, regulations, and policies, the board of directors of the savings bank is authorized without the prior approval of the stockholders of the savings bank and by resolution(s) from time to time adopted by the board of directors to cause the issuance of net worth certificates to the Corporation and to fix the designations, preferences, and relative, participating, optional, or other special rights of the certificates, and the qualifications, limitations, and restrictions thereon. Stockholders of the savings bank shall not be entitled to preemptive rights with respect to the issuance of net worth certificates, nor shall holders of such certificates be entitled to preemptive rights with respect to any additional issuance of net worth certificates.

SECTION 7. *Preemptive Rights.* Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

SECTION 8. *Certain provisions applicable for five years.* Notwithstanding anything contained in the savings bank charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the savings bank from mutual to stock form, the following provisions shall apply:

A. *Beneficial ownership limitation.* No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the savings bank. This limitation shall not apply to a transaction in which the savings bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by underwriters in connection with a public offering.

In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10% shall be considered 'excess shares' and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

For the purposes of this Section 8, the following definitions apply.

(1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of the savings bank.

(2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

(3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

(4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

B. *Cumulative voting limitation.* Stockholders shall not be permitted to cumulate their votes for election of directors.

C. *Call for special meetings.* Special meetings of stockholders relating to changes in control of the savings bank or amendments to its charter shall be called only upon direction of the board of directors.

SECTION 9. *Liquidation Account.* Pursuant to the requirements of the Board's regulations (12 C.F.R. Subchapter D), the savings bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1983 ("eligible savers"). In the event of a complete liquidation of the savings bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the savings bank's eligible saver's inchoate interest in the liquidation account, to the extent it is still in existence: *Provided,* that an eligible saver's inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the savings bank's stockholders.

SECTION 10. *Directors.* The savings bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the savings bank's bylaws, shall not be less than seven or more than fifteen except when a greater number is approved by the Board.

SECTION 11. *Amendment of Charter.* Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the savings bank, then preliminarily approved by the Board, which preliminary approval may be granted by the Board pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Board in accordance with regulatory procedures or on such other date as the Board may specify in its preliminary approval.

Any amendment, addition, alteration, change or repeal so acted upon shall be effective upon filing with the Board in accordance with the regulatory procedures or on such other date as the Board may specify in its preliminary approval

Attest: ______________________ By: ______________________
Secretary of the Savings Bank — President or Chief Executive Officer of the Savings Bank

Declared effective this 4th day of December, 1986.

FEDERAL HOME LOAN BANK BOARD

Attest: ______________________ By: ______________________
Acting Secretary to the Board 12/4/86 — Associate General Counsel for Conversions

SUPPLEMENTARY SECTION TO
THE FEDERAL STOCK CHARTER OF
WILMINGTON SAVINGS FUND SOCIETY,
FEDERAL SAVINGS BANK

OTS DOCKET # 7938

Authorization of Non-Cumulative Convertible Perpetual Preferred Stock, Series 1, $.01 Par Value Per Share

RESOLVED that, pursuant to Section 5 of the Federal Stock Charter of Wilmington Savings Fund Society, Federal Savings Bank (the "Bank"), the Board of Directors of the Bank does hereby adopt a Supplementary Section to the Federal Stock Charter of the Bank to provide for the issuance of shares of Preferred Stock in a series to consist of Two Million (2,000,000) shares, $.01 par value per share, to be known as the Bank's "Non-Cumulative Convertible Perpetual Preferred Stock, Series 1" and does hereby fix the distinguishing characteristics, relative rights and preferences, including the designation, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of such series of stock (in addition to those set forth in the Federal Stock Charter of the Bank which are applicable to the Preferred Stock of all series), as follows:

Section 1. Designation and Amount. The shares of this series shall be designated as "Non-Cumulative Perpetual Convertible Preferred Stock, Series 1" (the "Series 1 Preferred Stock") and the number of shares constituting the Series 1 Preferred Stock shall be Two Million (2,000,000) shares.

Section 2. Dividends and Distributions.

(A) The holders of record of shares of Series 1 Preferred Stock shall be entitled to receive, if, as and when declared by the Board of Directors out of funds legally available for the purpose, quarterly cash dividends payable in arrears on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), to the holders of record of the Series 1 Preferred Stock at the close of business on or about the 15th day of the month next preceding the first day of January, April, July or October, as the case may be, fixed by the Board of Directors (the "Record Date"), commencing on the first Quarterly Dividend Payment Date after March 31, 1994 in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to one-quarter of the total annual dividend of ninety cents (90¢) per share.

(B) Dividends due pursuant to paragraph (A) of this Section shall begin to accrue on outstanding shares of Series 1 Preferred Stock from the Quarterly Dividend Payment Date next preceding March 31, 1994. Dividends accruing on outstanding shares of Series 1 Preferred Stock shall not be cumulative. Dividends paid on the shares of Series 1 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

(C) No dividends shall accrue or be paid on the Series 1 Preferred Stock, if after payment, the Bank would be undercapitalized within the meaning of Section 38(d) of the Federal Deposit Insurance Act.

Section 3. Certain Restrictions.

(A) Prior to March 31, 1994, the Bank shall not in any circumstances, and after March 31, 1994, whenever quarterly dividends or other dividends or distributions payable on the Series 1 Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series 1 Preferred Stock outstanding shall have been paid in full, the Bank shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1 Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series 1 Preferred Stock, except dividends paid ratably on the Series 1 Preferred Stock and all such parity stock

on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series 1 Preferred Stock, provided that the Bank may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Bank ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series 1 Preferred Stock.

(B) The Bank shall not permit any subsidiary of the Bank to purchase or otherwise acquire for consideration any shares of stock of the Bank unless the Bank could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

Section 4. Voting Rights. Except as otherwise provided by statute, the Bank's Federal Stock Charter or the regulations of the Office of Thrift Supervision, or any successor thereto, holders of Series 1 Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action.

Section 5. Conversion.

(A) Conversion Privilege. Each holder of a share of Series 1 Preferred Stock shall have the right, at his option, at any time or from time to time to convert such share into six (6) fully paid and nonassessable shares of the Bank's common stock, $.01 par value per share (the "Common Stock"). No adjustment or allowance shall be made for dividends on shares of Series 1 Preferred Stock surrendered for conversion, whether accrued, accumulated or otherwise. If the Bank subdivides or combine in a larger or smaller number of shares its outstanding shares of Common Stock, then the number of shares of Common Stock issuable upon the conversion of Series 1 Preferred Stock will be proportionately increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective. If the Bank at any time pays to the holders of its Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon the conversion of Series 1 Preferred Stock shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the Common Stock entitled to the dividend. In addition, the number of shares into which the Series 1 Preferred Stock shall convert shall be automatically adjusted from time to time in the same manner and to the same extent as the number of shares into which the 10% Convertible Preferred Stock, Series 1, $.01 par value per share, of Star States Corporation (the "Star States Series 1 Preferred Stock") shall be entitled to convert so that each share of the Series 1 Preferred Stock shall at all times be convertible into the same number of shares of Common Stock as a share of Star States Series 1 Preferred Stock would then be entitled to convert.

(B) Manner of Exercise. In order to exercise the conversion privilege with respect to any shares of Series 1 Preferred Stock, the holder thereof shall surrender the certificate or certificates therefor to any transfer agent of the Bank for the Series 1 Preferred Stock, duly endorsed in blank for transfer, accompanied by written notice of election to convert such shares of Series 1 Preferred Stock or a portion thereof executed on the form set forth on such certificates or on such other form as may be provided from time to time by the Bank. As soon as practicable after the surrender of such certificates as provided above, the Bank shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of full shares of Common Stock issuable hereunder upon the conversion of such shares of Series 1 Preferred Stock and scrip, in respect of any fraction of a share of Common Stock issuable upon such conversion as provided in paragraph (C). Such conversion shall be deemed to have been effected on the date on which the certificates for such shares of Series 1 Preferred Stock have been surrendered as provided above, and the person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares represented thereby.

(C). Issuance of Scrip in Lieu of Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Series 1 Preferred Stock. If two or more shares of Series 1 Preferred Stock are surrendered for conversion at one time by the same holder, the number of full shares issuable upon the conversion of such shares shall be computed on the basis of the aggregate Original Liquidation Value (without adjustment for allowance for dividends whether accrued, accumulated or otherwise) of such shares. In lieu of any fraction of a share of Common Stock to which any holder would otherwise be entitled upon conversion of any shares of Series 1 Preferred Stock, the Bank shall issue non-interest-bearing and non-voting scrip certificates which shall not be entitled to dividends for such fraction, such certificates, together with other similar certificates, to be exchangeable for the number of full shares of Common Stock represented thereby, to be issued in such

denominations and in such form, to expire after such reasonable time (which shall be not less than one year after the date of issue thereof), to contain such provisions for the sale, for the account of the holders of such certificates, of shares of Common Stock for which such certificates are exchangeable, and to be subject to such other terms and conditions, as the Board of Directors may from time to time determine prior to the issue thereof.

(D) The Bank shall at all times reserve and keep available out of the authorized Common Stock the full number of shares of the Common Stock issuable upon the conversion of all outstanding shares of the Series 1 Preferred Stock.

Section 6. Redemption of the Series 1 Preferred Stock.

(A) Redemption at the Bank's Option. At any time on or after January 1, 1996, the Bank may redeem all or any portion of the Series 1 Preferred Stock then outstanding at a price per share equal to the Redemption Price (as defined herein). For each share which is called for redemption, the Bank will be obligated to pay to the holder thereof on the date on which redemption is to be made (the "Redemption Date"), upon surrender by such holder at the offices of the transfer agent for the Series 1 Preferred Stock of the certificate representing such share, duly endorsed in blank or accompanied by an appropriate form of assignment, an amount in cash equal to nine dollars ($9) per share (the "Redemption Price").

(B) Partial Redemption. In the event that less than all of the outstanding shares of the Series 1 Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Bank and the shares to be redeemed shall be determined by lot or pro rata or by any other method as may be determined by such Board of Directors in its sole discretion to be equitable, and the certificate of the Bank's Secretary filed with the transfer agent for the Series 1 Preferred Stock in respect of such determination shall be conclusive.

(C) Notice of Redemption. In the event the Bank shall redeem shares of Series 1 Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than fifteen (15) nor more than sixty (60) days prior to the Redemption Date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Bank. Each such notice shall state: (i) the time and date as of which the redemption shall occur; (ii) the total number of shares of Series 1 Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) that the shares of Series 1 Preferred Stock called for redemption may be converted at any time prior to the time and date fixed for redemption; (v) the applicable conversion price or rate; (vi) the place or places where certificates for such shares to be surrendered for payment of the Redemption Price; and (vii) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date.

(D) Dividends After Redemption Date. If notice of redemption shall have been given as provided in paragraph (C), dividends on the shares of Series 1 Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Bank (except the right to receive from the Bank the Redemption Price without interest and except the right to convert such shares in accordance with Section 5) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the Redemption Date) from and after the time and date fixed in the notice of Redemption Date or (ii) if the Bank shall so elect and state in the notice of redemption, from and after the time and date (which date shall be the Redemption Date or an earlier date not less than fifteen (15) days after the date of mailing of the redemption notice) on which the Bank shall irrevocably deposit with a designated bank or trust company, as paying agent, money sufficient to pay at the office of such paying agent on the Redemption Date, the Redemption Price. Any money so deposited with any such paying agent which shall not be required for such redemption because of the exercise of any right of conversion or otherwise shall be returned to the Bank forthwith. Upon surrender (in accordance with the notice of redemption) of the certificate or certificates for any shares to be so redeemed (properly endorsed or assigned for transfer, if the Bank shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Bank at the Redemption Price. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof, together with scrip in lieu of fractional shares in accordance with Section 5(C). Subject to applicable escheat laws, any moneys so set aside by the Bank and unclaimed at the end of one year from the Redemption Date shall revert to the general funds of the Bank, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Bank for the payment of the Redemption Price without interest. Any interest accrued on funds so deposited shall be paid to the Bank from time to time.

(E) No Other Redemption. The Series 1 Preferred Stock shall not be subject to redemption except as provided in this Section 6.

Section 7. Reacquired Shares. Any shares of Series 1 Preferred Stock purchased or otherwise acquired by the Bank in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Federal Stock Charter of the Bank, including any supplementary section to the Federal Stock Charter creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 8. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Bank the holders of shares of Series 1 Preferred Stock shall be entitled to receive, after payment or provision for payment of the Bank's debts and liabilities and distributions or provisions for distirbutions in settlement of its liquidation account, an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to nine dollars ($9) (the "Original Liquidation Value") per share and the holders of the Series 1 Preferred Stock shall not be entitled to any further payment, such amounts being herein sometimes referred to as the "Liquidation Payments." Upon any such liquidation, dissolution or winding up of the Bank, after the holders of the Series 1 Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Bank may be distributed to the holders of the Common Stock. Written notice of any such liquidation, dissolution or winding up, stating a payment date, the amount of the Liquidation Payments and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the Series 1 Preferred Stock, such notice to be addressed to each stockholder at his post office address as shown by the records of the Bank. Neither the consolidation nor merger of the Bank into or with any other corporation or corporations, nor the sale or transfer by the Bank of all or any part of its assets, nor the reduction of the capital stock of the Bank, shall be deemed to be a liquidation, dissolution or winding up of the Bank within the meaning of any of the provisions of this Section 8.

Section 9. Consolidation, Merger, etc. In the event the Bank shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event each share of Series 1 Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to the amount which would have been received by the holder thereof if such share of Series 1 Preferred Stock had been converted to Common Stock immediately prior to such transaction pursuant to Section 5 hereof.

The undersigned President and Secretary of the Bank hereby certify that the foregoing Supplementary Section to the Federal Stock Charter of the Bank was duly adopted by the Board of Directors of the Bank.

Dated as of the 9 th day of September, 1992.

WILMINGTON SAVINGS FUND SOCIETY,
FEDERAL SAVINGS BANK

By: ______________________
Marvin N. Schoenhals, President

(SEAL)

ATTEST:

By: ______________________
John D. Waters, Secretary

Exhibit 4

Bylaws of Wilmington Savings Fund Society, FSB

(see attached)

BYLAWS OF

Wilmington Savings Fund Society, Federal Savings Bank

Article I. Home Office

The home office of Wilmington Savings Fund Society, Federal Savings Bank ("Bank") shall be at Wilmington in the county of New Castle in the State of Delaware.

Article II. Stockholders

Section 1. *Place of Meetings.* All annual and special meetings of stockholders shall be held at such place as the board of directors may determine in the state in which the Bank has its principal place of business.

Section 2. *Annual Meeting.* The annual meeting of the stockholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held within 120 days after the end of the Bank's fiscal year. Such meeting date shall be designated annually by the board of directors.

Section 3. *Special Meetings.* Special Meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Federal Home Loan Bank Board ("Board") (which as hereinafter used includes the Federal Savings and Loan Insurance Corporation), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Bank addressed to the chairman of the board, the president, or the secretary.

Section 4. *Conduct of Meetings.* Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Federal Home Loan Bank Board, or these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

Section 5. *Notice of Meetings.* Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than twenty nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, the directors calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

Section 6. *Fixing of Record Date.* For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days and, in case of a meeting of

stockholders, not fewer than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 7. *Voting Lists.* The officer or agent having charge of the stock transfer books for shares of the Bank shall make, at least twenty days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, shall be kept on file at the home office of the Bank and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of twenty days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

In lieu of making the stockholders list available for inspection by any stockholder as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the Board's Regulations, as now or hereafter in effect.

SECTION 8. *Quorum.* A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 9. *Proxies.* At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest.

SECTION 10. *Voting of Shares in the Name of Two or More Persons.* When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

SECTION 11. *Voting of Shares by Certain Holders.* Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Bank, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

SECTION 12. *Cumulative Voting.* For a period of five years following the date of the completion of the conversion of the Bank from mutual to stock form, the cumulation of votes for the election of directors is not permitted. Thereafter, at each election for directors every stockholder entitled to vote at such election shall have the right either to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

SECTION 13. *Informal Action by Stockholders.* Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if unanimous consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof.

SECTION 14. *Inspectors of Election.* In advance of any meeting of stockholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, by the chairman of the board, or by the president.

Unless otherwise prescribed by regulations of the Federal Home Loan Bank Board, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

SECTION 15. *Nominating Committee.* The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

SECTION 16. *New Business.* Any new business proposed by a stockholder to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Such writing filed with the secretary shall contain such information as required by Regulation 14A and Schedule 14A under the Securities Exchange Act 1934. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, as provided above, such proposal shall be laid over for action at an

adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Article III. Board of Directors

Section 1. *General Powers.* The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

Section 2. *Number and Term.* The board of directors shall consist of eleven (11) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Section 3. *Regular Meetings.* A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, within the Bank's regular lending area, for the holding of additional regular meetings without other notice than such resolution.

Section 4. *Qualification.* Each Director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the association unless the association is a wholly owned subsidiary of a holding company.

Section 5. *Special Meetings.* Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank's regular lending area, as the place for holding any special meeting of the board of directors called by such persons. All meetings of the board of directors shall be conducted in accordance with the most current edition of Robert's Rules of Order.

Members of the board of directors may participate in meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article.

Section 6. *Notice.* Written notice of any special meeting shall be given to each director at least two days prior thereto delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 7. *Quorum.* A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

Section 8. *Manner of Acting.* The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless governing law, rules or regulation requires otherwise.

Section 9. *Action Without a Meeting.* Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

SECTION 10. *Resignation.* Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the secretary.

SECTION 11. *Vacancies.* Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the board of directors remains. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the stockholders.

SECTION 12. *Compensation.* Directors, as such, may receive a stated compensation for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

SECTION 13. *Presumption of Assent.* A directer of the Bank who is present at a meeting of the board of directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 14. *Removal of Directors.* At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less then the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

SECTION 15. *Age limitation on directors.* No person shall be eligible for election, re-election, appointment, or reappointment to the board of directors of the Bank if such person is then more than 75 years of age. No director shall serve beyond the annual meeting of the Bank immediately following his attainment of 75 years of age. The age limitation shall not apply to a person serving as a director emeritus of the Bank.

Directors emeritus may be appointed and their compensation for services (in an amount not to exceed those fees paid to voting directors) determined by resolution of the board of directors of the Bank. Only former directors of the Bank (including former directors of other banks which have merged with, or otherwise been acquired by the Bank) shall be eligible to serve as directors emeritus. Directors emeritus shall be available for consultation with and advice to management of the Bank. Directors emeritus may attend meetings of the board of directors, but shall have no vote on any matter acted upon by such board.

ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

SECTION 1. *Appointment.* The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

SECTION 2. *Authority.* The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such

authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: a declaration of dividends, an amendment of the charter or bylaws of the Bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Bank otherwise than in the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

SECTION 3. *Tenure.* Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee.

SECTION 4. *Meetings.* Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by a member thereof upon not less than one days' notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

SECTION 5. *Quorum.* A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

SECTION 6. *Action Without a Meeting.* Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

SECTION 7. *Vacancies.* Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

SECTION 8. *Resignations and Removal.* Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or the secretary of the Bank. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective.

SECTION 9. *Procedure.* The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have occurred.

SECTION 10. *Other Committees.* The board of directors may by resolution establish an audit committee, a loan committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution and procedures thereof.

ARTICLE V. OFFICERS

SECTION 1. *Positions.* The officers of the Bank shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Bank. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board

of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

SECTION 2. *Election and Term of Office.* The officers of the Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Federal Home Loan Bank Board; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

SECTION 3. *Removal.* Any officer may be removed by the board of directors whenever in its judgment the best interests of the Bank shall be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4. *Vacancies.* A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

SECTION 5. *Remuneration.* The remuneration of the officers shall be fixed from time to time by the board of directors.

SECTION 6. *Age limitation on officers.* No person 65 years of age or above shall be eligible for election, re-election, appointment, or reappointment as an officer of the Bank. No officer shall serve beyond the annual meeting of the Bank immediately following his or her becoming 65.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. *Contracts.* To the extent permitted by regulations of the Federal Home Loan Bank Board, and except as otherwise prescribed by the bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances.

SECTION 2. *Loans.* No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

SECTION 3. *Checks, Drafts, Etc.* All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from time to time be determined by the board of directors.

SECTION 4. *Deposits.* All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any of its duly authorized depositories as the board of directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. *Certificates for Shares.* Certificates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors and approved by the Federal Home Loan Bank Board. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank itself or one of its employees. Each certificate for shares of capital stock shall be consecutively

numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Bank as the board of directors may prescribe.

SECTION 2. *Transfer of Shares.* Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Bank. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to be the owner thereof for all purposes.

ARTICLE VIII. FISCAL YEAR; ANNUAL AUDIT

The fiscal year of the Bank shall end on the 31st day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

ARTICLE IX. DIVIDENDS

Subject to the terms of the Bank's charter and the regulations and orders of the Federal Home Loan Bank Board, the board of directors may, from time to time, declare and the Bank may pay, dividends to its outstanding shares of capital stock.

ARTICLE X. CORPORATE SEAL

The board of directors shall approve a Bank seal.

ARTICLE XI. AMENDMENTS

These bylaws may be amended in any manner not inconsistent with applicable laws, rules, regulations or the charter at any time by a majority of the full board of directors, or by a majority vote of the votes cast by the shareholders of the Bank at any legal meeting called expressly for that purpose.

Exhibit 6

Consent of Wilmington Savings Fund Society, FSB

(see attached)

June 2, 2025

United States Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the United States Securities and Exchange Commission upon its request thereof.

Very truly yours,

WILMINGTON SAVINGS FUND SOCIETY, FSB

/s/ Anita Woolery
Anita Woolery
Senior Vice President

Exhibit 7

Current Report of Wilmington Savings Fund Society, FSB

(see attached)

Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
Office of the Comptroller of the Currency

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041

Institution Name	**WILMINGTON SAVINGS FUND SOCIETY, FSB**
City	**WILMINGTON**
State	**DE**
Zip Code	**19801**
Call Report Report Date	**12/31/2024**
Report Type	**041**
RSSD-ID	**437914**
FDIC Certificate Number	**17838**
OCC Charter Number	**707938**
ABA Routing Number	**31100102**
Last updated on	**1/30/2025**

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041

Report at the close of business December 31, 2024

(20241231)
(RCON 9999)

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State non member banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations.

NOTE: Each bank's board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state non member banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Signature of Chief Financial Officer (or Equivalent)

Date of Signature

Director (Trustee)

Director (Trustee)

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC's Central Data Repository (CDR), an Internet-based system for datacollection (https://cdr.ffiec.gov/cdr/), or

(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data in to the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank's data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@cdr.ffiec.gov.

FDIC Certificate Number **17838** (RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank's completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank's hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC's sample report forms, but should show at least the caption of each Call Report item and the reported amount.

WILMINGTON SAVINGS FUND SOCIETY, FSB
Legal Title of Bank (RSSD 9017)

WILMINGTON
City (RSSD 9130)

DE State Abbreviation (RSSD 9200)

19801 Zip Code (RSSD 9220)

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only - FFIEC 041

Table of Contents

For information or assistance, national banks, state nonmember banks, and savings associations should contact the FDIC's Data Collection and Analysis Section, 550 17th Street, NW, Washington, DC 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern Time. State member banks should contact their Federal Reserve District Bank.

Contact Information for the Reports of Condition and Income

To facilitate communication between the Agencies and the bank concerning the Reports of Condition and Income, please provide contact information for (1) the Chief Financial Officer (or equivalent) of the bank signing the reports for this quarter, and (2) the person at the bank—other than the Chief Financial Officer (or equivalent)—to whom questions about the reports should be directed. If the Chief Financial Officer (or equivalent) is the primary contact for questions about the reports, please provide contact information for another person at the bank who will serve as a secondary contact for communications between the Agencies and the bank concerning the Reports of Condition and Income. Enter "none" for the contact's e-mail address or fax number if not available. Contact information for the Reports of Condition and Income is for the confidential use of the Agencies and will not be released to the public.

Chief Financial Officer (or Equivalent) Signing the Reports

CONF
Name (TEXT C490)

CONF
Title (TEXT C491)

CONF
E-mail Address (TEXT C492)

CONF
Area Code / Phone Number / Extension (TEXT C493)

CONF
Area Code / FAX Number (TEXT C494)

Other Person to Whom Questions about the Reports Should be Directed

CONF
Name (TEXT C495)

CONF
Title (TEXT C496)

CONF
E-mail Address (TEXT 4086)

CONF
Area Code / Phone Number / Extension (TEXT 8902)

CONF
Area Code / FAX Number (TEXT 9116)

Primary Contact

CONF
Name (TEXT C366)

CONF
Title (TEXT C367)

CONF
E-mail Address (TEXT C368)

CONF
Area Code / Phone Number / Extension (TEXT C369)

CONF
Area Code / FAX Number (TEXT C370)

Secondary Contact

CONF
Name (TEXT C371)

CONF
Title (TEXT C372)

CONF
E-mail Address (TEXT C373)

CONF
Area Code / Phone Number / Extension (TEXT C374)

CONF
Area Code / FAX Number (TEXT C375)

USA PATRIOT Act Section 314(a) Anti-Money Laundering

Contact Information

This information is being requested to identify points-of-contact who are in charge of your bank's USA PATRIOT Act Section 314(a) information requests. Bank personnel listed could be contacted by law enforcement officers or the Financial Crimes Enforcement Network (FinCEN) for additional information related to specific Section 314(a) search requests or other anti-terrorist financing and anti- money laundering matters. Communications sent by FinCEN to the bank for purposes other than Section 314(a) notifications will state the intended purpose and should be directed to the appropriate bank personnel for review. Any disclosure of customer records to law enforcement officers or FinCEN must be done in compliance with applicable law, including the Right to Financial Privacy Act (12 U.S.C. 3401 et seq.).

Please provide information for a primary and secondary contact. Information for a third and fourth contact may be provided at the bank's option. Enter "none" for the contact's e-mail address if not available. This contact information is for the confidential use of the Agencies, FinCEN, and law enforcement officers and will not be released to the public.

Primary Contact

CONF
Name (TEXT C437)

CONF
Title (TEXT C438)

CONF
E-mail Address (TEXT C439)

CONF
Area Code / Phone Number / Extension (TEXT C440)

Secondary Contact

CONF
Name (TEXT C442)

CONF
Title (TEXT C443)

CONF
E-mail Address (TEXT C444)

CONF
Area Code / Phone Number / Extension (TEXT 8902)

Third Contact

CONF
Name (TEXT C870)

CONF
Title (TEXT C871)

CONF
E-mail Address (TEXT C368)

CONF
Area Code / Phone Number / Extension (TEXT C873)

Fourth Contact

CONF
Name (TEXT C875)

CONF
Title (TEXT C876)

CONF
E-mail Address (TEXT C877)

CONF
Area Code / Phone Number / Extension (TEXT C878)

Contact Information(Form Type - 041)

Dollar amounts in thousands

1. Contact Information for the Reports of Condition and Income			1.
a. Chief Financial Officer (or Equivalent) Signing the Reports			1.a.
1. Name	TEXTC490	CONF	1.a.1.
2. Title	TEXTC491	CONF	1.a.2.
3. E-mail Address	TEXTC492	CONF	1.a.3.
4. Telephone	TEXTC493	CONF	1.a.4.
5. FAX	TEXTC494	CONF	1.a.5.
b. Other Person to Whom Questions about the Reports Should be Directed			1.b.
1. Name	TEXTC495	CONF	1.b.1.
2. Title	TEXTC496	CONF	1.b.2.
3. E-mail Address	TEXT4086	CONF	1.b.3.
4. Telephone	TEXT8902	CONF	1.b.4.
5. FAX	TEXT9116	CONF	1.b.5.
2. Person to whom questions about Schedule RC-T - Fiduciary and Related Services should be directed			2.
a. Name and Title	TEXTB962	CONF	2.a.
b. E-mail Address	TEXTB926	CONF	2.b.
c. Telephone	TEXTB963	CONF	2.c.
d. FAX	TEXTB964	CONF	2.d.
3. Emergency Contact Information			3.
a. Primary Contact			3.a.
1. Name	TEXTC366	CONF	3.a.1.
2. Title	TEXTC367	CONF	3.a.2.
3. E-mail Address	TEXTC368	CONF	3.a.3.
4. Telephone	TEXTC369	CONF	3.a.4.
5. FAX	TEXTC370	CONF	3.a.5.
b. Secondary Contact			3.b.
1. Name	TEXTC371	CONF	3.b.1.
2. Title	TEXTC372	CONF	3.b.2.
3. E-mail Address	TEXTC373	CONF	3.b.3.
4. Telephone	TEXTC374	CONF	3.b.4.
5. FAX	TEXTC375	CONF	3.b.5.
4. USA PATRIOT Act Section 314(a) Anti-Money Laundering Contact Information			4.
a. Primary Contact			4.a.
1. Name	TEXTC437	CONF	4.a.1.
2. Title	TEXTC438	CONF	4.a.2.
3. E-mail Address	TEXTC439	CONF	4.a.3.
4. Telephone	TEXTC440	CONF	4.a.4.
b. Secondary Contact			4.b.
1. Name	TEXTC442	CONF	4.b.1.
2. Title	TEXTC443	CONF	4.b.2.
3. E-mail Address	TEXTC444	CONF	4.b.3.
4. Telephone	TEXTC445	CONF	4.b.4.
c. Third Contact			4.c.
1. Name	TEXTC870	CONF	4.c.1.
2. Title	TEXTC871	CONF	4.c.2.
3. E-mail Address	TEXTC872	CONF	4.c.3.
4. Telephone	TEXTC873	CONF	4.c.4.
d. Fourth Contact			4.d.
1. Name	TEXTC875	CONF	4.d.1.

Dollar amounts in thousands			
2. Title	TEXTC876	CONF	4.d.2.
3. E-mail Address	TEXTC877	CONF	4.d.3.
4. Telephone	TEXTC878	CONF	4.d.4.
5. Chief Executive Officer Contact Information			5.
a. Chief Executive Officer			5.a.
1. Name	TEXTFT42	CONF	5.a.1.
2. E-mail Address	TEXTFT44	CONF	5.a.2.
3. Telephone	TEXTFT43	CONF	5.a.3.
4. FAX	TEXTFT45	CONF	5.a.4.

Schedule RI - Income Statement(Form Type - 041)

Dollar amounts in thousands			
1. Interest income:			1.
a. Interest and fee income on loans:			1.a.
1. Loans secured by real estate:			1.a.1.
a. Loans secured by 1-4 family residential properties	RIAD4435	198,152	1.a.1.a.
b. All other loans secured by real estate	RIAD4436	501,244	1.a.1.b.
2. Commercial and industrial loans	RIAD4012	117,978	1.a.2.
3. Loans to individuals for household, family, and other personal expenditures:			1.a.3.
a. Credit cards	RIADB485	2,514	1.a.3.a.
b. Other (includes revolving credit plans other than credit cards, automobile loans, and other consumer loans)	RIADB486	28,411	1.a.3.b.
4. Not applicable			1.a.4.
5. All other loans[1]	RIAD4058	15,178	1.a.5.
6. Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(5))	RIAD4010	863,477	1.a.6.
b. Income from lease financing receivables	RIAD4065	54,904	1.b.
c. Interest income on balances due from depository institutions[2]	RIAD4115	32,801	1.c.
d. Interest and dividend income on securities:			1.d.
1. U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	RIADB488	2,798	1.d.1.
2. Mortgage-backed securities	RIADB489	102,024	1.d.2.
3. All other securities (includes securities issued by states and political subdivisions in the U.S.)	RIAD4060	5,941	1.d.3.
e. Not applicable			1.e.
f. Interest income on federal funds sold and securities purchased under agreements to resell	RIAD4020	0	1.f.
g. Other interest income	RIAD4518	1,532	1.g.
h. Total interest income (sum of items 1.a.(6) through 1.g)	RIAD4107	1,063,477	1.h.
2. Interest expense:			2.
a. Interest on deposits:			2.a.
1. Transaction accounts (interest-bearing demand deposits, NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	RIAD4508	33,007	2.a.1.
2. Nontransaction accounts:			2.a.2.
a. Savings deposits (includes MMDAs)	RIAD0093	192,007	2.a.2.a.
b. Time deposits of $250,000 or less	RIADHK03	67,330	2.a.2.b.
c. Time deposits of more than $250,000	RIADHK04	17,588	2.a.2.c.
b. Expense of federal funds purchased and securities sold under agreements to repurchase	RIAD4180	343	2.b.
c. Interest on trading liabilities and other borrowed money	RIAD4185	32,525	2.c.
d. Interest on subordinated notes and debentures	RIAD4200	0	2.d.
e. Total interest expense (sum of items 2.a through 2.d)	RIAD4073	342,800	2.e.
3. Net interest income (item 1.h minus 2.e)	RIAD4074	720,677	3.
4. Provisions for credit losses[3]	RIADJJ33	61,826	4.
5. Noninterest income:			5.
a. Income from fiduciary activities [2]	RIAD4070	96,069	5.a.
b. Service charges on deposit accounts	RIAD4080	27,617	5.b.
c. Trading revenue	RIADA220	0	5.c.
d. Income from securities-related and insurance activities			5.d.
1. Fees and commissions from securities brokerage	RIADC886	4,911	5.d.1.
2. Investment banking, advisory, and underwriting fees and commissions	RIADC888	0	5.d.2.
3. Fees and commissions from annuity sales	RIADC887	1,493	5.d.3.

1. Includes interest and fee income on "Loans to depository institutions and acceptances of other banks," "Loans to fi nance agricultural production and other loans to farmers," "Obligations (other than securities and leases) of states and political subdivisions in the U.S.," and "Other loans."
2. Includes interest income on time certificates of deposit not held for trading.
3. Institutions should report in item 4 the provisions for credit losses for all financial assets and off-balance-sheet credit exposures
2. For banks required to complete Schedule RC-T, items 14 through 22, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 22.

Dollar amounts in thousands			
4. Underwriting income from insurance and reinsurance activities	RIADC386	0	5.d.4.
5. Income from other insurance activities	RIADC387	688	5.d.5.
e. Venture capital revenue	RIADB491	0	5.e.
f. Net servicing fees	RIADB492	1,156	5.f.
g. Net securitization income	RIADB493	0	5.g.
h. Not applicable			5.h.
i. Net gains (losses) on sales of loans and leases	RIAD5416	10,872	5.i.
j. Net gains (losses) on sales of other real estate owned	RIAD5415	66	5.j.
k. Net gains (losses) on sales of other assets[3]	RIADB496	7,559	5.k.
l. Other noninterest income[*]	RIADB497	157,704	5.l.
m. Total noninterest income (sum of items 5.a through 5.l)	RIAD4079	308,135	5.m.
6. Not available			6.
a. Realized gains (losses) on held-to-maturity securities	RIAD3521	0	6.a.
b. Realized gains (losses) on available-for-sale debt securities	RIAD3196	0	6.b.
7. Noninterest expense:			7.
a. Salaries and employee benefits	RIAD4135	311,622	7.a.
b. Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	RIAD4217	59,322	7.b.
c. Not available			7.c.
1. Goodwill impairment losses	RIADC216	0	7.c.1.
2. Amortization expense and impairment losses for other intangible assets	RIADC232	13,371	7.c.2.
d. Other noninterest expense[*]	RIAD4092	226,404	7.d.
e. Total noninterest expense (sum of items 7.a through 7.d)	RIAD4093	610,719	7.e.
8. Not available			8.
a. Income (loss) before change in net unrealized holding gains (losses) on equity securities not held for trading, applicable income taxes, and discontinued operations (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)	RIADHT69	356,267	8.a.
b. Change in net unrealized holding gains (losses) on equity securities not held for trading[4]	RIADHT70	109	8.b.
c. Income (loss) before applicable income taxes and discontinued operations (sum of items 8.a and 8.b)	RIAD4301	356,376	8.c.
9. Applicable income taxes (on item 8.c)	RIAD4302	81,024	9.
10. Income (loss) before discontinued operations (item 8.c minus item 9)	RIAD4300	275,352	10.
11. Discontinued operations, net of applicable income taxes (Describe on Schedule RI-E - Explanations)[*]	RIADFT28	0	11.
12. Net income (loss) attributable to bank and noncontrolling (minority) interests (sum of items 10 and 11)	RIADG104	275,352	12.
13. LESS: Net income (loss) attributable to noncontrolling (minority) interests (if net income, report as a positive value; if net loss, report as a negative value)	RIADG103	-176	13.
14. Net income (loss) attributable to bank (item 12 minus item 13)	RIAD4340	275,528	14.
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes	RIAD4513	0	M.1.
Memorandum item 2 is to be completed by banks with $1 billion or more in total assets 2. Income from the sale and servicing of mutual funds and annuities (included in Schedule RI, item 8)[1]	RIAD8431	5,288	M.2.
3. Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)	RIAD4313	1,805	M.3.
4. Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))	RIAD4507	5,941	M.4.
5. Number of full-time equivalent employees at end of current period (round to nearest whole number)	RIAD4150	2283	M.5.
Memorandum item 6 is to be completed by: *• banks with $300 million or more in total assets, and* *• banks with less than $300 million in total assets that have loans to finance agricultural product and other loans to farmers (Schedule RC-C, Part I, item 3) exceeding 5 percent of total loans* 6. Interest and fee income on loans to finance agricultural production and other loans to farmers (included in Schedule RI, item 1.a.(5))[1]	RIAD4024	317	M.6.

3. Exclude net gains (losses) on sales of trading assets and held-to-maturity and available-for-sale debt securities.
*. Describe on Schedule RI-E-Explanations
*. Describe on Schedule RI-E - Explanations.
4. Item 8.b is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
1. The asset size tests and the 5 percent of total loans test are based on the total assets and total loans reported in the June 30, 2023, Report of Condition.
1. The asset size tests and the 5 percent of total loans test are based on the total assets and total loans reported in the June 30, 2023, Report of Condition.

Dollar amounts in thousands			
7. If the reporting institution has applied pushdown accounting this calendar year, report the date of the institution's acquisition (see instructions)[2]	RIAD9106	00000000	M.7.
8. Not applicable			M.8.
Memorandum items 9.a and 9.b are to be completed by banks with $10 billion or more in total assets. 9. Net gains (losses) recognized in earnings on credit derivatives that economically hedge credit exposures held outside the trading account:[1]			M.9.
a. Net gains (losses) on credit derivatives held for trading	RIADC889	0	M.9.a.
b. Net gains (losses) on credit derivatives held for purposes other than trading	RIADC890	0	M.9.b.
Memorandum item 10 is to be completed by banks with $300 million or more in total assets. 10. Credit losses on derivatives (see instructions)[1]	RIADA251	0	M.10.
11. Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year?	RIADA530	No	M.11.
12. Not applicable			M.12.
Memorandum item 13 is to be completed by banks that have elected to account for assets and liabilities under a fair value option. 13. Net gains (losses) recognized in earnings on assets and liabilities that are reported at fair value under a fair value option:			M.13.
a. Net gains (losses) on assets	RIADF551	NR	M.13.a.
1. Estimated net gains (losses) on loans attributable to changes in instrument-specific credit risk	RIADF552	NR	M.13.a.1.
b. Net gains (losses) on liabilities	RIADF553	NR	M.13.b.
1. Estimated net gains (losses) on liabilities attributable to changes in instrument-specific credit risk	RIADF554	NR	M.13.b.1.
14. Not applicable			M.14.
Memorandum item 15 is to be completed by institutions with $1 billion or more in total assets that answered "Yes" to Schedule RC-E, Memorandum item 5. 15. Components of service charges on deposit accounts in domestic offices (sum of Memorandum items 15.a through 15.d must equal Schedule RI, item 5.b):[1]			M.15.
a. Consumer overdraft-related service charges levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family use	RIADH032	7,256	M.15.a.
b. Consumer account periodic maintenance charges levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family use	RIADH033	18,166	M.15.b.
c. Consumer customer automated teller machine (ATM) fees levied on those transaction account and nontransaction savings account deposit products intended primarily for individuals for personal, household, or family use	RIADH034	793	M.15.c.
d. All other service charges on deposit accounts	RIADH035	1,402	M.15.d.

Schedule RI-A - Changes in Bank Equity Capital(Form Type - 041)

Dollar amounts in thousands			
1. Total bank equity capital most recently reported for the December 31, 2023, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	RIAD3217	2,477,097	1.
2. Cumulative effect of changes in accounting principles and corrections of material accounting errors*	RIADB507	0	2.
3. Balance end of previous calendar year as restated (sum of items 1 and 2)	RIADB508	2,477,097	3.
4. Net income (loss) attributable to bank (must equal Schedule RI, item 14)	RIAD4340	275,528	4.
5. Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	RIADB509	0	5.
6. Treasury stock transactions, net	RIADB510	0	6.
7. Changes incident to business combinations, net	RIAD4356	0	7.
8. LESS: Cash dividends declared on preferred stock	RIAD4470	0	8.
9. LESS: Cash dividends declared on common stock	RIAD4460	204,000	9.
10. Other comprehensive income[1]	RIADB511	-30,886	10.
11. Other transactions with stockholders (including a parent holding company) (not included in items 5, 6, 8, or 9 above)*	RIAD4415	-920	11.
12. Total bank equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 27.a)	RIAD3210	2,516,819	12.

2. Report the date in YYYYMMDD format. For example, a bank acquired on March 1, 2024, would report 20240301.
1. The asset size tests and the 5 percent of total loans test are based on the total assets and total loans reported in the June 30, 2023, Report of Condition.
1. The asset size tests and the 5 percent of total loans test are based on the total assets and total loans reported in the June 30, 2023, Report of Condition.
1. The $1 billion asset-size test is based on the total assets reported on the June 30, 2023, Report of Condition.
*. Describe on Schedule RI-E -- Explanations.
1. Includes, but is not limited to, changes in net unrealized holding gains (losses) on available-for-sale debt securities, changes in accumulated net gains (losses) on cash flow hedges, and pension and other postretirement plan-related changes other than net periodic benefit cost.

Schedule RI-B Part I - Charge-offs and Recoveries on Loans and Leases(Form Type - 041)

Part I includes charge-offs and recoveries through the allocated transfer risk reserve.

Dollar amounts in thousands	(Column A) Charge-offs Calendar year-to-date		(Column B) Recoveries Calendar year-to-date		
1. Loans secured by real estate:					1.
a. Construction, land development, and other land loans:					1.a.
1. 1-4 family residential construction loans	RIADC891	0	RIADC892	0	1.a.1.
2. Other construction loans and all land development and other land loans	RIADC893	0	RIADC894	0	1.a.2.
b. Secured by farmland	RIAD3584	0	RIAD3585	0	1.b.
c. Secured by 1-4 family residential properties:					1.c.
1. Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	RIAD5411	207	RIAD5412	161	1.c.1.
2. Closed-end loans secured by 1-4 family residential properties:					1.c.2.
a. Secured by first liens	RIADC234	290	RIADC217	690	1.c.2.a.
b. Secured by junior liens	RIADC235	1,030	RIADC218	235	1.c.2.b.
d. Secured by multifamily (5 or more) residential properties	RIAD3588	0	RIAD3589	0	1.d.
e. Secured by nonfarm nonresidential properties:					1.e.
1. Loans secured by owner-occupied nonfarm nonresidential properties	RIADC895	251	RIADC896	218	1.e.1.
2. Loans secured by other nonfarm nonresidential properties	RIADC897	14,445	RIADC898	103	1.e.2.
2. Not applicable					2.
3. Not applicable					3.
4. Commercial and industrial loans	RIAD4638	6,324	RIAD4608	6,458	4.
5. Loans to individuals for household, family, and other personal expenditures:					5.
a. Credit cards	RIADB514	1,044	RIADB515	76	5.a.
b. Automobile loans	RIADK129	2	RIADK133	34	5.b.
c. Other (includes revolving credit plans other than credit cards and other consumer loans)	RIADK205	21,497	RIADK206	2,154	5.c.
6. Not applicable					6.
7. All other loans[2]	RIAD4644	0	RIAD4628	33	7.
8. Lease financing receivables	RIAD4266	20,033	RIAD4267	2,705	8.
9. Total (sum of items 1 through 8)	RIAD4635	65,123	RIAD4605	12,867	9.
1. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, part I, items 4 and 7, above	RIAD5409	0	RIAD5410	0	M.1.
2. Not available					M.2.
Memorandum items 2.a. through 2.d. are to be completed by banks with $300 million or more in total assets: a. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RI-B, part I, item 1, above)[2]	RIAD4652	0	RIAD4662	0	M.2.a.
b. Not applicable					M.2.b.
c. Commercial and industrial loans to non-U.S. addressees (domicile) (included in Schedule RI-B, part I, item 4, above)	RIAD4646	0	RIAD4618	0	M.2.c.
d. Leases to individuals for household, family, and other personal expenditures (included in Schedule RI-B, part I, item 8, above)	RIADF185	0	RIADF187	0	M.2.d.
*Memorandum item 3 are to be completed by: * banks with $300 million or more in total assets, and * banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, Part I, item 3) exceeding 5 percent of total loans:* 3. Loans to finance agricultural production and other loans to farmers (included in Schedule RI-B, part I, item 7, above)[2]	RIAD4655	0	RIAD4665	0	M.3.

Dollar amounts in thousands			
Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date, or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes. 4. Uncollectible retail credit card fees and finance charges reversed against income (i.e., not included in charge-offs against the allowance for credit losses on loans and leases)	RIADC388	NR	M.4.

Schedule RI-B Part II - Changes in Allowances for Credit Losses(Form Type - 041)

Dollar amounts in thousands	(Column A) Loans and Leases Held for Investment		(Column B) Held-to-maturity Debt Securities		(Column C) Available-for-sale Debt Securities		
1. Balance most recently reported for the December 31, 2023, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	RIADB522	186,126	RIADJH88	8	RIADJH94	0	1.
2. Recoveries (column A must equal Part I, item 9, column B, above)	RIAD4605	12,867	RIADJH89	0	RIADJH95	0	2.
3. LESS: Charge-offs (column A must equal Part I, item 9, column A, above less Schedule RI-B, Part II, item 4, column A)	RIADC079	65,123	RIADJH92	0	RIADJH98	0	3.
4. LESS: Write-downs arising from transfers of financial assets	RIAD5523	0	RIADJJ00	0	RIADJJ01	0	4.
5. Provisions for credit losses[1]	RIAD4230	61,411	RIADJH90	-1	RIADJH96	0	5.
6. Adjustments (see instructions for this schedule)[*]	RIADC233	0	RIADJH91	0	RIADJH97	0	6.
7. Balance end of current period (sum of items 1, 2, 5, and 6, less items 3 and 4) (column A must equal Schedule RC, item 4.c)	RIAD3123	195,281	RIADJH93	7	RIADJH99	0	7.

Dollar amounts in thousands			
1. Allocated transfer risk reserve included in Schedule RI-B, Part II, item 7, column A, above	RIADC435	NR	M.1.
Memorandum items 2 and 3 are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date, or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes. 2. Separate valuation allowance for uncollectible retail credit card fees and finance charges	RIADC389	NR	M.2.
3. Amount of allowance for credit losses on loans and leases attributable to retail credit card fees and finance charges.	RIADC390	NR	M.3.
4. Not applicable			M.4.
5. Provisions for credit losses on other financial assets measured at amortized cost (not included in item 5, above)	RIADJJ02	0	M.5.
6. Allowance for credit losses on other financial assets measured at amortized cost (not included in item 7, above)	RCONJJ03	0	M.6.
7. Provisions for credit losses on off-balance-sheet credit exposures	RIADMG93	416	M.7.
8. Estimated amount of expected recoveries of amounts previously written off included within the allowance for credit losses on loans and leases held for investment (included in item 7, column A, "Balance end of current period," above).	RIADMG94	45,679	M.8.

2. Includes charge-offs and recoveries on "Loans to finance agricultural production and other loans to farmers," "Obligations (other than securities and leases) of states and political subdivisions in the U.S.," and "Loans to nondepository financial institutions and other loans."
2. The $300 million asset size test and the 5 percent of total loans test are based on the total assets and total loans reported on the June 30, 2023, Report of Condition.
2. The $300 million asset size test and the 5 percent of total loans test are based on the total assets and total loans reported on the June 30, 2023, Report of Condition.
1. The sum of item 5, columns A through C, plus schedule RI-B, Part II, Memorandum items 5 and 7, below, must equal Schedule RI, item 4.
*. Describe on Schedule RI-E - Explanations.

Schedule RI-C - Disaggregated Data on the Allowances for Credit Losses(Form Type - 041)

Dollar amounts in thousands	(Column A) Amortized Cost		(Column B) Allowance Balance		
1. Real estate loans:					1.
a. Construction loans	RCONJJ04	851,684	RCONJJ12	9,087	1.a.
b. Commercial real estate loans	RCONJJ05	5,253,552	RCONJJ13	55,677	1.b.
c. Residential real estate loans	RCONJJ06	4,265,626	RCONJJ14	54,615	1.c.
2. Commercial loans[2]	RCONJJ07	2,472,001	RCONJJ15	57,501	2.
3. Credit cards	RCONJJ08	22,924	RCONJJ16	966	3.
4. Other consumer loans	RCONJJ09	325,712	RCONJJ17	17,435	4.
5. Unallocated, if any			RCONJJ18	0	5.
6. Total (sum of items 1.a. through 5)[3]	RCONJJ11	13,191,499	RCONJJ19	195,281	6.

Dollar amounts in thousands			
7. Securities issued by states and political subdivisions in the U.S.	RCONJJ20	7	7.
8. Mortgage-backed securities (MBS) (including CMOs, REMICs, and stripped MBS)	RCONJJ21	0	8.
9. Asset-backed securities and structured financial products	RCONJJ23	0	9.
10. Other debt securities	RCONJJ24	0	10.
11. Total (sum of items 7 through 10)[4]	RCONJJ25	7	11.

2. Include all loans and leases not reported as real estate loans, credit cards, or other consumer loans in items 1, 3, or 4 of Schedule RI-C,Part II.
3. Item 6, column B, must equal Schedule RC, item 4.c.
4. Item 11 must equal Schedule RI-B, Part II, item 7, column B.

Schedule RI-E - Explanations (Form Type - 041)

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

Dollar amounts in thousands			
1. Other noninterest income (from Schedule RI, item 5.l) Itemize and describe amounts greater than $100,000 that exceed 7 percent of Schedule RI, item 5.l:			1.
a. Income and fees from the printing and sale of checks	RIADC013	NR	1.a.
b. Earnings on/increase in value of cash surrender value of life insurance	RIADC014	NR	1.b.
c. Income and fees from automated teller machines (ATMs)	RIADC016	NR	1.c.
d. Rent and other income from other real estate owned	RIAD4042	NR	1.d.
e. Safe deposit box rent	RIADC015	NR	1.e.
f. Bank card and credit card interchange fees	RIADF555	17,524	1.f.
g. Income and fees from wire transfers	RIADT047	NR	1.g.
h. Disclose component and the dollar amount of that component:			1.h.
(TEXT4461) TCM Courier Fee Income	RIAD4461	21,012	1.h.1.
i. Disclose component and the dollar amount of that component:			1.i.
(TEXT4462) Bailment Fees	RIAD4462	68,988	1.i.1.
j. Disclose component and the dollar amount of that component:			1.j.
(TEXT4463) Capital Markets Revenue	RIAD4463	11,864	1.j.1.
2. Other noninterest expense (from Schedule RI, item 7.d) Itemize and describe amounts greater than $100,000 that exceed 7 percent of Schedule RI, item 7.d:			2.
a. Data processing expenses	RIADC017	17,962	2.a.
b. Advertising and marketing expenses	RIAD0497	NR	2.b.
c. Directors' fees	RIAD4136	NR	2.c.
d. Printing, stationery, and supplies	RIADC018	NR	2.d.
e. Postage	RIAD8403	NR	2.e.
f. Legal fees and expenses	RIAD4141	NR	2.f.
g. FDIC deposit insurance assessments	RIAD4146	CONF	2.g.
h. Accounting and auditing expenses	RIADF556	NR	2.h.
i. Consulting and advisory expenses	RIADF557	NR	2.i.
j. Automated teller machine (ATM) and interchange expenses	RIADF558	NR	2.j.
k. Telecommunications expenses	RIADF559	NR	2.k.
l. Other real estate owned expenses	RIADY923	NR	2.l.
m. Insurance expenses (not included in employee expenses, premises and fixed asset expenses, and other real estate owned expenses)	RIADY924	NR	2.m.
n. Disclose component and the dollar amount of that component:			2.n.
(TEXT4464) Courier Expense	RIAD4464	18,550	2.n.1.
o. Disclose component and the dollar amount of that component:			2.o.
(TEXT4467) Software Amortization	RIAD4467	27,154	2.o.1.
p. Disclose component and the dollar amount of that component:			2.p.
(TEXT4468) Other Service Bureau Fees	RIAD4468	62,644	2.p.1.
3. Discontinued operations and applicable income tax effect (from Schedule RI, item 11) (itemize and describe each discontinued operation):			3.
a. Disclose component, the gross dollar amount of that component, and its related income tax:			3.a.
(TEXTFT29) NR	RIADFT29	0	3.a.1.
3. Applicable income tax effect	RIADFT30	0	3.a.3.
b. Disclose component, the gross dollar amount of that component, and its related income tax:			3.b.
(TEXTFT31) NR	RIADFT31	0	3.b.1.
3. Applicable income tax effect	RIADFT32	0	3.b.3.
4. Cumulative effect of changes in accounting principles and corrections of material accounting errors (from Schedule RI-A, item 2) (itemize and describe all such effects):			4.
a. Disclose component and the dollar amount of that component:			4.a.
(TEXTB526) NR	RIADB526	0	4.a.1.

Dollar amounts in thousands			
b. Disclose component and the dollar amount of that component:			4.b.
(TEXTB527) NR	RIADB527	0	4.b.1.
5. Other transactions with stockholders (including a parent holding company) (from Schedule RI-A, item 11) (itemize and describe all such transactions):			5.
a. Disclose component and the dollar amount of that component:			5.a.
(TEXT4498) Distributions to noncontrolling shareholders	RIAD4498	-920	5.a.1.
b. Disclose component and the dollar amount of that component:			5.b.
(TEXT4499) NR	RIAD4499	0	5.b.1.
6. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 6) (itemize and describe all adjustments):			6.
a. Initial allowances for credit losses recognized upon the acquisition of purchased credit-deteriorated assets[1].....	RIADJJ27	0	6.a.
b. Disclose component and the dollar amount of that component:			6.b.
(TEXT4521) NR	RIAD4521	0	6.b.1.
c. Disclose component and the dollar amount of that component:			6.c.
(TEXT4522) NR	RIAD4522	0	6.c.1.
7. Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):			7.
a. Comments?..........	RIAD4769	No	7.a.
b. Other explanations..........	TEXT4769	NR	7.b.

1. Institutions should report initial allowances for credit losses recognized upon the acquisition of purchased credit-deteriorated assets after the adoption of FASB ASC Topic 326.

Schedule RC - Balance Sheet(Form Type - 041)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands			
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCON0081	573,548	1.a.
b. Interest-bearing balances[2]	RCON0071	577,568	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCONJJ34	1,015,161	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)	RCON1773	3,510,648	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCONJA22	0	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	49,699	4.a.
b. Loans and leases held for investment	RCONB528	13,191,499	4.b.
c. LESS: Allowance for credit losses on loans and leases	RCON3123	195,281	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCONB529	12,996,218	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including right-of-use assets)	RCON2145	235,018	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	5,204	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	17,563	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCON2143	904,141	10.
11. Other assets (from Schedule RC-F)[6]	RCON2160	836,905	11.
12. Total assets (sum of items 1 through 11)	RCON2170	20,721,673	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	17,340,079	13.a.
1. Noninterest-bearing[7]	RCON6631	5,026,585	13.a.1.
2. Interest-bearing	RCON6636	12,313,494	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased[8]	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase[9]	RCONB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)	RCON3190	74,142	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[10]	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	801,009	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	18,215,230	21.
22. Not applicable			22.

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Institutions should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.
4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5. Includes all securities resale agreements, regardless of maturity.
6. Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7. Includes noninterest-bearing demand, time, and savings deposits.
8. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
9. Includes all securities repurchase agreements, regardless of maturity.
10. Includes limited-life preferred stock and related surplus.

Dollar amounts in thousands			
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	0	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	2,402,427	25.
26. Not available			26.
a. Retained earnings	RCON3632	739,269	26.a.
b. Accumulated other comprehensive income[1]	RCONB530	-624,877	26.b.
c. Other equity capital components[2]	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	2,516,819	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	-10,376	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	2,506,443	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	20,721,673	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2023	RCON6724	NR	M.1.
2. Bank's fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

Schedule RC-A - Cash and Balances Due From Depository Institutions(Form Type - 041)

Schedule RC-A is to be completed only by banks with $300 million or more in total assets.
Exclude assets held for trading.

Dollar amounts in thousands			
1. Cash items in process of collection, unposted debits, and currency and coin:			1.
a. Cash items in process of collection and unposted debits	RCON0020	93,599	1.a.
b. Currency and coin	RCON0080	463,140	1.b.
2. Balances due from depository institutions in the U.S.	RCON0082	9,610	2.
3. Balances due from banks in foreign countries and foreign central banks	RCON0070	7,555	3.
4. Balances due from Federal Reserve Banks	RCON0090	577,212	4.
5. Total	RCON0010	1,151,116	5.

1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Schedule RC-B - Securities(Form Type - 041)

Exclude assets held for trading.

Dollar amounts in thousands	(Column A) Held-to-maturity Amortized Cost		(Column B) Held-to-maturity Fair Value		(Column C) Available-for-sale Amortized Cost		(Column D) Available-for-sale Fair Value		
1. U.S. Treasury securities	RCON0211	0	RCON0213	0	RCON1286	0	RCON1287	0	1.
2. U.S. Government agency and sponsored agency obligations (exclude mortgage-backed securities)[1]	RCONHT50	0	RCONHT51	0	RCONHT52	222,869	RCONHT53	177,937	2.
3. Securities issued by states and political subdivisions in the U.S.	RCON8496	183,843	RCON8497	180,793	RCON8498	0	RCON8499	0	3.
4. Mortgage-backed securities (MBS):									4.
a. Residential mortgage pass-through securities:									4.a.
1. Guaranteed by GNMA	RCONG300	0	RCONG301	0	RCONG302	42,241	RCONG303	38,829	4.a.1.
2. Issued by FNMA and FHLMC	RCONG304	831,325	RCONG305	714,725	RCONG306	3,193,253	RCONG307	2,657,544	4.a.2.
3. Other pass-through securities	RCONG308	0	RCONG309	0	RCONG310	0	RCONG311	0	4.a.3.
b. Other residential mortgage-backed securities (include CMOs, REMICs, and stripped MBS):									4.b.
1. Issued or guaranteed by U.S. Government agencies or sponsored agencies[1]	RCONG312	0	RCONG313	0	RCONG314	428,913	RCONG315	342,154	4.b.1.
2. Collateralized by MBS issued or guaranteed by U.S. Government agencies or sponsored agencies[1]	RCONG316	0	RCONG317	0	RCONG318	0	RCONG319	0	4.b.2.
3. All other residential MBS	RCONG320	0	RCONG321	0	RCONG322	0	RCONG323	0	4.b.3.
c. Commercial MBS:									4.c.
1. Commercial mortgage pass-through securities:									4.c.1.
a. Issued or guaranteed by FNMA, FHLMC, or GNMA	RCONK142	0	RCONK143	0	RCONK144	233,107	RCONK145	205,396	4.c.1.a.
b. Other pass-through securities	RCONK146	0	RCONK147	0	RCONK148	0	RCONK149	0	4.c.1.b.
2. Other commercial MBS:									4.c.2.
a. Issued or guaranteed by U.S. Government agencies or sponsored agencies[1]	RCONK150	0	RCONK151	0	RCONK152	97,884	RCONK153	88,788	4.c.2.a.
b. All other commercial MBS	RCONK154	0	RCONK155	0	RCONK156	0	RCONK157	0	4.c.2.b.
5. Asset-backed securities and structured financial products:									5.
a. Asset-backed securities (ABS)	RCONC026	0	RCONC988	0	RCONC989	0	RCONC027	0	5.a.
b. Structured financial products	RCONHT58	0	RCONHT59	0	RCONHT60	0	RCONHT61	0	5.b.
6. Other debt securities:									6.
a. Other domestic debt securities	RCON1737	0	RCON1738	0	RCON1739	0	RCON1741	0	6.a.
b. Other foreign debt securities	RCON1742	0	RCON1743	0	RCON1744	0	RCON1746	0	6.b.
7. Unallocated portfolio layer fair value hedge basis adjustments[2]					RCONMG95	0			7.
8. Total (sum of items 1 through 7)[3]	RCON1754	1,015,168	RCON1771	895,518	RCON1772	4,218,267	RCON1773	3,510,648	8.

Dollar amounts in thousands			
1. Pledged securities[1]	RCON0416	3,432,384	M.1.
2. Maturity and repricing data for debt securities (excluding those in nonaccrual status):[1]			M.2.
a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of:[2]			M.2.a.
1. Three months or less	RCONA549	2,405	M.2.a.1.
2. Over three months through 12 months	RCONA550	14,293	M.2.a.2.
3. Over one year through three years	RCONA551	43,016	M.2.a.3.
4. Over three years through five years	RCONA552	62,434	M.2.a.4.
5. Over five years through 15 years	RCONA553	423,722	M.2.a.5.
6. Over 15 years	RCONA554	21,306	M.2.a.6.
b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of:[2]			M.2.b.
1. Three months or less	RCONA555	0	M.2.b.1.
2. Over three months through 12 months	RCONA556	0	M.2.b.2.
3. Over one year through three years	RCONA557	1,106	M.2.b.3.
4. Over three years through five years	RCONA558	929	M.2.b.4.
5. Over five years through 15 years	RCONA559	710,042	M.2.b.5.
6. Over 15 years	RCONA560	2,815,622	M.2.b.6.
c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of:[5]			M.2.c.
1. Three years or less	RCONA561	59,060	M.2.c.1.
2. Over three years	RCONA562	371,882	M.2.c.2.
d. Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)	RCONA248	16,698	M.2.d.
Memorandum item 3 is to be completed semiannually in the June and December reports only. 3. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)	RCON1778	0	M.3.
4. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):			M.4.
a. Amortized cost	RCON8782	0	M.4.a.
b. Fair value	RCON8783	0	M.4.b.

1. Includes Small Business Administration "Guaranteed Loan Pool Certificates"; U.S. Maritime Administration obligations; Export-Import Bank participation certificates; and obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

1. U.S. Government agencies include, but are not limited to, such agencies as the Government National Mortgage Association (GNMA), the Federal Deposit Insurance Corporation (FDIC), and the National Credit Union Administration (NCUA). U.S. Government-sponsored agencies include, but are not limited to, such agencies as the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA).

1. U.S. Government agencies include, but are not limited to, such agencies as the Government National Mortgage Association (GNMA), the Federal Deposit Insurance Corporation (FDIC), and the National Credit Union Administration (NCUA). U.S. Government-sponsored agencies include, but are not limited to, such agencies as the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA).

2. This item is to be completed by institutions that have adopted ASU 2022-01, as applicable.

3. The total reported in column A must equal Schedule RC, item 2.a, plus Schedule RI-B, Part II, item 7, column B. The total reported in column D must equal Schedule RC, item 2.b.

Dollar amounts in thousands	(Column A) Held-to-maturity Amortized Cost		(Column B) Held-to-maturity Fair Value		(Column C) Available-for-sale Amortized Cost		(Column D) Available-for-sale Fair Value		
Memorandum items 5.a through 5.f are to be completed by banks with $10 billion or more in total assets. 5. Asset-backed securities (ABS) (for each column, sum of Memorandum items 5.a through 5.f must equal Schedule RC-B, item 5.a):[1]									M.5.
a. Credit card receivables	RCONB838	0	RCONB839	0	RCONB840	0	RCONB841	0	M.5.a.
b. Home equity lines	RCONB842	0	RCONB843	0	RCONB844	0	RCONB845	0	M.5.b.
c. Automobile loans	RCONB846	0	RCONB847	0	RCONB848	0	RCONB849	0	M.5.c.
d. Other consumer loans	RCONB850	0	RCONB851	0	RCONB852	0	RCONB853	0	M.5.d.
e. Commercial and industrial loans	RCONB854	0	RCONB855	0	RCONB856	0	RCONB857	0	M.5.e.
f. Other	RCONB858	0	RCONB859	0	RCONB860	0	RCONB861	0	M.5.f.
Memorandum items 6.a through 6.g are to be completed by banks with $10 billion or more in total assets. 6. Structured financial products by underlying collateral or reference assets (for each column, sum of Memorandum items 6.a through 6.g must equal Schedule RC-B, item 5.b):[1]									M.6.
a. Trust preferred securities issued by financial institutions	RCONG348	0	RCONG349	0	RCONG350	0	RCONG351	0	M.6.a.
b. Trust preferred securities issued by real estate investment trusts	RCONG352	0	RCONG353	0	RCONG354	0	RCONG355	0	M.6.b.
c. Corporate and similar loans	RCONG356	0	RCONG357	0	RCONG358	0	RCONG359	0	M.6.c.
d. 1-4 family residential MBS issued or guaranteed by U.S. government-sponsored enterprises (GSEs)	RCONG360	0	RCONG361	0	RCONG362	0	RCONG363	0	M.6.d.
e. 1-4 family residential MBS not issued or guaranteed by GSEs	RCONG364	0	RCONG365	0	RCONG366	0	RCONG367	0	M.6.e.
f. Diversified (mixed) pools of structured financial products	RCONG368	0	RCONG369	0	RCONG370	0	RCONG371	0	M.6.f.
g. Other collateral or reference assets	RCONG372	0	RCONG373	0	RCONG374	0	RCONG375	0	M.6.g.
7. Guaranteed by U.S. Government agencies or sponsored agencies included in Schedule RC-B, item 5.b	RCONPU98	0	RCONPU99	0	RCONPV00	0	RCONPV01	0	M.7.

1. Includes held-to-maturity securities at amortized cost, available-for-sale debt securities at fair value, and equity securities with readily determinable fair values not held for trading (reported in Schedule RC, item 2.c) at fair value.

1. Includes held-to-maturity securities at amortized cost, available-for-sale debt securities at fair value, and equity securities with readily determinable fair values not held for trading (reported in Schedule RC, item 2.c) at fair value.

2. Report fixed-rate debt securities by remaining maturity and floating-rate debt securities by next repricing date.

2. Report fixed-rate debt securities by remaining maturity and floating-rate debt securities by next repricing date.

5. Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 10, column C, must equal Schedule RC-B, sum of items 4.b and 4.c.(2), columns A and D.

1. The $10 billion asset size test is based on the total assets reported on the June 30, 2023, Report of Condition.

1. The $10 billion asset size test is based on the total assets reported on the June 30, 2022, Report of Condition.

Schedule RC-C Part I - Loans and Leases(Form Type - 041)

Do not deduct the allowance for credit losses on loans and leases or the allocated transfer risk reserve from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or fair value, (2) loans and leases held for investment, net of unearned income, and (3) loans and leases accounted for at fair value under a fair value option. Exclude assets held for trading and commercial paper.

Dollar amounts in thousands	(Column A) To Be Completed by Banks with $300 Million or More in Total Assets		(Column B) To Be Completed by All Banks		
1. Loans secured by real estate:					1.
a. Construction, land development, and other land loans:					1.a.
1. 1-4 family residential construction loans			RCONF158	140,426	1.a.1.
2. Other construction loans and all land development and other land loans			RCONF159	716,422	1.a.2.
b. Secured by farmland (including farm residential and other improvements)			RCON1420	25,673	1.b.
c. Secured by 1-4 family residential properties:					1.c.
1. Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit			RCON1797	647,241	1.c.1.
2. Closed-end loans secured by 1-4 family residential properties:					1.c.2.
a. Secured by first liens			RCON5367	1,434,967	1.c.2.a.
b. Secured by junior liens			RCON5368	1,071,451	1.c.2.b.
d. Secured by multifamily (5 or more) residential properties			RCON1460	1,132,501	1.d.
e. Secured by nonfarm nonresidential properties:					1.e.
1. Loans secured by owner-occupied nonfarm nonresidential properties			RCONF160	1,839,080	1.e.1.
2. Loans secured by other nonfarm nonresidential properties			RCONF161	3,408,201	1.e.2.
2. Loans to depository institutions and acceptances of other banks			RCON1288	0	2.
a. To commercial banks in the U.S.	RCONB531	0			2.a.
b. To other depository institutions in the U.S.	RCONB534	0			2.b.
c. To banks in foreign countries	RCONB535	0			2.c.
3. Loans to finance agricultural production and other loans to farmers			RCON1590	5,029	3.
4. Commercial and industrial loans			RCON1766	1,253,794	4.
a. To U.S. addressees (domicile)	RCON1763	1,253,794			4.a.
b. To non-U.S. addressees (domicile)	RCON1764	0			4.b.
5. Not applicable					5.
6. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):					6.
a. Credit cards			RCONB538	22,924	6.a.
b. Other revolving credit plans			RCONB539	20,728	6.b.
c. Automobile loans			RCONK137	7,260	6.c.
d. Other consumer loans (includes single payment and installment loans other than automobile loans and all student loans)			RCONK207	297,724	6.d.
7. Not applicable					7.
8. Obligations (other than securities and leases) of states and political subdivisions in the U.S.			RCON2107	148,234	8.
9. Loans to nondepository financial institutions and other loans:					9.
a. Loans to nondepository financial institutions			RCONJ454	424,100	9.a.
b. Other loans			RCONJ464	14,990	9.b.
1. Loans for purchasing or carrying securities, including margin loans	RCON1545	0			9.b.1.
2. All other loans (exclude consumer loans)	RCONJ451	14,990			9.b.2.
10. Lease financing receivables (net of unearned income)			RCON2165	645,113	10.
a. Leases to individuals for household, family, and other personal expenditures (i.e., consumer leases)	RCONF162	0			10.a.
b. All other leases	RCONF163	645,113			10.b.
11. LESS: Any unearned income on loans reflected in items 1-9 above			RCON2123	14,660	11.
12. Total loans and leases held for investment and held for sale (sum of items 1 through 10 minus item 11) (must equal Schedule RC, sum of items 4.a and 4.b)			RCON2122	13,241,198	12.

Dollar amounts in thousands			
1. Loan modifications to borrowers experiencing financial difficulty* that are in compliance with their modified terms (included in Schedule RC-C, Part 1, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1):*			M.1.
a. Construction, land development, and other land loans:			M.1.a.
1. 1-4 family residential construction loans	RCONK158	1,188	M.1.a.1.
2. Other construction loans and all land development and other land loans	RCONK159	19,403	M.1.a.2.
b. Loans secured by 1-4 family residential properties	RCONF576	0	M.1.b.
c. Secured by multifamily (5 or more) residential properties	RCONK160	6,570	M.1.c.
d. Secured by nonfarm nonresidential properties:			M.1.d.
1. Loans secured by owner-occupied nonfarm nonresidential properties	RCONK161	3,614	M.1.d.1.
2. Loans secured by other nonfarm nonresidential properties	RCONK162	29,753	M.1.d.2.
e. Commercial and industrial loans	RCONK256	28,069	M.1.e.
Memorandum items 1.e.(1) and (2) are to be completed by banks with $300 million or more in total assets (sum of Memorandum items 1.e(1) and (2) must equal Memorandum item 1.e): 1. To U.S. addressees (domicile)	RCONK163	28,069	M.1.e.1.
2. To non-U.S. addressees (domicile)	RCONK164	0	M.1.e.2.
f. All other loans (include loans to individuals for household, family, and other personal expenditures)	RCONK165	6,315	M.1.f.
1. Loans secured by farmland*	RCONK166	0	M.1.f.1.
2. Not applicable			M.1.f.2.
3. Not applicable			M.1.f.3.
4. Loans to individuals for household, family, and other personal expenditures:			M.1.f.4.
a. Credit cards	RCONK098	0	M.1.f.4.a.
b. Automobile loans	RCONK203	0	M.1.f.4.b.
c. Other (includes revolving credit plans other than credit cards and other consumer loans)	RCONK204	0	M.1.f.4.c.
*Memorandum item 1.f.(5) is to be completed by: * Banks with $300 million or more in total assets * Banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, Part I, item 3) exceeding 5 percent of total loans* 5. Loans to finance agricultural production and other loans to farmers included in Schedule RC-C, part I, Memorandum item 1.f, above[1]	RCONK168	0	M.1.f.5.
g. Total loan modifications to borrowers experiencing financial difficulty that are in compliance with their modified terms (sum of Memorandum items 1.a.(1) through 1.f)	RCONHK25	94,912	M.1.g.
2. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):			M.2.
a. Closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B, above) with a remaining maturity or next repricing date of:			M.2.a.
1. Three months or less	RCONA564	127,865	M.2.a.1.
2. Over three months through 12 months	RCONA565	47,872	M.2.a.2.
3. Over one year through three years	RCONA566	105,996	M.2.a.3.
4. Over three years through five years	RCONA567	121,214	M.2.a.4.
5. Over five years through 15 years	RCONA568	482,745	M.2.a.5.
6. Over 15 years	RCONA569	543,746	M.2.a.6.
b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column B, above) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B, above) with a remaining maturity or next repricing date of:			M.2.b.
1. Three months or less	RCONA570	6,217,145	M.2.b.1.
2. Over three months through 12 months	RCONA571	274,331	M.2.b.2.
3. Over one year through three years	RCONA572	1,148,927	M.2.b.3.
4. Over three years through five years	RCONA573	1,262,843	M.2.b.4.
5. Over five years through 15 years	RCONA574	1,565,508	M.2.b.5.
6. Over 15 years	RCONA575	1,235,484	M.2.b.6.
c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column B, above) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)	RCONA247	1,783,879	M.2.c.

*. * The loan modification to borrowers experiencing financial difficulty revisions are effective as of the June 30, 2024, report date.

*. *The loan modification to borrowers experiencing financial difficulty revisions are effective as of the June 30, 2024, report date.

1. The $300 million asset size test and the 5 percent of total loans test are based on the total assets and total loans reported on the June 30, 2023, Report of Condition.

Dollar amounts in thousands			
3. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column B[6]	RCON2746	20,550	M.3.
4. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)	RCON5370	490,701	M.4.
To be completed by banks with $300 million or more in total assets: 5. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-C, Part I, items 1.a through 1.e, column B)[2]	RCONB837	0	M.5.
Memorandum item 6 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes. 6. Outstanding credit card fees and finance charges included in Schedule RC-C, part I, item 6.a	RCONC391	NR	M.6.
7. Not applicable			M.7.
Memorandum item 8.a is to be completed by all banks semiannually in the June and December reports only. 8. Closed-end loans with negative amortization features secured by 1-4 family residential properties:			M.8.
a. Total amount of closed-end loans with negative amortization features secured by 1-4 family residential properties (included in Schedule RC-C, part I, items 1.c.(2)(a) and 1.c.(2)(b))	RCONF230	0	M.8.a.
Memorandum items 8.b and 8.c are to be completed semiannually in the June and December reports only by banks that had closed-end loans with negative amortization features secured by 1-4 family residential properties (as reported in Schedule RC-C, Part I, Memorandum item 8.a) as of December 31, 2021, that exceeded the lesser of $100 million or 5 percent of total loans and leases held for investment and held for sale (as reported in Schedule RC-C, Part I, item 12, column B). b. Total maximum remaining amount of negative amortization contractually permitted on closed-end loans secured by 1-4 family residential properties	RCONF231	NR	M.8.b.
c. Total amount of negative amortization on closed-end loans secured by 1-4 family residential properties included in the amount reported in Memorandum item 8.a above	RCONF232	NR	M.8.c.
9. Loans secured by 1-4 family residential properties in process of foreclosure (included in Schedule RC-C, part I, items 1.c.(1), 1.c.(2)(a), and 1.c.(2)(b))	RCONF577	5,859	M.9.
10. Loans to nondepository financial institutions:[2]			M.10.
a. Loans to mortgage credit intermediaries	RCONPV05	89,967	M.10.a.
b. Loans to business credit intermediaries	RCONPV06	116,536	M.10.b.
c. Loans to private equity funds	RCONPV07	93,876	M.10.c.
d. Loans to consumer credit intermediaries	RCONPV08	123,721	M.10.d.
e. Other loans to nondepository financial institutions	RCONPV09	0	M.10.e.

6. Exclude loans secured by real estate that are included in Schedule RC-C, Part I, items 1.a through 1.e, column B.
2. The asset size tests are based on the total assets reported on the June 30, 2023, Report of Condition.
2. The asset-size tests are based on the total assets reported on the June 30, 2023, Report of Condition.

Dollar amounts in thousands			
11. Not applicable			M.11.

Dollar amounts in thousands	(Column A) Fair value of acquired loans and leases at acquisition date		(Column B) Gross contractual amounts receivable at acquisition date		(Column C) Best estimate at acquisition date of contractual cash flows not expected to be collected		
Memorandum items 12.a, 12.b, 12.c, and 12.d are to be completed semiannually in the June and December reports only. 12. Loans (not considered purchased credit deteriorated) and leases held for investment that were acquired in business combinations with acquisition dates in the current calendar year:							M.12.
a. Loans secured by real estate	RCONG091	0	RCONG092	0	RCONG093	0	M12a.
b. Commercial and industrial loans	RCONG094	0	RCONG095	0	RCONG096	0	M12b.
c. Loans to individuals for household, family, and other personal expenditures	RCONG097	0	RCONG098	0	RCONG099	0	M12c.
d. All other loans and all leases	RCONG100	0	RCONG101	0	RCONG102	0	M12d.

Dollar amounts in thousands			
Memoranda item 13 is to be completed by banks that had construction, land development, and other land loans (as reported in Schedule RC-C, Part I, item 1.a, column B) that exceeded the sum of tier 1 capital (as reported in Schedule RC-R, Part I, item 26) plus the allowance for credit losses on loans and leases (as reported in Schedule RC, item 4.c) as of December 31. 13. Construction, land development, and other land loans in domestic offices with interest reserves:			M.13.
a. Amount of loans that provide for the use of interest reserves (included in Schedule RC-C, part I, item 1.a, column B)	RCONG376	NR	M.13.a.
b. Amount of interest capitalized from interest reserves on construction, land development, and other land loans that is included in interest and fee income on loans during the quarter (included in Schedule RI, item 1.a.(1)(a)(2)).	RIADG377	NR	M.13.b.
Memorandum item 14 is to be completed by all banks. 14. Pledged loans and leases	RCONG378	9,096,731	M.14.
Memorandum item 15 is to be completed for the December report only. 15. Reverse mortgages:			M.15.
Memorandum item 15 is to be completed for the December report only. a. Reverse mortgages outstanding that are held for investment (included in Schedule RC-C, item 1.c, above)	RCONPR04	3,625	M.15.a.
b. Estimated number of reverse mortgage loan referrals to other lenders during the year from whom compensation has been received for services performed in connection with the origination of the reverse mortgages	RCONPR05	55	M.15.b.
c. Principal amount of reverse mortgage originations that have been sold during the year	RCONPR06	0	M.15.c.
Memorandum item 16 is to be completed by all banks. 16. Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit that have converted to non-revolving closed-end status (included in item 1.c.(1) above)	RCONLE75	7,751	M.16.
Amounts reported in Memorandum items 17.a and 17.b will not be made available to the public on an individual institution basis. 17. Eligible loan modifications under Section 4013, Temporary Relief from Troubled Debt Restructurings, of the 2020 Coronavirus Aid, Relief, and Economic Security Act:			M.17.
a. Number of Section 4013 loans outstanding	RCONLG24	CONF	M.17.a.
b. Outstanding balance of Section 4013 loans	RCONLG25	CONF	M.17.b.

Schedule RC-C Part II - Loans to Small Businesses and Small Farms(Form Type - 041)

Report the number and amount currently outstanding as of the report date of business loans with "original amounts" of $1,000,000 or less and farm loans with "original amounts" of $500,000 or less. The following guidelines should be used to determine the "original amount" of a loan:
(1) For loans drawn down under lines of credit or loan commitments, the "original amount" of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currentlyoutstanding as of the report date exceeds this size, the "original amount" is the amount currently outstanding on the report date. (2) For loan participations and syndications, the "original amount" of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the "original amount" is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.

Dollar amounts in thousands			
1. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by nonfarm nonresidential properties" reported in Schedule RC-C, part I, items 1.e.(1) and 1.e.(2), and all or substantially all of the dollar volume of your bank's "Commercial and industrial loans" reported in Schedule RC-C, part I, item 4, have original amounts of $100,000 or less	RCON6999	No	1.
If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5. If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5. If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5 2. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:			2.
a. "Loans secured by nonfarm nonresidential properties" reported in Schedule RC-C, part I, items 1.e.(1) and 1.e.(2)	RCON5562	NR	2.a.
b. "Commercial and industrial loans" reported in Schedule RC-C, part I, item 4[1]	RCON5563	NR	2.b.

Dollar amounts in thousands	(Column A) Number of Loans		(Column B) Amount Currently Outstanding		
3. Number and amount currently outstanding of "Loans secured by nonfarm nonresidential properties" reported in Schedule RC-C, part I, items 1.e.(1) and 1.e.(2):					3.
a. With original amounts of $100,000 or less	RCON5564	111	RCON5565	5,422	3.a.
b. With original amounts of more than $100,000 through $250,000	RCON5566	559	RCON5567	74,734	3.b.
c. With original amounts of more than $250,000 through $1,000,000	RCON5568	1600	RCON5569	642,679	3.c.
4. Number and amount currently outstanding of "Commercial and industrial loans" reported in Schedule RC-C, part I, item 4:					4.
a. With original amounts of $100,000 or less	RCON5570	3274	RCON5571	51,361	4.a.
b. With original amounts of more than $100,000 through $250,000	RCON5572	502	RCON5573	56,864	4.b.
c. With original amounts of more than $250,000 through $1,000,000	RCON5574	557	RCON5575	189,249	4.c.

Dollar amounts in thousands			
5. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by farmland (including farm residential and other improvements)" reported in Schedule RC-C, part I, item 1.b, and all or substantially all of the dollar volume of your bank's "Loans to finance agricultural production and other loans to farmers" reported in Schedule RC-C, part I, item 3, have original amounts of $100,000 or less	RCON6860	No	5.
If YES, complete items 6.a and 6.b below, and do not complete items 7 and 8. If NO and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below. If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8. 6. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:			6.
a. "Loans secured by farmland (including farm residential and other improvements)" reported in Schedule RC-C, part I, item 1.b	RCON5576	NR	6.a.
b. "Loans to finance agricultural production and other loans to farmers" reported in Schedule RC-C, part I, item 3	RCON5577	NR	6.b.

Dollar amounts in thousands	(Column A) Number of Loans		(Column B) Amount Currently Outstanding		
7. Number and amount currently outstanding of "Loans secured by farmland (including farm residential and other improvements)" reported in Schedule RC-C, part I, item 1.b:					7.
a. With original amounts of $100,000 or less	RCON5578	4	RCON5579	181	7.a.
b. With original amounts of more than $100,000 through $250,000	RCON5580	11	RCON5581	1,470	7.b.
c. With original amounts of more than $250,000 through $500,000	RCON5582	17	RCON5583	5,168	7.c.
8. Number and amount currently outstanding of "Loans to finance agricultural production and other loans to farmers" reported in Schedule RC-C, part I, item 3:					8.
a. With original amounts of $100,000 or less	RCON5584	14	RCON5585	332	8.a.
b. With original amounts of more than $100,000 through $250,000	RCON5586	1	RCON5587	200	8.b.
c. With original amounts of more than $250,000 through $500,000	RCON5588	0	RCON5589	0	8.c.

Schedule RC-D - Trading Assets and Liabilities(Form Type - 041)

RC-D is to be completed by banks that reported total trading assets of $10 million or more in any of the four preceding calendar quarters and all banks meeting the FDIC's definition of a large or highly complex institution for deposit insurance assessment purposes.

Dollar amounts in thousands			
1. U.S. Treasury securities	RCON3531	0	1.
2. U.S. Government agency obligations (exclude mortgage-backed securities)	RCON3532	0	2.
3. Securities issued by states and political subdivisions in the U.S.	RCON3533	0	3.
4. Mortgage-backed securities (MBS):			4.
a. Residential mortgage pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	RCONG379	0	4.a.
b. Other residential MBS issued or guaranteed by U.S. Government agencies or sponsored agencies (include CMOs, REMICs, and stripped MBS)	RCONG380	0	4.b.
c. All other residential MBS	RCONG381	0	4.c.
d. Commercial MBS issued or guaranteed by U.S. Government agencies or sponsored agencies[1]	RCONK197	0	4.d.
e. All other commercial MBS	RCONK198	0	4.e.
5. Other debt securities:			5.
a. Structured financial products	RCONHT62	0	5.a.
b. All other debt securities	RCONG386	0	5.b.
6. Loans:			6.
a. Loans secured by real estate:			6.a.
1. Loans secured by 1-4 family residential properties	RCONHT63	0	6.a.1.
2. All other loans secured by real estate	RCONHT64	0	6.a.2.
b. Commercial and industrial loans	RCONF614	0	6.b.
c. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper)	RCONHT65	0	6.c.
d. Other loans	RCONF618	0	6.d.
7. Not applicable			7.
8. Not applicable			8.
9. Other trading assets	RCON3541	0	9.
10. Not applicable			10.
11. Derivatives with a positive fair value	RCON3543	0	11.
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)	RCON3545	0	12.
13. Not available			13.
a. Liability for short positions	RCON3546	0	13.a.
b. Other trading liabilities	RCONF624	0	13.b.
14. Derivatives with a negative fair value	RCON3547	0	14.
15. Total trading liabilities (sum of items 13.a through 14) (must equal Schedule RC, item 15)	RCON3548	0	15.
1. Unpaid principal balance of loans measured at fair value (reported in Schedule RC-D, items 6.a.(1) through 6.d):			M.1.
a. Loans secured by real estate:			M.1.a.
1. Loans secured by 1-4 family residential properties	RCONHT66	0	M.1.a.1.
2. All other loans secured by real estate	RCONHT67	0	M.1.a.2.
b. Commercial and industrial loans	RCONF632	0	M.1.b.
c. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper)	RCONHT68	0	M.1.c.
d. Other loans	RCONF636	0	M.1.d.

1. Banks with $300 million or more in total assets should provide the requested information for "Commercial and industrial loans" based on the loans reported in Schedule RC-C, Part I, item 4.a, column A, "Commercial and industrial loans to U.S. addressees."

1. U.S. Government agencies include, but are not limited to, such agencies as the Government National Mortgage Association (GNMA), the Federal Deposit Insurance Corporation (FDIC), and the National Credit Union Administration (NCUA). U.S. Government-sponsored agencies include, but are not limited to, such agencies as the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA).

Schedule RC-E - Deposit Liabilities(Form Type - 041)

Dollar amounts in thousands	(Column A) Transaction Accounts Total transaction accounts (including total demand deposits)		(Column B) Transaction Accounts Memo: Total demand deposits (included in column A)		(Column C) Nontransaction Accounts Total nontransaction accounts (including MMDAs)		
Deposits of:							
1. Individuals, partnerships, and corporations (include all certified and official checks)	RCONB549	8,090,246			RCONB550	8,351,875	1.
2. U.S. Government	RCON2202	9			RCON2520	0	2.
3. States and political subdivisions in the U.S.	RCON2203	802,494			RCON2530	91,499	3.
4. Commercial banks and other depository institutions in the U.S.	RCONB551	2,724			RCONB552	1,232	4.
5. Banks in foreign countries	RCON2213	0			RCON2236	0	5.
6. Foreign governments and official institutions (including foreign central banks)	RCON2216	0			RCON2377	0	6.
7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	RCON2215	8,895,473	RCON2210	6,527,518	RCON2385	8,444,606	7.

Dollar amounts in thousands			
1. Selected components of total deposits (i.e., sum of item 7, columns A and C):			M.1.
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	RCON6835	234,677	M.1.a.
b. Total brokered deposits	RCON2365	0	M.1.b.
c. Brokered deposits of $250,000 or less (fully insured brokered deposits)[2]	RCONHK05	0	M.1.c.
d. Maturity data for brokered deposits:			M.1.d.
1. Brokered deposits of $250,000 or less with a remaining maturity of one year or less (included in Memorandum item 1.c above)	RCONHK06	0	M.1.d.1.
2. Not applicable			M.1.d.2.
3. Brokered deposits of more than $250,000 with a remaining maturity of one year or less (included in Memorandum item 1.b above)	RCONK220	0	M.1.d.3.
e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as required under state law) (to be completed for the December report only)	RCON5590	776,004	M.1.e.
f. Estimated amount of deposits obtained through the use of deposit listing services that are not brokered deposits	RCONK223	0	M.1.f.
g. Total reciprocal deposits (as of the report date)	RCONJH83	429,257	M.1.g.
h. Sweep deposits:			M.1.h.
1. Fully insured, affiliate sweep deposits	RCONMT87	223,153	M.1.h.1.
2. Not fully insured, affiliate sweep deposits	RCONMT89	1,180,031	M.1.h.2.
3. Fully insured, non-affiliate sweep deposits	RCONMT91	294,429	M.1.h.3.
4. Not fully insured, non-affiliate sweep deposits	RCONMT93	0	M.1.h.4.
i. Total sweep deposits that are not brokered deposits	RCONMT95	1,697,613	M.1.i.
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 7, column C above):			M.2.
a. Savings deposits:			M.2.a.
1. Money market deposit accounts (MMDAs)	RCON6810	4,866,036	M.2.a.1.
2. Other savings deposits (excludes MMDAs)	RCON0352	1,489,996	M.2.a.2.
b. Total time deposits of less than $100,000	RCON6648	876,531	M.2.b.
c. Total time deposits of $100,000 through $250,000	RCONJ473	771,997	M.2.c.
d. Total time deposits of more than $250,000	RCONJ474	440,046	M.2.d.
e. Individual Retirement Accounts (IRAs) and Keogh Plan accounts of $100,000 or more included in Memorandum items 2.c and 2.d above	RCONF233	65,631	M.2.e.
3. Maturity and repricing data for time deposits of $250,000 or less:			M.3.
a. Time deposits of $250,000 or less with a remaining maturity or next repricing date of:[1, 2]			M.3.a.
1. Three months or less	RCONHK07	494,742	M.3.a.1.
2. Over three months through 12 months	RCONHK08	1,038,069	M.3.a.2.
3. Over one year through three years	RCONHK09	99,413	M.3.a.3.
4. Over three years	RCONHK10	16,304	M.3.a.4.
b. Time deposits of $250,000 or less with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) and 3.a.(2) above)[3]	RCONHK11	1,532,811	M.3.b.
4. Maturity and repricing data for time deposits of more than $250,000:			M.4.
a. Time deposits of more than $250,000 with a remaining maturity or next repricing date of:[1, 4]			M.4.a.
1. Three months or less	RCONHK12	136,596	M.4.a.1.
2. Over three months through 12 months	RCONHK13	284,851	M.4.a.2.
3. Over one year through three years	RCONHK14	18,057	M.4.a.3.
4. Over three years	RCONHK15	542	M.4.a.4.
b. Time deposits of more than $250,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) and 4.a.(2) above)[3]	RCONK222	421,447	M.4.b.
5. Does your institution offer one or more consumer deposit account products, i.e., transaction account or nontransaction savings account deposit products intended primarily for individuals for personal, household, or family use?	RCONP752	Yes	M.5.

2. The dollar amount used as the basis for reporting in Memorandum item 1.c reflects the deposit insurance limit in effect on the report date.

1, 2. Report fixed-rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

3. Report both fixed-and floating-rate time deposits by remaining maturity. Exclude floating-rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

1, 4. Report fixed-rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

3. Report both fixed-and floating-rate time deposits by remaining maturity. Exclude floating-rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

Dollar amounts in thousands			
Memorandum items 6 and 7 are to be completed by institutions with $1 billion or more in total assets that answered "Yes" to Memorandum item 5 above. 6. Components of total transaction account deposits of individuals, partnerships, and corporations (sum of Memorandum items 6.a and 6.b must be less than or equal to item 1, column A, above):[5]			M.6.
a. Total deposits in those noninterest-bearing transaction account deposit products intended primarily for individuals for personal, household, or family use	RCONP753	1,048,740	M.6.a.
b. Total deposits in those interest-bearing transaction account deposit products intended primarily for individuals for personal, household, or family use	RCONP754	1,703,698	M.6.b.
7. Components of total nontransaction account deposits of individuals, partnerships, and corporations (sum of Memorandum items 7.a.(1), 7.a.(2), 7.b.(1), and 7.b.(2) plus all time deposits of individuals, partnerships, and corporations must equal item 1, column C, above):			M.7.
a. Money market deposit accounts (MMDAs) of individuals, partnerships, and corporations (sum of Memorandum items 7.a.(1) and 7.a.(2) must be less than or equal to Memorandum item 2.a.(1) above):			M.7.a.
1. Total deposits in those MMDA deposit products intended primarily for individuals for personal, household, or family use	RCONP756	3,212,548	M.7.a.1.
2. Deposits in all other MMDAs of individuals, partnerships, and corporations	RCONP757	1,597,333	M.7.a.2.
b. Other savings deposit accounts of individuals, partnerships, and corporations (sum of Memorandum items 7.b.(1) and 7.b.(2) must be less than or equal to Memorandum item 2.a.(2) above):			M.7.b.
1. Total deposits in those other savings deposit account deposit products intended primarily for individuals for personal, household, or family use	RCONP758	1,034,917	M.7.b.1.
2. Deposits in all other savings deposit accounts of individuals, partnerships, and corporations	RCONP759	443,806	M.7.b.2.

5. The $1 billion asset size test is based on the total assets reported on the June 30, 2023, Report of Condition.

Schedule RC-F - Other Assets(Form Type - 041)

Dollar amounts in thousands			
1. Accrued interest receivable[2]	RCONB556	84,671	1.
2. Net deferred tax assets[3]	RCON2148	252,923	2.
3. Interest-only strips receivable (not in the form of a security)[4]	RCONHT80	0	3.
4. Equity investments without readily determinable fair values[5]	RCON1752	12,426	4.
5. Life insurance assets:			5.
a. General account life insurance assets	RCONK201	26,538	5.a.
b. Separate account life insurance assets	RCONK202	9,642	5.b.
c. Hybrid account life insurance assets	RCONK270	385	5.c.
6. All other assets (itemize and describe amounts greater than $100,000 that exceed 25% of this item)	RCON2168	450,320	6.
a. Prepaid expenses	RCON2166	NR	6.a.
b. Repossessed personal property (including vehicles)	RCON1578	NR	6.b.
c. Derivatives with a positive fair value held for purposes other than trading	RCONC010	170,488	6.c.
d. Not applicable			6.d.
e. Computer software	RCONFT33	NR	6.e.
f. Accounts receivable	RCONFT34	NR	6.f.
g. Receivables from foreclosed government-guaranteed mortgage loans	RCONFT35	NR	6.g.
h. Disclose component and the dollar amount of that component:			6.h.
1. Describe component	TEXT3549	NR	6.h.1.
2. Amount of component	RCON3549	NR	6.h.2.
i. Disclose component and the dollar amount of that component:			6.i.
1. Describe component	TEXT3550	NR	6.i.1.
2. Amount of component	RCON3550	NR	6.i.2.
j. Disclose component and the dollar amount of that component:			6.j.
1. Describe component	TEXT3551	NR	6.j.1.
2. Amount of component	RCON3551	NR	6.j.2.
7. Total (sum of items 1 through 6) (must equal Schedule RC, item 11)	RCON2160	836,905	7.

2. Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets. Exclude accrued interest receivables on financial assets that are reported elsewhere on the balance sheet.

3. See discussion of deferred income taxes in Glossary entry on "income taxes."

4. Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

5. Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers' bank stock.

Schedule RC-G - Other Liabilities(Form Type - 041)

Dollar amounts in thousands			
1. Not available			1.
a. Interest accrued and unpaid on deposits[1]	RCON3645	34,588	1.a.
b. Other expenses accrued and unpaid (includes accrued income taxes payable)	RCON3646	90,094	1.b.
2. Net deferred tax liabilities[2]	RCON3049	0	2.
3. Allowance for credit losses on off-balance sheet credit exposures	RCONB557	12,601	3.
4. All other liabilities (itemize and describe amounts greater than $100,000 that exceed 25 percent of this item)	RCON2938	663,726	4.
a. Accounts payable	RCON3066	NR	4.a.
b. Deferred compensation liabilities	RCONC011	NR	4.b.
c. Dividends declared but not yet payable	RCON2932	NR	4.c.
d. Derivatives with a negative fair value held for purposes other than trading	RCONC012	NR	4.d.
e. Operating lease liabilities	RCONLB56	NR	4.e.
f. Disclose component and the dollar amount of that component:			4.f.
1. Describe component	TEXT3552	Click here for value	4.f.1.
2. Amount of component	RCON3552	207,700	4.f.2.
g. Disclose component and the dollar amount of that component:			4.g.
1. Describe component	TEXT3553	NR	4.g.1.
2. Amount of component	RCON3553	NR	4.g.2.
h. Disclose component and the dollar amount of that component:			4.h.
1. Describe component	TEXT3554	NR	4.h.1.
2. Amount of component	RCON3554	NR	4.h.2.
5. Total	RCON2930	801,009	5.

(TEXT3552) Derivative Collateral Held

1. For savings banks, include "dividends" accrued and unpaid on deposits.
2. See discussion of deferred income taxes in Glossary entry on "income taxes."

Schedule RC-K - Quarterly Averages(Form Type - 041)

Dollar amounts in thousands			
1. Interest-bearing balances due from depository institutions	RCON3381	745,582	1.
2. U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)[2]	RCONB558	182,650	2.
3. Mortgage-backed securities[2]	RCONB559	4,295,179	3.
4. All other debt securities and equity securities with readily determinable fair values not held for trading[2]	RCONB560	184,331	4.
5. Federal funds sold and securities purchased under agreements to resell	RCON3365	0	5.
6. Loans:			6.
a. Total loans	RCON3360	12,648,959	6.a.
b. Loans secured by real estate:			6.b.
1. Loans secured by 1-4 family residential properties	RCON3465	3,156,463	6.b.1.
2. All other loans secured by real estate	RCON3466	7,308,828	6.b.2.
c. Commercial and industrial loans	RCON3387	1,226,929	6.c.
d. Loans to individuals for household, family, and other personal expenditures:			6.d.
1. Credit cards	RCONB561	23,646	6.d.1.
2. Other (includes revolving credit plans other than credit cards, automobile loans, and other consumer loans)	RCONB562	343,287	6.d.2.
Item 7 is to be completed by banks with total trading assets of $10 million or more in any of the four preceding calendar quarters and all banks meeting the FDIC's definition of a large or highly complex institution for deposit insurance assessment purposes. 7. Trading assets	RCON3401	0	7.
8. Lease financing receivables (net of unearned income)	RCON3484	639,795	8.
9. Total assets[4]	RCON3368	21,423,003	9.
10. Interest-bearing transaction accounts (interest-bearing demand deposits, NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	RCON3485	3,995,201	10.
11. Nontransaction accounts:			11.
a. Savings deposits (includes MMDAs)	RCONB563	6,245,651	11.a.
b. Time deposits of $250,000 or less	RCONHK16	1,690,844	11.b.
c. Time deposits of more than $250,000	RCONHK17	422,612	11.c.
12. Federal funds purchased and securities sold under agreements to repurchase	RCON3353	22,056	12.
To be completed by banks with $100 million or more in total assets: 13. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)[5]	RCON3355	221,622	13.
Memorandum item 1 is to be completed by: *banks with $300 million or more in total assets, and* *banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, Part 1, item 3) exceeding 5 percent of total loans.* 1. Loans to finance agricultural production and other loans to farmers[2]	RCON3386	5,050	M.1.

2. Quarterly averages for all debt securities should be based on amortized cost.
2. Quarterly averages for all debt securities should be based on amortized cost.
4. The quarterly average for total assets should reflect securities not held for trading as follows: a) Debt securities at amortized cost, b) Equity securities with readily determinable fair values at fair value, and c) Equity investments without readily determinable fair values, their balance sheet carrying values (i.e., fair value or, if elected, cost minus impairment, if any, plus or minus changes resulting from observable price changes).
5. The $100 million asset-size test is based on the total assets reported on the June 30, 2023, Report of Condition.
2. The $300 million asset-size test and the 5 percent of total loans test are based on the total assets and total loans reported on the June 30, 2023, Report of Condition.

Schedule RC-L - Derivatives and Off-Balance Sheet Items(Form Type - 041)

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar amounts in thousands			
1. Unused commitments:			1.
a. Revolving, open-end lines secured by 1-4 family residential properties, i.e., home equity lines	RCON3814	1,154,537	1.a.
Item 1.a.(1) is to be completed for the December report only. 1. Unused commitments for reverse mortgages outstanding that are held for investment in domestic offices (included in item 1.a. above)	RCONHT72	8	1.a.1.
b. Credit card lines (Sum of items 1.b.(1) and 1.b.(2) must equal item 1.b)	RCON3815	147,088	1.b.
Items 1.b.(1) and 1.b.(2) are to be completed semiannually in the June and December reports only by banks with either $300 million or more in total assets or $300 million or more in credit card lines (sum of items 1.b.(1) and 1.b.(2) must equal item 1.b). 1. Unused consumer credit card lines[1]	RCONJ455	110,013	1.b.1.
2. Other unused credit card lines	RCONJ456	37,075	1.b.2.
c. Commitments to fund commercial real estate, construction, and land development loans:			1.c.
1. Secured by real estate:			1.c.1.
a. 1-4 family residential construction loan commitments	RCONF164	130,062	1.c.1.a.
b. Commercial real estate, other construction loan, and land development loan commitments	RCONF165	468,510	1.c.1.b.
2. Not secured by real estate	RCON6550	25,195	1.c.2.
d. Securities underwriting	RCON3817	0	1.d.
e. Other unused commitments:			1.e.
1. Commercial and industrial loans	RCONJ457	1,306,062	1.e.1.
2. Loans to depository financial institutions	RCONPV10	0	1.e.2.
3. Loans to nondepository financial institutions	RCONPV11	218,106	1.e.3.
a. Loans to mortgage credit intermediaries[1]	RCONPV12	49,053	1.e.3.a.
b. Loans to business credit intermediaries	RCONPV13	38,233	1.e.3.b.
c. Loans to private equity funds	RCONPV14	81,050	1.e.3.c.
d. Loans to consumer credit intermediaries	RCONPV15	0	1.e.3.d.
e. Other loans to nondepository financial institutions	RCONPV16	49,770	1.e.3.e.
4. All other unused commitments	RCONJ459	343,598	1.e.4.
2. Financial standby letters of credit	RCON3819	44,373	2.
Item 2.a is to be completed by banks with $1 billion or more in total assets. a. Amount of financial standby letters of credit conveyed to others[1]	RCON3820	0	2.a.
3. Performance standby letters of credit	RCON3821	56,675	3.
Item 3.a is to be completed by banks with $1 billion or more in total assets a. Amount of performance standby letters of credit conveyed to others[1]	RCON3822	0	3.a.
4. Commercial and similar letters of credit	RCON3411	399	4.
5. Not applicable			5.
6. Securities lent and borrowed:			6.
a. Securities lent (including customers' securities lent where the customer is indemnified against loss by the reporting bank)	RCON3433	0	6.a.
b. Securities borrowed	RCON3432	0	6.b.

Dollar amounts in thousands	(Column A) Sold Protection		(Column B) Purchased Protection		
7. Credit derivatives:					7.
a. Notional amounts:					7.a.
1. Credit default swaps	RCONC968	0	RCONC969	0	7.a.1.
2. Total return swaps	RCONC970	0	RCONC971	0	7.a.2.
3. Credit options	RCONC972	0	RCONC973	0	7.a.3.
4. Other credit derivatives	RCONC974	110,948	RCONC975	97,201	7.a.4.
b. Gross fair values:					7.b.
1. Gross positive fair value	RCONC219	0	RCONC221	25	7.b.1.
2. Gross negative fair value	RCONC220	90	RCONC222	0	7.b.2.

Dollar amounts in thousands			
c. Notional amounts by regulatory capital treatment:[1]			7.c.
1. Positions covered under the Market Risk Rule:			7.c.1.
a. Sold protection	RCONG401	0	7.c.1.a.
b. Purchased protection	RCONG402	0	7.c.1.b.
2. All other positions:			7.c.2.
a. Sold protection	RCONG403	110,948	7.c.2.a.
b. Purchased protection that is recognized as a guarantee for regulatory capital purposes	RCONG404	0	7.c.2.b.
c. Purchased protection that is not recognized as a guarantee for regulatory capital purposes	RCONG405	97,201	7.c.2.c.

Dollar amounts in thousands	(Column A) Remaining Maturity of One Year or Less		(Column B) Remaining Maturity of Over One Year Through Five Years		(Column C) Remaining Maturity of Over Five Years		
d. Notional amounts by remaining maturity:							7.d.
1. Sold credit protection:[2]							7.d.1.
a. Investment grade	RCONG406	0	RCONG407	0	RCONG408	0	7d1a
b. Subinvestment grade	RCONG409	12,208	RCONG410	19,210	RCONG411	79,530	7d1b
2. Purchased credit protection:[3]							7.d.2.
a. Investment grade	RCONG412	0	RCONG413	0	RCONG414	0	7d2a
b. Subinvestment grade	RCONG415	0	RCONG416	34,478	RCONG417	62,723	7d2b

1. The asset-size tests and the $300 million credit card lines test are based on the total assets and credit card lines reported in the June 30, 2023, Report of Condition.
1. The asset-size tests and the $300 million credit card lines test are based on the total assets and credit card lines reported on the June 30, 2023, Report of Condition.
1. The asset-size tests and the $300 million credit card lines test are based on the total assets and credit card lines reported in the June 30, 2023, Report of Condition.
1. The asset-size tests and the $300 million credit card lines test are based on the total assets and credit card lines reported in the June 30, 2023, Report of Condition.

Dollar amounts in thousands			
8. Not applicable			8.
9. All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 27.a, "Total bank equity capital")	RCON3430	0	9.
a. Not applicable			9.a.
b. Commitments to purchase when-issued securities	RCON3434	0	9.b.
c. Standby letters of credit issued by another party (e.g., a Federal Home Loan Bank) on the bank's behalf	RCONC978	0	9.c.
d. Disclose component and the dollar amount of that component:			9.d.
1. Describe component	TEXT3555	NR	9.d.1.
2. Amount of component	RCON3555	0	9.d.2.
e. Disclose component and the dollar amount of that component:			9.e.
1. Describe component	TEXT3556	NR	9.e.1.
2. Amount of component	RCON3556	0	9.e.2.
f. Disclose component and the dollar amount of that component:			9.f.
(TEXT3557) NR	RCON3557	0	9.f.1.
10. All other off-balance sheet assets (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 27.a, "Total bank equity capital")	RCON5591	0	10.
a. Commitments to sell when-issued securities	RCON3435	0	10.a.
b. Disclose component and the dollar amount of that component:			10.b.
1. Describe component	TEXT5592	NR	10.b.1.
2. Amount of component	RCON5592	0	10.b.2.
c. Disclose component and the dollar amount of that component:			10.c.
1. Describe component	TEXT5593	NR	10.c.1.
2. Amount of component	RCON5593	0	10.c.2.
d. Disclose component and the dollar amount of that component:			10.d.
1. Describe component	TEXT5594	NR	10.d.1.
2. Amount of component	RCON5594	0	10.d.2.
e. Disclose component and the dollar amount of that component:			10.e.
1. Describe component	TEXT5595	NR	10.e.1.
2. Amount of component	RCON5595	0	10.e.2.
Items 11.a and 11.b are to be completed semiannually in the June and December reports only. 11. Year-to-date merchant credit card sales volume:			11.
a. Sales for which the reporting bank is the acquiring bank	RCONC223	0	11.a.
b. Sales for which the reporting bank is the agent bank with risk	RCONC224	0	11.b.

1. Sum of items 7.c.(1)(a) and 7.c.(2)(a), must equal sum of items 7.a.(1) through (4), column A. Sum of items 7.c.(1)(b), 7.c.(2)(b), and 7.c.(2)(c) must equal sum of items 7.a.(1) through (4), column B.
2. Sum of items 7.d.(1)(a) and (b), columns A through C, must equal sum of items 7.a.(1) through (4), column A.
3. Sum of items 7.d.(2)(a) and (b), columns A through C, must equal sum of items 7.a.(1) through (4), column B.

Dollar amounts in thousands	(Column A) Interest Rate Contracts		(Column B) Foreign Exchange Contracts		(Column C) Equity Derivative Contracts		(Column D) Commodity and Other Contracts		
12. Gross amounts (e.g., notional amounts):									12.
a. Futures contracts	RCON8693	0	RCON8694	0	RCON8695	0	RCON8696	0	12.a.
b. Forward contracts	RCON8697	71,878	RCON8698	52,640	RCON8699	0	RCON8700	0	12.b.
c. Exchange-traded option contracts:									12.c.
1. Written options	RCON8701	0	RCON8702	0	RCON8703	0	RCON8704	0	12.c.1.
2. Purchased options	RCON8705	0	RCON8706	0	RCON8707	0	RCON8708	0	12.c.2.
d. Over-the-counter option contracts:									12.d.
1. Written options	RCON8709	168,980	RCON8710	0	RCON8711	0	RCON8712	0	12.d.1.
2. Purchased options	RCON8713	1,624,126	RCON8714	0	RCON8715	0	RCON8716	0	12.d.2.
e. Swaps	RCON3450	6,293,325	RCON3826	0	RCON8719	54,073	RCON8720	0	12.e.
13. Total gross notional amount of derivative contracts held for trading	RCONA126	0	RCONA127	0	RCON8723	0	RCON8724	0	13.
14. Total gross notional amount of derivative contracts held for purposes other than trading	RCON8725	8,158,309	RCON8726	52,640	RCON8727	54,073	RCON8728	0	14.
a. Interest rate swaps where the bank has agreed to pay a fixed rate	RCONA589	2,843,549							14.a.
15. Gross fair values of derivative contracts:									15.
a. Contracts held for trading:									15.a.
1. Gross positive fair value	RCON8733	0	RCON8734	0	RCON8735	0	RCON8736	0	15.a.1.
2. Gross negative fair value	RCON8737	0	RCON8738	0	RCON8739	0	RCON8740	0	15.a.2.
b. Contracts held for purposes other than trading:									15.b.
1. Gross positive fair value	RCON8741	217,778	RCON8742	1,407	RCON8743	0	RCON8744	0	15.b.1.
2. Gross negative fair value	RCON8745	154,024	RCON8746	1,205	RCON8747	5,180	RCON8748	0	15.b.2.

Dollar amounts in thousands	(Column A) Banks and Securities Firms	(Column B)	(Column C) Hedge Funds	(Column D) Sovereign Governments	(Column E) Corporations and All Other Counterparties	
Item 16 is to be completed only by banks with total assets of $10 billion or more 16. Over-the counter derivatives:[1]						16.
a. Net current credit exposure	RCONG418 161,579				RCONG422 8,097	16.a.
b. Fair value of collateral:						16.b.
1. Cash - U.S. dollar	RCONG423 149,961				RCONG427 7,317	16.b.1.
2. Cash - Other currencies	RCONG428 0				RCONG432 0	16.b.2.
3. U.S. Treasury securities	RCONG433 0				RCONG437 0	16.b.3.
4. Not applicable						16.b.4.
5. Not applicable						16.b.5.
6. Not applicable						16.b.6.
7. All other collateral	RCONG453 0				RCONG457 0	16.b.7.
8. Total fair value of collateral (sum of items 16.b.(1) through (7))	RCONG458 149,961				RCONG462 7,317	16.b.8.

1. The $10 billion asset-size test is based on the total assets reported on the June 30, 2023, Report of Condition.

Schedule RC-M - Memoranda(Form Type - 041)

Dollar amounts in thousands			
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:			1.
a. Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests	RCON6164	35,773	1.a.
b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations	RCON6165	1	1.b.
2. Intangible assets:			2.
a. Mortgage servicing assets	RCON3164	1,281	2.a.
1. Estimated fair value of mortgage servicing assets	RCONA590	1,281	2.a.1.
b. Goodwill	RCON3163	819,760	2.b.
c. All other intangible assets	RCONJF76	83,100	2.c.
d. Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10)	RCON2143	904,141	2.d.
3. Other real estate owned:			3.
a. Construction, land development, and other land	RCON5508	0	3.a.
b. Farmland	RCON5509	0	3.b.
c. 1-4 family residential properties	RCON5510	0	3.c.
d. Multifamily (5 or more) residential properties	RCON5511	1,004	3.d.
e. Nonfarm nonresidential properties	RCON5512	4,200	3.e.
f. Total (sum of items 3.a through 3.e) (must equal Schedule RC, item 7)	RCON2150	5,204	3.f.
4. Cost of equity securities with readily determinable fair values not held for trading (the fair value of which is reported in Schedule RC, item 2.c)[1]	RCONJA29	0	4.
5. Other borrowed money:			5.
a. Federal Home Loan Bank advances:			5.a.
1. Advances with a remaining maturity or next repricing date of:[1]			5.a.1.
a. One year or less	RCONF055	7,883	5.a.1.a.
b. Over one year through three years	RCONF056	43,159	5.a.1.b.
c. Over three years through five years	RCONF057	0	5.a.1.c.
d. Over five years	RCONF058	0	5.a.1.d.
2. Advances with a remaining maturity of one year or less (included in item 5.a.(1)(a) above)[2]	RCON2651	7,882	5.a.2.
3. Structured advances (included in items 5.a.(1)(a) - (d) above)	RCONF059	0	5.a.3.
b. Other borrowings:			5.b.
1. Other borrowings with a remaining maturity or next repricing date of:[3]			5.b.1.
a. One year or less	RCONF060	23,100	5.b.1.a.
b. Over one year through three years	RCONF061	0	5.b.1.b.
c. Over three years through five years	RCONF062	0	5.b.1.c.
d. Over five years	RCONF063	0	5.b.1.d.
2. Other borrowings with a remaining maturity of one year or less (included in item 5.b.(1)(a) above)[4]	RCONB571	23,100	5.b.2.
c. Total (sum of items 5.a.(1)(a)-(d) and items 5.b.(1)(a)-(d)) (must equal Schedule RC, item 16)	RCON3190	74,142	5.c.
6. Does the reporting bank sell private label or third party mutual funds and annuities?	RCONB569	Yes	6.
7. Assets under the reporting bank's management in proprietary mutual funds and annuities	RCONB570	0	7.
8. Internet Web site addresses and physical office trade names:			8.
a. Uniform Resource Locator (URL) of the reporting institution's primary Internet Web site (home page), if any (Example: www.examplebank.com):	TEXT4087	Click here for value	8.a.

1. Item 4 is to be completed only by insured state banks that have been approved by the FDIC to hold grandfathered equity investments. See instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities
1. Report fixed-rate advances by remaining maturity and floating-rate advances by next repricing date.
2. Report both fixed- and floating-rate advances by remaining maturity. Exclude floating-rate advances with a next repricing date of one year or less that have a remaining maturity of over one year
3. Report fixed-rate other borrowings by remaining maturity and floating-rate other borrowings by next repricing date.
4. Report both fixed- and floating-rate other borrowings by remaining maturity. Exclude floating-rate other borrowings with a next repricing date of one year or less that have a remaining maturity of over one year.

Dollar amounts in thousands			
b. URLs of all other public-facing Internet Web sites that the reporting institution uses to accept or solicit deposits from the public, if any (Example: www.examplebank.biz):[1]			8.b.
1. URL 1	TE01N528	Cred.ai	8.b.1.
2. URL 2	TE02N528	NR	8.b.2.
3. URL 3	TE03N528	NR	8.b.3.
4. URL 4	TE04N528	NR	8.b.4.
5. URL 5	TE05N528	NR	8.b.5.
6. URL 6	TE06N528	NR	8.b.6.
7. URL 7	TE07N528	NR	8.b.7.
8. URL 8	TE08N528	NR	8.b.8.
9. URL 9	TE09N528	NR	8.b.9.
10. URL 10	TE10N528	NR	8.b.10.
c. Trade names other than the reporting institution's legal title used to identify one or more of the institution's physical offices at which deposits are accepted or solicited from the public, if any:			8.c.
1. Trade name 1	TE01N529	WSFS Bank	8.c.1.
2. Trade name 2	TE02N529	NR	8.c.2.
3. Trade name 3	TE03N529	NR	8.c.3.
4. Trade name 4	TE04N529	NR	8.c.4.
5. Trade name 5	TE05N529	NR	8.c.5.
6. Trade name 6	TE06N529	NR	8.c.6.
Item 9 is to be completed annually in the December report only. 9. Do any of the bank's Internet Web sites have transactional capability, i.e., allow the bank's customers to execute transactions on their accounts through the Web site?	RCON4088	Yes	9.
10. Secured liabilities:			10.
a. Amount of "Federal funds purchased" that are secured (included in Schedule RC, item 14.a)	RCONF064	0	10.a.
b. Amount of "Other borrowings" that are secured (included in Schedule RC-M, items 5.b.(1)(a) - (d))	RCONF065	23,100	10.b.
11. Does the bank act as trustee or custodian for Individual Retirement Accounts, Health Savings Accounts, and other similar accounts?	RCONG463	Yes	11.
12. Does the bank provide custody, safekeeping, or other services involving the acceptance of orders for the sale or purchase of securities?	RCONG464	Yes	12.
13. Assets covered by loss-sharing agreements with the FDIC:	RCONK192	0	13.
Items 14.a and 14.b are to be completed annually in the December report only. 14. Captive insurance and reinsurance subsidiaries:			14.
a. Total assets of captive insurance subsidiaries[1]	RCONK193	5,210	14.a.
b. Total assets of captive reinsurance subsidiaries[1]	RCONK194	0	14.b.
Item 15 is to be completed by institutions that are required or have elected to be treated as a Qualified Thrift Lender. 15. Qualified Thrift Lender (QTL) test:			15.
a. Does the institution use the Home Owners' Loan Act (HOLA) QTL test or the Internal Revenue Service Domestic Building and Loan Association (IRS DBLA) test to determine its QTL compliance? (for the HOLA QTL test, enter 1; for the IRS DBLA test, enter 2)	RCONL133	1	15.a.
b. Has the institution been in compliance with the HOLA QTL test as of each month end during the quarter or the IRS DBLA test for its most recent taxable year, as applicable?	RCONL135	Yes	15.b.
Item 16.a and, if appropriate, items 16.b.(1) through 16.b.(3) are to be completed annually in the December report only. 16. International remittance transfers offered to consumers:[1]			16.
a. Estimated number of international remittance transfers provided by your institution during the calendar year ending on the report date	RCONN523	16853	16.a.
Items 16.b.(1) through 16.b.(3) are to be completed by institutions that reported 501 or more international remittance transfers in item 16.a in either or both of the current report or the prior December report in which item 16.a was required to be completed. b. Estimated dollar value of remittance transfers provided by your institution and usage of regulatory exceptions during the calendar year ending on the report date:			16.b.
1. Estimated dollar value of international remittance transfers	RCONN524	2,004,843	16.b.1.

1. Report only highest level URLs (for example, report www.examplebank.biz, but do not also report www.examplebank.biz/checking). Report each top level domain name used (for example, report both www.examplebank.biz and www.examplebank.net).

1. Report total assets before eliminating intercompany transactions between the consolidated insurance or reinsurance subsidiary and other offices or consolidated subsidiaries of the reporting bank.

1. Report information about international electronic transfers of funds offered to consumers in the United States that: (a) are "remittance transfers" as defined by subpart B of Regulation E (12 CFR § 1005.30(e)), or (b) would qualify as "remittance transfers" under subpart B of Regulation E (12 CFR § 1005.30(e)) but are excluded from that definition only because the provider is not providing those transfers in the normal course of its business. See 12 CFR § 1005.30(f). For purposes of this item 16, such trans

Dollar amounts in thousands			
2. Estimated number of international remittance transfers for which your institution applied the permanent exchange rate exception	RCONMM07	0	16.b.2.
3. Estimated number of international remittance transfers for which your institution applied the permanent covered third-party fee exception	RCONMQ52	0	16.b.3.
17. U.S. Small Business Administration Paycheck Protection Program (PPP) loans and the Federal Reserve PPP Liquidity Facility (PPPLF):[2]			17.
a. Number of PPP loans outstanding	RCONLG26	56	17.a.
b. Outstanding balance of PPP loans	RCONLG27	483	17.b.
c. Outstanding balance of PPP loans pledged to the PPPLF	RCONLG28	0	17.c.
d. Outstanding balance of borrowings from Federal Reserve Banks under the PPPLF with a remaining maturity of:			17.d.
1. One year or less	RCONLL59	0	17.d.1.
2. More than one year	RCONLL60	0	17.d.2.
e. Quarterly average amount of PPP loans pledged to the PPPLF and excluded from "Total assets for the leverage ratio" reported in Schedule RC-R, Part I, item 30	RCONLL57	0	17.e.

(TEXT4087) www.wsfsbank.com

2. Paycheck Protection Program (PPP) covered loans as defined in sections 7(a)(36) and 7(a)(37) of the Small Business Act (15 U.S.C. 636(a)(36) and (37)).

Schedule RC-N - Past Due and Nonaccrual Loans Leases and Other Assets(Form Type - 041)

Amounts reported in Schedule RC-N, items 1 through 8, include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in items 10 and 11 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8

Dollar amounts in thousands	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual		
1. Loans secured by real estate:							1.
a. Construction, land development, and other land loans:							1.a.
1. 1-4 family residential construction loans	RCONF172	0	RCONF174	0	RCONF176	0	1.a.1.
2. Other construction loans and all land development and other land loans	RCONF173	0	RCONF175	0	RCONF177	25,600	1.a.2.
b. Secured by farmland	RCON3493	83	RCON3494	0	RCON3495	0	1.b.
c. Secured by 1-4 family residential properties:							1.c.
1. Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	RCON5398	2,889	RCON5399	0	RCON5400	1,584	1.c.1.
2. Closed-end loans secured by 1-4 family residential properties:							1.c.2.
a. Secured by first liens	RCONC236	5,514	RCONC237	577	RCONC229	5,530	1.c.2.a.
b. Secured by junior liens	RCONC238	1,378	RCONC239	0	RCONC230	1,126	1.c.2.b.
d. Secured by multifamily (5 or more) residential properties	RCON3499	815	RCON3500	0	RCON3501	440	1.d.
e. Secured by nonfarm nonresidential properties:							1.e.
1. Loans secured by owner-occupied nonfarm nonresidential properties	RCONF178	752	RCONF180	534	RCONF182	5,868	1.e.1.
2. Loans secured by other nonfarm nonresidential properties	RCONF179	1,100	RCONF181	0	RCONF183	61,329	1.e.2.
2. Loans to depository institutions and acceptances of other banks	RCONB834	0	RCONB835	0	RCONB836	0	2.
3. Not applicable							3.
4. Commercial and industrial loans	RCON1606	909	RCON1607	150	RCON1608	2,074	4.
5. Loans to individuals for household, family, and other personal expenditures:							5.
a. Credit cards	RCONB575	403	RCONB576	5	RCONB577	0	5.a.
b. Automobile loans	RCONK213	0	RCONK214	0	RCONK215	0	5.b.
c. Other (includes revolving credit plans other than credit cards and other consumer loans)	RCONK216	13,314	RCONK217	7,370	RCONK218	0	5.c.
6. Not applicable							6.
7. All other loans[1]	RCON5459	0	RCON5460	0	RCON5461	18,630	7.
8. Lease financing receivables	RCON1226	8,409	RCON1227	566	RCON1228	0	8.
9. Total loans and leases (sum of items 1 through 8)	RCON1406	35,566	RCON1407	9,202	RCON1403	122,181	9.
10. Debt securities and other assets (exclude other real estate owned and other repossessed assets)	RCON3505	0	RCON3506	0	RCON3507	0	10.
11. Loans and leases reported in items 1 through 8 above that are wholly or partially guaranteed by the U.S. Government, excluding loans and leases covered by loss-sharing agreements with the FDIC:	RCONK036	9,579	RCONK037	6,017	RCONK038	0	11.
a. Guaranteed portion of loans and leases included in item 11 above, excluding rebooked "GNMA loans"	RCONK039	9,396	RCONK040	5,901	RCONK041	0	11.a.
b. Rebooked "GNMA loans" that have been repurchased or are eligible for repurchase included in item 11 above	RCONK042	0	RCONK043	0	RCONK044	0	11.b.
12. Loans and leases reported in items 1 through 8 above that are covered by loss-sharing agreements with the FDIC:	RCONK102	0	RCONK103	0	RCONK104	0	12.
1. Loan modifications to borrowers experiencing financial difficulty included in Schedule RC-N, items 1 through 7, above (and not reported in Schedule RC-C, Part 1, Memorandum item 1):							M.1.
a. Construction, land development, and other land loans:							M.1.a.
1. 1-4 family residential construction loans	RCONK105	0	RCONK106	0	RCONK107	0	M.1.a.1.
2. Other construction loans and all land development and other land loans	RCONK108	0	RCONK109	0	RCONK110	0	M.1.a.2.
b. Loans secured by 1-4 family residential properties	RCONF661	0	RCONF662	0	RCONF663	342	M.1.b.
c. Secured by multifamily (5 or more) residential properties	RCONK111	0	RCONK112	0	RCONK113	0	M.1.c.

1. Includes past due and nonaccrual "Loans to finance agricultural productions and other loans to farmers," "Obligations (other than securities and leases) of states and political subdivisions in the U.S.," and "Loans to nondepository financial institutions and other loans."

Dollar amounts in thousands	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual		
d. Secured by nonfarm nonresidential properties:							M.1.d.
1. Loans secured by owner-occupied nonfarm nonresidential properties	RCONK114	0	RCONK115	0	RCONK116	0	M.1.d.1.
2. Loans secured by other nonfarm nonresidential properties	RCONK117	0	RCONK118	0	RCONK119	34,878	M.1.d.2.
e. Commercial and industrial loans	RCONK257	0	RCONK258	0	RCONK259	1,252	M.1.e.
Memorandum items 1.e.(1) and (2) are to be completed by banks with $300 million or more in total assets (sum of Memorandum items 1.e.(1) and (2) must equal Memorandum item 1.e): 1. To U.S. addressees (domicile)[1]	RCONK120	0	RCONK121	0	RCONK122	1,252	M.1.e.1.
2. To non-U.S. addressees (domicile)	RCONK123	0	RCONK124	0	RCONK125	0	M.1.e.2.
f. All other loans (include loans to individuals for household, family, and other personal expenditures)	RCONK126	780	RCONK127	546	RCONK128	18,603	M.1.f.
Itemize loan categories included in Memorandum item 1.f, above that exceed 10 percent of total loan modifications to borrowers experiencing financial difficulty that are past due 30 days or more or in nonaccrual status (sum of Memorandum items 1.a through 1.e plus 1.f, columns A through C): 1. Loans secured by farmland	RCONK130	0	RCONK131	0	RCONK132	0	M.1.f.1.
2. Not applicable							M.1.f.2.
3. Not applicable							M.1.f.3.
4. Loans to individuals for household, family, and other personal expenditures:							M.1.f.4.
a. Credit cards	RCONK274	0	RCONK275	0	RCONK276	0	M.1.f.4.a.
b. Automobile loans	RCONK277	0	RCONK278	0	RCONK279	0	M.1.f.4.b.
c. Other (includes revolving credit plans other than credit cards and other consumer loans)	RCONK280	0	RCONK281	0	RCONK282	0	M.1.f.4.c.
Memorandum item 1.f.(5) is to be completed by: Banks with $300 million or more in total assets Banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, Part I, item 3) exceeding 5 percent of total loans 5. Loans to finance agricultural production and other loans to farmers included in Schedule RC-N, Memorandum item 1.f, above[1]	RCONK138	0	RCONK139	0	RCONK140	0	M.1.f.5.
g. Total loan modifications to borrowers experiencing financial difficulty included in Schedule RC-N, items 1 through 7, above (sum of items Memorandum item 1.a.(1) through 1.e plus 1.f)[2]	RCONHK26	780	RCONHK27	546	RCONHK28	55,075	M.1.g.
2. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above	RCON6558	0	RCON6559	0	RCON6560	0	M.2.
3. Not available							M.3.
Memorandum items 3.a through 3.d are to be completed by banks with $300 million or more in total assets: a. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-N, item 1, above)[1]	RCON1248	0	RCON1249	0	RCON1250	0	M.3.a.
b. Loans to and acceptances of foreign banks (included in Schedule RC-N, item 2, above)	RCON5380	0	RCON5381	0	RCON5382	0	M.3.b.
c. Commercial and industrial loans to non-U.S. addressees (domicile) (included in Schedule RC-N, item 4, above)	RCON1254	0	RCON1255	0	RCON1256	0	M.3.c.
d. Leases to individuals for household, family, and other personal expenditures (included in Schedule RC-N, item 8, above)	RCONF166	0	RCONF167	0	RCONF168	0	M.3.d.
*Memorandum item 4 is to be completed by: * banks with $300 million or more in total assets * banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, Part I, item 3) exceeding 5 percent of total loans:* 4. Loans to finance agricultural production and other loans to farmers (included in Schedule RC-N, item 7, above)[1]	RCON1594	0	RCON1597	0	RCON1583	0	M.4.

1. The $300 million asset-size test is based on the total assets reported on the June 30, 2023, Report of Condition.
1. The $300 million asset-size test and the 5 percent of total loans test are based on the total assets and total loans reported on the June 30, 2023, Report of Condition.
2. Exclude amounts reported in Memorandum items 1.e.(1), 1.e.(2), and 1.f.(1) through 1.f.(5) when calculating the total in Memorandum item 1.g.
1. The $300 million asset-size test and the 5 percent of total loans test are based on the total assets and total loans reported on the June 30, 2023, Report of Condition.
1. The $300 million asset-size test and the 5 percent of total loans test are based on the total assets and total loans reported on the June 30, 2023, Report of Condition.

Dollar amounts in thousands	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual		
5. Loans and leases held for sale (included in Schedule RC-N, items 1 through 8, above)	RCONC240	0	RCONC241	0	RCONC226	0	M.5.

Dollar amounts in thousands			
6. Not applicable			M.6.

Dollar amounts in thousands			
Memorandum items 7 and 8 are to be completed semiannually in the June and December reports only.			
7. Additions to nonaccrual assets during the previous six months	RCONC410	132,747	M.7.
8. Nonaccrual assets sold during the previous six months	RCONC411	0	M.8.

Dollar amounts in thousands	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual		
9. Loans to nondepository financial institutions included in Schedule RC-N, item 7	RCONPV23	0	RCONPV24	0	RCONPV25	18,603	M.9.

Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments(Form Type - 041)

All FDIC-insured depository institutions must complete items 1 and 2, 4 through 9,10, and 11, Memorandum item 1, and, if applicable, item 9.a, Memorandum items 2, 3, and 6 through 18 each quarter. Unless otherwise indicated, complete items 1 through 11 and Memorandum items 1 through 3 on an "unconsolidated single FDIC certificate number basis" (see instructions) and complete Memorandum items 6 through 18 on a fully consolidated basis.

Dollar amounts in thousands			
1. Total deposit liabilities before exclusions (gross) as defined in Section 3(l) of the Federal Deposit Insurance Act and FDIC regulations	RCONF236	17,457,366	1.
2. Total allowable exclusions, including interest accrued and unpaid on allowable exclusions	RCONF237	0	2.
3. Not applicable			3.
4. Average consolidated total assets for the calendar quarter	RCONK652	21,423,003	4.
a. Averaging method used (for daily averaging, enter 1; for weekly averaging, enter 2)	RCONK653	1	4.a.
5. Average tangible equity for the calendar quarter[1]	RCONK654	2,246,235	5.
6. Holdings of long-term unsecured debt issued by other FDIC-insured depository institutions	RCONK655	0	6.
7. Unsecured "Other borrowings" with a remaining maturity of (sum of items 7.a through 7.d must be less than or equal to Schedule RC-M, items 5.b.(1)(a)-(d) minus item 10.b):			7.
a. One year or less	RCONG465	0	7.a.
b. Over one year through three years	RCONG466	0	7.b.
c. Over three years through five years	RCONG467	0	7.c.
d. Over five years	RCONG468	0	7.d.
8. Subordinated notes and debentures with a remaining maturity of (sum of items 8.a through 8.d must equal Schedule RC, item 19):			8.
a. One year or less	RCONG469	0	8.a.
b. Over one year through three years	RCONG470	0	8.b.
c. Over three years through five years	RCONG471	0	8.c.
d. Over five years	RCONG472	0	8.d.
9. Brokered reciprocal deposits (included in Schedule RC-E, Memorandum item 1.b)	RCONG803	0	9.
Item 9.a is to be completed on a fully consolidated basis by all institutions that own another insured depository institution. a. Fully consolidated brokered reciprocal deposits	RCONL190	NR	9.a.
10. Banker's bank certification: Does the reporting institution meet both the statutory definition of a banker's bank and the business conduct test set forth in FDIC regulations? If the answer to item 10 is "YES," complete items 10.a and 10.b	RCONK656	No	10.
If the answer to item 10 is "YES," complete items 10.a and 10.b. a. Banker's bank deduction	RCONK657	NR	10.a.
b. Banker's bank deduction limit	RCONK658	NR	10.b.
11. Custodial bank certification: Does the reporting institution meet the definition of a custodial bank set forth in FDIC regulations? If the answer to item 11 is "YES," complete items 11.a and 11.b	RCONK659	No	11.
If the answer to item 11 is "YES," complete items 11.a and 11.b. a. Custodial bank deduction	RCONK660	NR	11.a.
b. Custodial bank deduction limit	RCONK661	NR	11.b.
1. Total deposit liabilities of the bank (including related interest accrued and unpaid) less allowable exclusions (including related interest accrued and unpaid) (sum of Memorandum items 1.a.(1), 1.b.(1), 1.c.(1), and 1.d.(1) must equal Schedule RC-O, item 1 less item 2):			M.1.
a. Deposit accounts (excluding retirement accounts) of $250,000 or less:[1]			M.1.a.
1. Amount of deposit accounts (excluding retirement accounts) of $250,000 or less	RCONF049	8,044,818	M.1.a.1.
2. Number of deposit accounts (excluding retirement accounts) of $250,000 or less	RCONF050	452957	M.1.a.2.
b. Deposit accounts (excluding retirement accounts) of more than $250,000:[1]			M.1.b.
1. Amount of deposit accounts (excluding retirement accounts) of more than $250,000	RCONF051	9,176,110	M.1.b.1.
2. Number of deposit accounts (excluding retirement accounts) of more than $250,000	RCONF052	9609	M.1.b.2.
c. Retirement deposit accounts of $250,000 or less:[1]			M.1.c.
1. Amount of retirement deposit accounts of $250,000 or less	RCONF045	209,068	M.1.c.1.
2. Number of retirement deposit accounts of $250,000 or less	RCONF046	14800	M.1.c.2.
d. Retirement deposit accounts of more than $250,000:[1]			M.1.d.

1. See instructions for averaging methods. For deposit insurance assessment purposes, tangible equity is defined as Tier 1 capital as set forth in the banking agencies' regulatory capital standards and reported in Schedule RC-R, Part I, item 26, except as described in the instructions.

1. The dollar amounts used as the basis for reporting in Memorandum items 1.a through 1.d reflect the deposit insurance limits in effect on the report date.

Dollar amounts in thousands			
1. Amount of retirement deposit accounts of more than $250,000	RCONF047	27,369	M.1.d.1.
2. Number of retirement deposit accounts of more than $250,000	RCONF048	61	M.1.d.2.
Memorandum item 2 is to be completed by banks with $1 billion or more in total assets. 2. Estimated amount of uninsured deposits, including related interest accrued and unpaid (see instructions)[3]	RCON5597	6,820,396	M.2.
3. Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's Call Report? If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:			M.3.
a. Legal title	TEXTA545	NR	M.3.a.
b. FDIC Certificate Number	RCONA545	0	M.3.b.
4. Not applicable			M.4.
Memorandum items 5 through 12 are to be completed by "large institutions" and "highly complex institutions" as defined in FDIC regulations. 5. Applicable portion of the CECL transitional amount or modified CECL transitional amount that has been added to retained earnings for regulatory capital purposes as of the current report date and is attributable to loans and leases held for investment	RCONMW53	NR	M.5.
6. Criticized and classified items:			M.6.
a. Special mention	RCONK663	CONF	M.6.a.
b. Substandard	RCONK664	CONF	M.6.b.
c. Doubtful	RCONK665	CONF	M.6.c.
d. Loss	RCONK666	CONF	M.6.d.
7. "Nontraditional 1-4 family residential mortgage loans" as defined for assessment purposes only in FDIC regulations:			M.7.
a. Nontraditional 1-4 family residential mortgage loans	RCONN025	CONF	M.7.a.
b. Securitizations of nontraditional 1-4 family residential mortgage loans	RCONN026	CONF	M.7.b.
8. "Higher-risk consumer loans" as defined for assessment purposes only in FDIC regulations:			M.8.
a. Higher-risk consumer loans	RCONN027	CONF	M.8.a.
b. Securitizations of higher-risk consumer loans	RCONN028	CONF	M.8.b.
9. "Higher-risk commercial and industrial loans and securities" as defined for assessment purposes only in FDIC regulations:			M.9.
a. Higher-risk commercial and industrial loans and securities	RCONN029	CONF	M.9.a.
b. Securitizations of higher-risk commercial and industrial loans and securities	RCONN030	CONF	M.9.b.
10. Commitments to fund construction, land development, and other land loans secured by real estate:			M.10.
a. Total unfunded commitments	RCONK676	598,572	M.10.a.
b. Portion of unfunded commitments guaranteed or insured by the U.S. government (including the FDIC)	RCONK677	0	M.10.b.
11. Amount of other real estate owned recoverable from the U.S. government under guarantee or insurance provisions (excluding FDIC loss-sharing agreements)	RCONK669	0	M.11.
12. Nonbrokered time deposits of more than $250,000 (included in Schedule RC-E, Memorandum item 2.d)	RCONK678	440,046	M.12.
Memorandum item 13.a is to be completed by "large institutions" and "highly complex institutions" as defined in FDIC regulations. Memorandum items 13.b through 13.h are to be completed by "large institutions" only. 13. Portion of funded loans and securities guaranteed or insured by the U.S. government (including FDIC loss-sharing agreements):			M.13.
a. Construction, land development, and other land loans secured by real estate	RCONN177	776	M.13.a.
b. Loans secured by multifamily residential and nonfarm nonresidential properties	RCONN178	29,391	M.13.b.
c. Closed-end loans secured by first liens on 1-4 family residential properties	RCONN179	1,264	M.13.c.
d. Closed-end loans secured by junior liens on 1-4 family residential properties and revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	RCONN180	0	M.13.d.
e. Commercial and industrial loans	RCONN181	32,532	M.13.e.
f. Credit card loans to individuals for household, family, and other personal expenditures	RCONN182	0	M.13.f.
g. All other loans to individuals for household, family, and other personal expenditures	RCONN183	72,807	M.13.g.
h. Non-agency residential mortgage-backed securities	RCONM963	0	M.13.h.
Memorandum items 14 and 15 are to be completed by "highly complex institutions" as defined in FDIC regulations. 14. Amount of the institution's largest counterparty exposure	RCONK673	CONF	M.14.
15. Total amount of the institution's 20 largest counterparty exposures	RCONK674	CONF	M.15.
Memorandum item 16 is to be completed by "large institutions" and "highly complex institutions" as defined in FDIC regulations. 16. Portion of loan modifications to borrowers experiencing financial difficulty that are in compliance with their modified terms and are guaranteed or insured by the U.S. government (including the FDIC) (included in Schedule RC-C, Part I, Memorandum item 1)	RCONL189	0	M.16.

3. Uninsured deposits should be estimated based on the deposit insurance limits set forth in Memorandum items 1.a through 1.d.

Dollar amounts in thousands			
Memorandum item 17 is to be completed on a fully consolidated basis by those "large institutions" and "highly complex institutions" as defined in FDIC regulations that own another insured depository institution. 17. Selected fully consolidated data for deposit insurance assessment purposes:			M.17.
a. Total deposit liabilities before exclusions (gross) as defined in Section 3(l) of the Federal Deposit Insurance Act and FDIC regulations	RCONL194	NR	M.17.a.
b. Total allowable exclusions, including interest accrued and unpaid on allowable exclusions	RCONL195	NR	M.17.b.
c. Unsecured "Other borrowings" with a remaining maturity of one year or less	RCONL196	NR	M.17.c.
d. Estimated amount of uninsured deposits, including related interest accrued and unpaid	RCONL197	NR	M.17.d.

Dollar amounts in thousands	(Column A) Two-Year Probability of Default (PD) <= 1%	(Column B) Two-Year Probability of Default (PD) 1.01–4%	(Column C) Two-Year Probability of Default (PD) 4.01–7%	(Column D) Two-Year Probability of Default (PD) 7.01–10%	(Column E) Two-Year Probability of Default (PD) 10.01–14%	(Column F) Two-Year Probability of Default (PD) 14.01–16%	(Column G) Two-Year Probability of Default (PD) 16.01–18%	(Column H) Two-Year Probability of Default (PD) 18.01–20%	(Column I) Two-Year Probability of Default (PD) 20.01–22%	(Column J) Two-Year Probability of Default (PD) 22.01–26%	(Column K) Two-Year Probability of Default (PD) 26.01–30%	(Column L) Two-Year Probability of Default (PD) > 30%	(Column M) Two-Year Probability of Default (PD) Unscoreable	(Column N) Two-Year Probability of Default (PD) Total	(Column O) PDs Were Derived Using	
18. Outstanding balance of 1-4 family residential mortgage loans, consumer loans, and consumer leases by two-year probability of default:																M18
a. "Nontraditional 1-4 family residential mortgage loans" as defined for assessment purposes only in FDIC regulations	RCONM964 CONF	RCONM965 CONF	RCONM966 CONF	RCONM967 CONF	RCONM968 CONF	RCONM969 CONF	RCONM970 CONF	RCONM971 CONF	RCONM972 CONF	RCONM973 CONF	RCONM974 CONF	RCONM975 CONF	RCONM976 CONF	RCONM977 CONF	RCONM978 CONF	M18a
b. Closed-end loans secured by first liens on 1-4 family residential properties	RCONM979 CONF	RCONM980 CONF	RCONM981 CONF	RCONM982 CONF	RCONM983 CONF	RCONM984 CONF	RCONM985 CONF	RCONM986 CONF	RCONM987 CONF	RCONM988 CONF	RCONM989 CONF	RCONM990 CONF	RCONM991 CONF	RCONM992 CONF	RCONM993 CONF	M18b
c. Closed-end loans secured by junior liens on 1-4 family residential properties	RCONM994 CONF	RCONM995 CONF	RCONM996 CONF	RCONM997 CONF	RCONM998 CONF	RCONM999 CONF	RCONN001 CONF	RCONN002 CONF	RCONN003 CONF	RCONN004 CONF	RCONN005 CONF	RCONN006 CONF	RCONN007 CONF	RCONN008 CONF	RCONN009 CONF	M18c
d. Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	RCONN010 CONF	RCONN011 CONF	RCONN012 CONF	RCONN013 CONF	RCONN014 CONF	RCONN015 CONF	RCONN016 CONF	RCONN017 CONF	RCONN018 CONF	RCONN019 CONF	RCONN020 CONF	RCONN021 CONF	RCONN022 CONF	RCONN023 CONF	RCONN024 CONF	M18d
e. Credit cards	RCONN040 CONF	RCONN041 CONF	RCONN042 CONF	RCONN043 CONF	RCONN044 CONF	RCONN045 CONF	RCONN046 CONF	RCONN047 CONF	RCONN048 CONF	RCONN049 CONF	RCONN050 CONF	RCONN051 CONF	RCONN052 CONF	RCONN053 CONF	RCONN054 CONF	M18e
f. Automobile loans	RCONN055 CONF	RCONN056 CONF	RCONN057 CONF	RCONN058 CONF	RCONN059 CONF	RCONN060 CONF	RCONN061 CONF	RCONN062 CONF	RCONN063 CONF	RCONN064 CONF	RCONN065 CONF	RCONN066 CONF	RCONN067 CONF	RCONN068 CONF	RCONN069 CONF	M18f
g. Student loans	RCONN070 CONF	RCONN071 CONF	RCONN072 CONF	RCONN073 CONF	RCONN074 CONF	RCONN075 CONF	RCONN076 CONF	RCONN077 CONF	RCONN078 CONF	RCONN079 CONF	RCONN080 CONF	RCONN081 CONF	RCONN082 CONF	RCONN083 CONF	RCONN084 CONF	M18g
h. Other consumer loans and revolving credit plans other than credit cards	RCONN085 CONF	RCONN086 CONF	RCONN087 CONF	RCONN088 CONF	RCONN089 CONF	RCONN090 CONF	RCONN091 CONF	RCONN092 CONF	RCONN093 CONF	RCONN094 CONF	RCONN095 CONF	RCONN096 CONF	RCONN097 CONF	RCONN098 CONF	RCONN099 CONF	M18h
i. Consumer leases	RCONN100 CONF	RCONN101 CONF	RCONN102 CONF	RCONN103 CONF	RCONN104 CONF	RCONN105 CONF	RCONN106 CONF	RCONN107 CONF	RCONN108 CONF	RCONN109 CONF	RCONN110 CONF	RCONN111 CONF	RCONN112 CONF	RCONN113 CONF	RCONN114 CONF	M18i
j. Total	RCONN115 CONF	RCONN116 CONF	RCONN117 CONF	RCONN118 CONF	RCONN119 CONF	RCONN120 CONF	RCONN121 CONF	RCONN122 CONF	RCONN123 CONF	RCONN124 CONF	RCONN125 CONF	RCONN126 CONF	RCONN127 CONF	RCONN128 CONF		M18j

Schedule RC-P - 1-4 Family Residential Mortgage Banking Activities(Form Type - 041)

Schedule RC-P is to be completed by banks at which either 1-4 family residential mortgage loan originations and purchases for resale from all sources, loan sales, or quarter-end loans held for sale or trading exceed $10 million for two consecutive quarters.

Dollar amounts in thousands			
1. Retail originations during the quarter of 1-4 family residential mortgage loans for sale[1]	RCONHT81	92,598	1.
2. Wholesale originations and purchases during the quarter of 1-4 family residential mortgage loans for sale[2]	RCONHT82	0	2.
3. 1-4 family residential mortgage loans sold during the quarter	RCONFT04	89,220	3.
4. 1-4 family residential mortgage loans held for sale or trading at quarter-end (included in Schedule RC, items 4.a and 5)	RCONFT05	27,024	4.
5. Noninterest income for the quarter from the sale, securitization, and servicing of 1-4 family residential mortgage loans (included in Schedule RI, items 5.c, 5.f, 5.g, and 5.i)	RIADHT85	1,448	5.
6. Repurchases and indemnifications of 1-4 family residential mortgage loans during the quarter	RCONHT86	0	6.
7. Representation and warranty reserves for 1-4 family residential mortgage loans sold:			7.
a. For representations and warranties made to U.S. government agencies and government-sponsored agencies	RCONL191	CONF	7.a.
b. For representations and warranties made to other parties	RCONL192	CONF	7.b.
c. Total representation and warranty reserves (sum of items 7.a and 7.b)	RCONM288	0	7.c.

Schedule RC-Q - Assets and Liabilities Measured at Fair Value on a Recurring Basis(Form Type - 041)

Schedule RC-Q is to be completed by banks that:
(1) Have elected to report financial instruments or servicing assets and liabilities at fair value under a fair value option with changes in fair value recognized in earnings, or
(2) Are required to complete Schedule RC-D, Trading Assets and Liabilities.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
1. Available-for-sale debt securities and equity securities with readily determinable fair values not held for trading[1]	RCONJA36 3,510,648	RCONG474 0	RCONG475 0	RCONG476 3,510,648	RCONG477 0	1.
2. Not applicable						2.
3. Loans and leases held for sale	RCONG483 0	RCONG484 0	RCONG485 0	RCONG486 0	RCONG487 0	3.
4. Loans and leases held for investment	RCONG488 0	RCONG489 0	RCONG490 0	RCONG491 0	RCONG492 0	4.
5. Trading assets:						5.
a. Derivative assets	RCON3543 0	RCONG493 0	RCONG494 0	RCONG495 0	RCONG496 0	5.a.
b. Other trading assets	RCONG497 0	RCONG498 0	RCONG499 0	RCONG500 0	RCONG501 0	5.b.
1. Nontrading securities at fair value with changes in fair value reported in current earnings (included in Schedule RC-Q, item 5.b, above)	RCONF240 0	RCONF684 0	RCONF692 0	RCONF241 0	RCONF242 0	5.b.1.
6. All other assets	RCONG391 170,488	RCONG392 0	RCONG395 0	RCONG396 170,463	RCONG804 25	6.
7. Total assets measured at fair value on a recurring basis (sum of items 1 through 5.b plus item 6)	RCONG502 3,681,136	RCONG503 0	RCONG504 0	RCONG505 3,681,111	RCONG506 25	7.
8. Deposits	RCONF252 0	RCONF686 0	RCONF694 0	RCONF253 0	RCONF254 0	8.
9. Not applicable						9.
10. Trading liabilities:						10.
a. Derivative liabilities	RCON3547 0	RCONG512 0	RCONG513 0	RCONG514 0	RCONG515 0	10.a.
b. Other trading liabilities	RCONG516 0	RCONG517 0	RCONG518 0	RCONG519 0	RCONG520 0	10.b.
11. Not applicable						11.
12. Not applicable						12.

1. Exclude originations and purchases of 1–4 family residential mortgage loans that are held for investment.
2. Exclude originations and purchases of 1–4 family residential mortgage loans that are held for investment.
1. The amount reported in item 1, column A, must equal the sum of Schedule RC, items 2.b and 2.c.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
13. All other liabilities	RCONG805 160,512	RCONG806 0	RCONG807 0	RCONG808 155,242	RCONG809 5,270	13.
14. Total liabilities measured at fair value on a recurring basis (sum of items 8 through 13)	RCONG531 160,512	RCONG532 0	RCONG533 0	RCONG534 155,242	RCONG535 5,270	14.
1. All other assets (itemize and describe amounts included in Schedule RC-Q, item 6, that are greater than $100,000 and exceed 25% of item 6):						M.1.
a. Mortgage servicing assets	RCONG536 NR	RCONG537 NR	RCONG538 NR	RCONG539 NR	RCONG540 NR	M.1.a.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
b. Nontrading derivative assets	RCONG541 170,488	RCONG542 NR	RCONG543 NR	RCONG544 170,463	RCONG545 25	M.1.b.

Dollar amounts in thousands			
c. Disclose component and the dollar amount of that component:			M.1.c.
1. Describe component	TEXTG546	NR	M.1.c.1.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
2. Amount of component	RCONG546 NR	RCONG547 NR	RCONG548 NR	RCONG549 NR	RCONG550 NR	M.1.c.2.

Dollar amounts in thousands			
d. Disclose component and the dollar amount of that component:			M.1.d.
1. Describe component	TEXTG551	NR	M.1.d.1.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
2. Amount of component	RCONG551 NR	RCONG552 NR	RCONG553 NR	RCONG554 NR	RCONG555 NR	M.1.d.2.

Dollar amounts in thousands			
e. Disclose component and the dollar amount of that component:			M.1.e.
1. Describe component	TEXTG556	NR	M.1.e.1.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
2. Amount of component	RCONG556 NR	RCONG557 NR	RCONG558 NR	RCONG559 NR	RCONG560 NR	M.1.e.2.

Dollar amounts in thousands			
f. Disclose component and the dollar amount of that component:			M.1.f.
1. Describe component	TEXTG561	NR	M.1.f.1.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
2. Amount of component	RCONG561 NR	RCONG562 NR	RCONG563 NR	RCONG564 NR	RCONG565 NR	M.1.f.2.
2. All other liabilities (itemize and describe amounts included in Schedule RC-Q, item 13, that are greater than $100,000 and exceed 25% of item 13):						M.2.
a. Loan commitments (not accounted for as derivatives)	RCONF261 NR	RCONF689 NR	RCONF697 NR	RCONF262 NR	RCONF263 NR	M.2.a.
b. Nontrading derivative liabilities	RCONG566 160,512	RCONG567 NR	RCONG568 NR	RCONG569 155,242	RCONG570 5,270	M.2.b.

Dollar amounts in thousands			
c. Disclose component and the dollar amount of that component:			M.2.c.
1. Describe component	TEXTG571	NR	M.2.c.1.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
2. Amount of component	RCONG571 NR	RCONG572 NR	RCONG573 NR	RCONG574 NR	RCONG575 NR	M.2.c.2.

Dollar amounts in thousands			
d. Disclose component and the dollar amount of that component:			M.2.d.
1. Describe component	TEXTG576	NR	M.2.d.1.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
2. Amount of component	RCONG576 NR	RCONG577 NR	RCONG578 NR	RCONG579 NR	RCONG580 NR	M.2.d.2.

Dollar amounts in thousands			
e. Disclose component and the dollar amount of that component:			M.2.e.
1. Describe component	TEXTG581	NR	M.2.e.1.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
2. Amount of component	RCONG581 NR	RCONG582 NR	RCONG583 NR	RCONG584 NR	RCONG585 NR	M.2.e.2.

Dollar amounts in thousands			
f. Disclose component and the dollar amount of that component:			M.2.f.
1. Describe component	TEXTG586	NR	M.2.f.1.

Dollar amounts in thousands	(Column A) Total Fair Value Reported on Schedule RC	(Column B) LESS: Amounts Netted in the Determination of Total Fair Value	(Column C) Level 1 Fair Value Measurements	(Column D) Level 2 Fair Value Measurements	(Column E) Level 3 Fair Value Measurements	
2. Amount of component	RCONG586 NR	RCONG587 NR	RCONG588 NR	RCONG589 NR	RCONG590 NR	M.2.f.2.

Dollar amounts in thousands			
3. Loans measured at fair value (included in Schedule RC-C, Part I, items 1 through 9):			M.3.
a. Loans secured by real estate:			M.3.a.
1. Secured by 1-4 family residential properties	RCONHT87	0	M.3.a.1.
2. All other loans secured by real estate	RCONHT88	0	M.3.a.2.
b. Commercial and industrial loans	RCONF585	0	M.3.b.
c. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper)	RCONHT89	0	M.3.c.
d. Other loans	RCONF589	0	M.3.d.
4. Unpaid principal balance of loans measured at fair value (reported in Schedule RC-Q, Memorandum item 3):			M.4.
a. Loans secured by real estate:			M.4.a.
1. Secured by 1-4 family residential properties	RCONHT91	0	M.4.a.1.
2. All other loans secured by real estate	RCONHT92	0	M.4.a.2.
b. Commercial and industrial loans	RCONF597	0	M.4.b.
c. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper)	RCONHT93	0	M.4.c.
d. Other loans	RCONF601	0	M.4.d.

Schedule RC-R Part I - Regulatory Capital Components and Ratios(Form Type - 041)

Part I is to be completed on a consolidated basis.

Dollar amounts in thousands			
1. Common stock plus related surplus, net of treasury stock and unearned employee stock ownership plan (ESOP) shares	RCOAP742	2,402,427	1.
2. Retained earnings[1]	RCOAKW00	739,270	2.
a. Does your institution have a CECL transition election in effect as of the quarter-end report date? (enter "0" for No; enter "1" for Yes with a 3-year CECL transition election; enter "2" for Yes with a 5-year 2020 CECL transition election.)	RCOAJJ29	0	2.a.
3. Accumulated other comprehensive income (AOCI)	RCOAB530	-624,877	3.
a. AOCI opt-out election (enter "1" for Yes; enter "0" for No.)	RCOAP838	1	3.a.
4. Common equity tier 1 minority interest includable in common equity tier 1 capital	RCOAP839	0	4.
5. Common equity tier 1 capital before adjustments and deductions (sum of items 1 through 4)	RCOAP840	2,516,820	5.
6. LESS: Goodwill net of associated deferred tax liabilities (DTLs)	RCOAP841	812,923	6.
7. LESS: Intangible assets (other than goodwill and mortgage servicing assets (MSAs)), net of associated DTLs	RCOAP842	60,188	7.
8. LESS: Deferred tax assets (DTAs) that arise from net operating loss and tax credit carryforwards, net of any related valuation allowances and net of DTLs	RCOAP843	2,591	8.
9. AOCI-related adjustments (items 9.a through 9.e are effective January 1, 2015) (if entered "1" for Yes in item 3.a, complete only items 9.a through 9.e; if entered "0" for No in item 3.a, complete only item 9.f):			9.
a. LESS: Net unrealized gains (losses) on available-for-sale debt securities (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAP844	-537,362	9.a.
b. Not applicable.			9.b.
c. LESS: Accumulated net gains (losses) on cash flow hedges (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAP846	-7,297	9.c.
d. LESS: Amounts recorded in AOCI attributed to defined benefit postretirement plans resulting from the initial and subsequent application of the relevant GAAP standards that pertain to such plans (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAP847	-3,813	9.d.
e. LESS: Net unrealized gains (losses) on held-to-maturity securities that are included in AOCI (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAP848	-76,405	9.e.
f. LESS: Accumulated net gain (loss) on cash flow hedges included in AOCI, net of applicable income taxes, that relate to the hedging of items that are not recognized at fair value on the balance sheet (if a gain, report as a positive value; if a loss, report as a negative value) (To be completed only by institutions that entered "0" for No in item 3.a)	RCOAP849	NR	9.f.
10. Other deductions from (additions to) common equity tier 1 capital before threshold-based deductions:			10.
a. LESS: Unrealized net gain (loss) related to changes in the fair value of liabilities that are due to changes in own credit risk (if a gain, report as a positive value; if a loss, report as a negative value)	RCOAQ258	0	10.a.
b. LESS: All other deductions from (additions to) common equity tier 1 capital before threshold-based deductions.	RCOAP850	0	10.b.
11. Not applicable			11.
12. Subtotal (item 5 minus items 6 through 10.b)	RCOAP852	2,265,995	12.
13. LESS: Investments in the capital of unconsolidated financial institutions, net of associated DTLs, that exceed 25 percent of item 12	RCOALB58	0	13.
14. LESS: MSAs, net of associated DTLs, that exceed 25 percent of item 12	RCOALB59	0	14.
15. LESS: DTAs arising from temporary differences that could not be realized through net operating loss carrybacks, net of related valuation allowances and net of DTLs, that exceed 25 percent of item 12	RCOALB60	0	15.
16. Not applicable			16.
17. LESS: Deductions applied to common equity tier 1 capital due to insufficient amounts of additional tier 1 capital and tier 2 capital to cover deductions[1]	RCOAP857	0	17.
18. Total adjustments and deductions for common equity tier 1 capital (sum of items 13 through 17)	RCOAP858	0	18.
19. Common equity tier 1 capital (item 12 minus item 18)	RCOAP859	2,265,995	19.
20. Additional tier 1 capital instruments plus related surplus	RCOAP860	0	20.
21. Non-qualifying capital instruments subject to phase out from additional tier 1 capital	RCOAP861	0	21.
22. Tier 1 minority interest not included in common equity tier 1 capital	RCOAP862	-10,376	22.
23. Additional tier 1 capital before deductions (sum of items 20, 21, and 22)	RCOAP863	-10,376	23.
24. LESS: Additional tier 1 capital deductions	RCOAP864	0	24.
25. Additional tier 1 capital (greater of item 23 minus item 24, or zero)	RCOAP865	0	25.
26. Tier 1 capital (sum of items 19 and 25)	RCOA8274	2,265,995	26.

1. Institutions that have elected to apply the 3-year or the 5-year 2020 CECL transition provision should include the applicable portion of the CECL transitional amount or the modified CECL transitional amount, respectively, in this item.
1. An institution that has a CBLR framework election in effect as of the quarter-end report date is neither required to calculate tier 2 capital nor make any deductions that would have been taken from tier 2 capital as of the report date.

Dollar amounts in thousands			
27. Average total consolidated assets[2]	RCOAKW03	21,423,003	27.
28. LESS: Deductions from common equity tier 1 capital and additional tier 1 capital (sum of items 6, 7, 8, 10.b, 13 through 15, 17, and certain elements of item 24 - see instructions)	RCOAP875	875,702	28.
29. LESS: Other deductions from (additions to) assets for leverage ratio purposes	RCOAB596	-3,812	29.
30. Total assets for the leverage ratio (item 27 minus items 28 and 29)	RCOAA224	20,551,113	30.
31. Leverage ratio (item 26 divided by 30)	RCOA7204	11.0261%	31.
a. Does your institution have a community bank leverage ratio (CBLR) framework election in effect as of the quarter-end report date? (enter "1" for Yes; enter "0" for No)	RCOALE74	0	31.a.

2. Institutions that have elected to apply the 3-year or the 5-year 2020 CECL transition provision should include the applicable portion of the CECL transitional amount or the modified CECL transitional amount, respectively, in item 27.

Dollar amounts in thousands			
Item 31.b is to be completed only by non-advanced approaches institutions that elect to use the Standardized Approach for Counterparty Credit Risk (SA-CCR) for purposes of the standardized approach and supplementary leverage ratio.			
b. Standardized Approach for Counterparty Credit Risk opt-in election (enter "1" for Yes; leave blank for No.)[1]	RCOANC99	NR	31.b.

Dollar amounts in thousands	(Column A) Amount		(Column B) Percentage		
32. Total assets (Schedule RC, item 12); (must be less than $10 billion)	RCOA2170	NR			32.
33. Trading assets and trading liabilities (Schedule RC, sum of items 5 and 15). Report as a dollar amount in Column A and as a percentage of total assets (5% limit) in Column B	RCOAKX77	NR	RCOAKX78	NR	33.
34. Off-balance sheet exposures:					34.
a. Unused portion of conditionally cancellable commitments	RCOAKX79	NR			34.a.
b. Securities lent and borrowed (Schedule RC-L, sum of items 6.a and 6.b)	RCOAKX80	NR			34.b.
c. Other off-balance sheet exposures	RCOAKX81	NR			34.c.
d. Total off-balance sheet exposures (sum of items 34.a through 34.c). Report as a dollar amount in Column A and as a percentage of total assets (25% limit) in Column B	RCOAKX82	NR	RCOAKX83	NR	34.d.

Dollar amounts in thousands			
35. Unconditionally cancellable commitments	RCOAS540	NR	35.
36. Investments in the tier 2 capital of unconsolidated financial institutions	RCOALB61	NR	36.
37. Allocated transfer risk reserve	RCOA3128	NR	37.
38. Amount of allowances for credit losses on purchased credit-deteriorated assets:			38.
a. Loans and leases held for investment	RCOAJJ30	NR	38.a.
b. Held-to-maturity debt securities	RCOAJJ31	NR	38.b.
c. Other financial assets measured at amortized cost	RCOAJJ32	NR	38.c.
39. Tier 2 capital instruments plus related surplus	RCOAP866	0	39.
40. Non-qualifying capital instruments subject to phase-out from tier 2 capital	RCOAP867	0	40.
41. Total capital minority interest that is not included in tier 1 capital	RCOAP868	0	41.
42. Adjusted allowances for credit losses (AACL) includable in tier 2 capital[2]	RCOA5310	204,187	42.
43. Not applicable.			43.
44. Tier 2 capital before deductions (sum of items 39 through 42)	RCOAP870	204,187	44.
45. LESS: Tier 2 capital deductions	RCOAP872	0	45.
46. Tier 2 capital (greater of item 44 minus item 45, or zero)	RCOA5311	204,187	46.
47. Total capital (sum of items 26 and 46)	RCOA3792	2,470,182	47.
48. Total risk-weighted assets (from Schedule RC-R, Part II, item 31)	RCOAA223	16,331,332	48.

Dollar amounts in thousands			
49. Common equity tier 1 capital ratio (item 19 divided by item 48)	RCOAP793	13.8751%	49.
50. Tier 1 capital ratio (item 26 divided by item 48)	RCOA7206	13.8751%	50.
51. Total capital ratio (item 47 divided by item 48)	RCOA7205	15.1254%	51.

Dollar amounts in thousands			
52. Institution-specific capital buffer necessary to avoid limitations on distributions and discretionary bonus payments:			52.
a. Capital conservation buffer	RCOAH311	7.1254%	52.a.
b. Institutions subject to Category III capital requirements only: Total applicable capital buffer	RCOWH312	NR	52.b.
53. Eligible retained income[3]	RCOAH313	NR	53.
54. Distributions and discretionary bonus payments during the quarter[4]	RCOAH314	NR	54.
55. Institutions subject to Category III capital standards only: Supplementary leverage ratio information:			55.
a. Total leverage exposure[5]	RCOAH015	NR	55.a.
b. Supplementary leverage ratio	RCOAH036	NR	55.b.

1. For the December 31, 2021, report date only, advanced approaches institutions that adopt SA-CCR prior to the mandatory compliance date should enter "1" in item 31.b.
2. Institutions should report the adjusted allowances for credit losses (AACL), as defined in the regulatory capital rule, in item 30.a.
3. Non-advanced approaches institutions other than Category III institutions must complete item 53 only if the amount reported in item 52.a above is less than or equal to 2.5000 percent. Category III institutions must complete item 53 only if the amount reported in item 52.a above is less than or equal to the amount reported in item 52.b above.
4. Non-advanced approaches institutions other than Category III institutions must complete item 54 only if the amount reported in Schedule RC-R, Part I, item 52.a, in the Call Report for the previous calendar quarter-end report date was less than or equal to 2.5000 percent. Category III institutions must complete item 54 only if the amount reported in Schedule RC-R, Part I, item 52.a, in the Call Report for the previous calendar quarter-end report date was less than or equal to the amount reported in Schedule
5. Institutions that have elected to apply the 3-year or the 5-year 2020 CECL transition provision should include the applicable portion of the CECL transitional amount or the modified CECL transitional amount, respectively, in item 55.a.

Schedule RC-R Part II - Risk-Weighted Assets(Form Type - 041)

Institutions are required to assign a 100 percent risk weight to all assets not specifically assigned a risk weight under Subpart D of the federal banking agencies' regulatory capital rules and not deducted from tier 1 or tier 2 capital.

Dollar amounts in thousands	(Column A) Totals from Schedule RC	(Column B) Adjustments to Totals Reported in Column A	(Column C) Allocation by Risk-Weight Category 0%	(Column D) Allocation by Risk-Weight Category 2%	(Column E) Allocation by Risk-Weight Category 4%	(Column F) Allocation by Risk-Weight Category 10%	(Column G) Allocation by Risk-Weight Category 20%	(Column H) Allocation by Risk-Weight Category 50%	(Column I) Allocation by Risk-Weight Category 100%	(Column J) Allocation by Risk-Weight Category 150%	
1. Cash and balances due from depository institutions	RCOND957 1,151,116	RCONS396 0	RCOND958 1,035,193				RCOND959 110,903	RCONS397 0	RCOND960 5,020	RCONS398 0	1.
2. Securities:											2.
a. Held-to-maturity securities[3]	RCOND961 1,015,161	RCONS399 -76,411	RCOND962 0	RCONHJ74 0	RCONHJ75 0		RCOND963 1,091,573	RCOND964 0	RCOND965 0	RCONS400 0	2.a.
b. Available-for-sale debt securities and equity securities with readily determinable fair values not held for trading	RCONJA21 3,510,648	RCONS402 -707,617	RCOND967 67,843	RCONHJ76 0	RCONHJ77 0		RCOND968 4,150,423	RCOND969 0	RCOND970 0	RCONS403 0	2.b.
3. Federal funds sold and securities purchased under agreements to resell:											3.
a. Federal funds sold	RCOND971 0		RCOND972 0				RCOND973 0	RCONS410 0	RCOND974 0	RCONS411 0	3.a.
b. Securities purchased under agreements to resell	RCONH171 0	RCONH172 0									3.b.
4. Loans and leases held for sale:											4.
a. Residential mortgage exposures	RCONS413 27,024	RCONS414 0	RCONH173 0				RCONS415 2,383	RCONS416 16,880	RCONS417 7,761		4.a.
b. High volatility commercial real estate exposures	RCONS419 0	RCONS420 0	RCONH174 0				RCONH175 0	RCONH176 0	RCONH177 0	RCONS421 0	4.b.
c. Exposures past due 90 days or more or on nonaccrual[3]	RCONS423 0	RCONS424 0	RCONS425 0	RCONHJ78 0	RCONHJ79 0		RCONS426 0	RCONS427 0	RCONS428 0	RCONS429 0	4.c.

Dollar amounts in thousands	(Column K) Allocation by Risk-Weight Category 250%	(Column L) Allocation by Risk-Weight Category 300%	(Column M) Allocation by Risk-Weight Category 400%	(Column N) Allocation by Risk-Weight Category 600%	(Column O) Allocation by Risk-Weight Category 625%	(Column P) Allocation by Risk-Weight Category 937.5%	(Column Q) Allocation by Risk-Weight Category 1,250%	(Column R) Application of Other Risk-Weighting Approaches Exposure Amount	(Column S) Application of Other Risk-Weighting Approaches Risk-Weighted Asset Amount	
1. Cash and balances due from depository institutions										1.
2. Securities:										2.
a. Held-to-maturity securities										2.a.
b. Available-for-sale debt securities and equity securities with readily determinable fair values not held for trading		RCONS405 0		RCONS406 0				RCONH271 0	RCONH272 0	2.b.
3. Federal funds sold and securities purchased under agreements to resell:										3.
a. Federal funds sold										3.a.

3. Institutions should report as a negative number allowances eligible for inclusion in tier 2 capital in Column B, which excludes PCD allowances.
3. For loans and leases held for sale, exclude residential mortgage exposures, high volatility commercial real estate exposures, or sovereign exposures that are past due 90 days or more or on nonaccrual.

Dollar amounts in thousands	(Column K) Allocation by Risk-Weight Category 250%	(Column L) Allocation by Risk-Weight Category 300%	(Column M) Allocation by Risk-Weight Category 400%	(Column N) Allocation by Risk-Weight Category 600%	(Column O) Allocation by Risk-Weight Category 625%	(Column P) Allocation by Risk-Weight Category 937.5%	(Column Q) Allocation by Risk-Weight Category 1,250%	(Column R) Application of Other Risk-Weighting Approaches Exposure Amount	(Column S) Application of Other Risk-Weighting Approaches Risk-Weighted Asset Amount	
b. Securities purchased under agreements to resell										3.b.
4. Loans and leases held for sale:										4.
a. Residential mortgage exposures								RCONH273 0	RCONH274 0	4.a.
b. High volatility commercial real estate exposures								RCONH275 0	RCONH276 0	4.b.

Dollar amounts in thousands	(Column K) Allocation by Risk-Weight Category 250%	(Column L) Allocation by Risk-Weight Category 300%	(Column M) Allocation by Risk-Weight Category 400%	(Column N) Allocation by Risk-Weight Category 600%	(Column O) Allocation by Risk-Weight Category 625%	(Column P) Allocation by Risk-Weight Category 937.5%	(Column Q) Allocation by Risk-Weight Category 1,250%	(Column R) Application of Other Risk-Weighting Approaches Exposure Amount	(Column S) Application of Other Risk-Weighting Approaches Risk-Weighted Asset Amount	
c. Exposures past due 90 days or more or on nonaccrual[6].....								RCONH277 0	RCONH278 0	4.c.

Dollar amounts in thousands	(Column A) Totals from Schedule RC	(Column B) Adjustments to Totals Reported in Column A	(Column C) Allocation by Risk-Weight Category 0%	(Column D) Allocation by Risk-Weight Category 2%	(Column E) Allocation by Risk-Weight Category 4%	(Column F) Allocation by Risk-Weight Category 10%	(Column G) Allocation by Risk-Weight Category 20%	(Column H) Allocation by Risk-Weight Category 50%	(Column I) Allocation by Risk-Weight Category 100%	(Column J) Allocation by Risk-Weight Category 150%	
4. Loans and leases held for sale (continued):											4.
d. All other exposures...	RCONS431 22,675	RCONS432 0	RCONS433 0	RCONHJ80 0	RCONHJ81 0		RCONS434 22,675	RCONS435 0	RCONS436 0	RCONS437 0	4.d.
5. Loans and leases held for investment:[2]											5.
a. Residential mortgage exposures................................	RCONS439 3,229,160	RCONS440 0	RCONH178 0				RCONS441 1,708	RCONS442 1,445,931	RCONS443 1,781,521		5.a.
b. High volatility commercial real estate exposures.........	RCONS445 45,914	RCONS446 0	RCONH179 0				RCONH180 0	RCONH181 0	RCONH182 0	RCONS447 45,914	5.b.
c. Exposures past due 90 days or more or on nonaccrual[7]..	RCONS449 102,930	RCONS450 0	RCONS451 0	RCONHJ82 0	RCONHJ83 0		RCONS452 0	RCONS453 0	RCONS454 0	RCONS455 102,930	5.c.
d. All other exposures...	RCONS457 9,813,495	RCONS458 0	RCONS459 31,357	RCONHJ84 0	RCONHJ85 0		RCONS460 116,813	RCONS461 0	RCONS462 9,665,325	RCONS463 0	5.d.
6. LESS: Allowance for credit losses on loans and leases......	RCON3123 195,281	RCON3123 195,281									6.
7. Trading assets..	RCOND976 0	RCONS466 0	RCOND977 0	RCONHJ86 0	RCONHJ87 0		RCOND978 0	RCOND979 0	RCOND980 0	RCONS467 0	7.
8. All other assets[8]...	RCOND981 1,998,830	RCONS469 1,037,774	RCOND982 119	RCONHJ88 0	RCONHJ89 0		RCOND983 31,823	RCOND984 4,386	RCOND985 606,524	RCONH185 4,505	8.
a. Separate account bank-owned life insurance											8.a.
b. Default fund contributions to central counterparties											8.b.

Dollar amounts in thousands	(Column K) Allocation by Risk-Weight Category 250%	(Column L) Allocation by Risk-Weight Category 300%	(Column M) Allocation by Risk-Weight Category 400%	(Column N) Allocation by Risk-Weight Category 600%	(Column O) Allocation by Risk-Weight Category 625%	(Column P) Allocation by Risk-Weight Category 937.5%	(Column Q) Allocation by Risk-Weight Category 1,250%	(Column R) Application of Other Risk-Weighting Approaches Exposure Amount	(Column S) Application of Other Risk-Weighting Approaches Risk-Weighted Asset Amount	
4. Loans and leases held for sale (continued):										4.
d. All other exposures								RCONH279 0	RCONH280 0	4.d.
5. Loans and leases held for investment:										5.
a. Residential mortgage exposures								RCONH281 0	RCONH282 0	5.a.
b. High volatility commercial real estate exposures								RCONH283 0	RCONH284 0	5.b.
c. Exposures past due 90 days or more or on nonaccrual[11]								RCONH285 0	RCONH286 0	5.c.
d. All other exposures								RCONH287 0	RCONH288 0	5.d.
6. LESS: Allowance for credit losses on loans and leases										6.
7. Trading assets		RCONH186 0	RCONH290 0	RCONH187 0				RCONH291 0	RCONH292 0	7.
8. All other assets[12]	RCONH293 288,966	RCONH188 0	RCONS470 15,091	RCONS471 0				RCONH294 0	RCONH295 0	8.
a. Separate account bank-owned life insurance								RCONH296 9,642	RCONH297 9,642	8.a.
b. Default fund contributions to central counterparties								RCONH298 0	RCONH299 0	8.b.

6. For loans and leases held for sale, exclude residential mortgage exposures, high volatility commercial real estate exposures, or sovereign exposures that are past due 90 days or more or on nonaccrual.
2. Institutions should report as a positive number in column B of items 5.a through 5.d, as appropriate, any allowances for credit losses on purchased credit deteriorated assets reported in column A of items 5.a through 5.d, as appropriate.
7. For loans and leases, net of unearned income, exclude residential mortgage exposures, high volatility commercial real estate exposures, or sovereign exposures that are past due 90 days or more or on nonaccrual.
8. Includes premises and fixed assets; other real estate owned; investments in unconsolidated subsidiaries and associated companies; direct and indirect investments in real estate ventures; intangible assets; and other assets.
11. For loans and leases, net of unearned income, exclude residential mortgage exposures, high volatility commercial real estate exposures, or sovereign exposures that are past due 90 days or more or on nonaccrual.
12. Includes premises and fixed assets; other real estate owned; investments in unconsolidated subsidiaries and associated companies; direct and indirect investments in real estate ventures; intangible assets; and other assets.

Dollar amounts in thousands	(Column A) Totals	(Column B) Adjustments to Totals Reported in Column A	(Column Q) Exposure Amount 1,250%	(Column T) Total Risk-Weighted Asset Amount by Calculation Methodology SSFA	(Column U) Total Risk-Weighted Asset Amount by Calculation Methodology Gross-Up	
9. On-balance sheet securitization exposures:						9.
a. Held-to-maturity securities[13]	RCONS475 0	RCONS476 0	RCONS477 0	RCONS478 0	RCONS479 0	9.a.
b. Available-for-sale securities	RCONS480 0	RCONS481 0	RCONS482 0	RCONS483 0	RCONS484 0	9.b.
c. Trading assets	RCONS485 0	RCONS486 0	RCONS487 0	RCONS488 0	RCONS489 0	9.c.
d. All other on-balance sheet securitization exposures	RCONS490 0	RCONS491 0	RCONS492 0	RCONS493 0	RCONS494 0	9.d.
10. Off-balance sheet securitization exposures	RCONS495 47	RCONS496 0	RCONS497 47	RCONS498 0	RCONS499 0	10.

13. Institutions should report as a negative number in item 9.a, column B, those allowances for credit losses eligible for inclusion in tier 2 capital, which excludes allowances for credit losses on purchased credit-deteriorated assets.

Dollar amounts in thousands	(Column A) Totals From Schedule RC	(Column B) Adjustments to Totals Reported in Column A	(Column C) Allocation by Risk-Weight Category 0%	(Column D) Allocation by Risk-Weight Category 2%	(Column E) Allocation by Risk-Weight Category 4%	(Column F) Allocation by Risk-Weight Category 10%	(Column G) Allocation by Risk-Weight Category 20%	(Column H) Allocation by Risk-Weight Category 50%	(Column I) Allocation by Risk-Weight Category 100%	(Column J) Allocation by Risk-Weight Category 150%	
11. Total balance sheet assets[14]	RCON2170 20,721,673	RCONS500 58,465	RCOND987 1,134,512	RCONHJ90 0	RCONHJ91 0		RCOND988 5,528,301	RCOND989 1,467,197	RCOND990 12,066,151	RCONS503 153,349	11.

Dollar amounts in thousands	(Column K) Allocation by Risk-Weight Category 250%	(Column L) Allocation by Risk-Weight Category 300%	(Column M) Allocation by Risk-Weight Category 400%	(Column N) Allocation by Risk-Weight Category 600%	(Column O) Allocation by Risk-Weight Category 625%	(Column P) Allocation by Risk-Weight Category 937.5%	(Column Q) Allocation by Risk-Weight Category 1,250%	(Column R) Application of Other Risk-Weighting Approaches Exposure Amount	
11. Total balance sheet assets[14]	RCONS504 288,966	RCONS505 0	RCONS506 15,091	RCONS507 0			RCONS510 0	RCONH300 9,642	11.

Dollar amounts in thousands	(Column A) Face, Notional, or Other Amount	(Column B) Credit Equivalent Amount	(Column C) Allocation by Risk-Weight Category 0%	(Column D) Allocation by Risk-Weight Category 2%	(Column E) Allocation by Risk-Weight Category 4%	(Column F) Allocation by Risk-Weight Category 10%	(Column G) Allocation by Risk-Weight Category 20%	(Column H) Allocation by Risk-Weight Category 50%	(Column I) Allocation by Risk-Weight Category 100%	(Column J) Allocation by Risk-Weight Category 150%	
12. Financial standby letters of credit	RCOND991 44,373	RCOND992 44,373	RCOND993 838	RCONHJ92 0	RCONHJ93 0		RCOND994 0	RCOND995 0	RCOND996 43,535	RCONS511 0	12.
13. Performance standby letters of credit and transaction-related contingent items	RCOND997 56,675	RCOND998 28,338	RCOND999 0				RCONG603 0	RCONG604 0	RCONG605 28,338	RCONS512 0	13.
14. Commercial and similar letters of credit with an original maturity of one year or less	RCONG606 399	RCONG607 80	RCONG608 0	RCONHJ94 0	RCONHJ95 0		RCONG609 0	RCONG610 0	RCONG611 80	RCONS513 0	14.
15. Retained recourse on small business obligations sold with recourse	RCONG612 0	RCONG613 0	RCONG614 0				RCONG615 0	RCONG616 0	RCONG617 0	RCONS514 0	15.

Dollar amounts in thousands	(Column A) Face, Notional, or Other Amount	(Column B) Credit Equivalent Amount	(Column C) Allocation by Risk-Weight Category 0%	(Column D) Allocation by Risk-Weight Category 2%	(Column E) Allocation by Risk-Weight Category 4%	(Column F) Allocation by Risk-Weight Category 10%	(Column G) Allocation by Risk-Weight Category 20%	(Column H) Allocation by Risk-Weight Category 50%	(Column I) Allocation by Risk-Weight Category 100%	(Column J) Allocation by Risk-Weight Category 150%	
16. Repo-style transactions[21]	RCONS515 0	RCONS516 0	RCONS517 0	RCONS518 0	RCONS519 0		RCONS520 0	RCONS521 0	RCONS522 0	RCONS523 0	16.
17. All other off-balance sheet liabilities	RCONG618 0	RCONG619 0	RCONG620 0				RCONG621 0	RCONG622 0	RCONG623 0	RCONS524 0	17.
18. Unused commitments:*											18.
a. Original maturity of one year or less	RCONS525 106,594	RCONS526 21,319	RCONS527 0	RCONHJ96 0	RCONHJ97 0		RCONS528 2,396	RCONS529 2,184	RCONS530 16,739	RCONS531 0	18.a.

14. For each of columns A through R of item 11, report the sum of items 1 through 9. For item 11, the sum of columns B through R must equal column A. Item 11, column A, must equal Schedule RC, item 12.
21. Includes securities purchased under agreements to resell (reverse repos), securities sold under agreements to repurchase (repos), securities borrowed, and securities lent.
*. Excludes unused commitments to asset-backed commercial paper conduits.

Dollar amounts in thousands	(Column A) Face, Notional, or Other Amount	(Column B) Credit Equivalent Amount	(Column C) Allocation by Risk-Weight Category 0%	(Column D) Allocation by Risk-Weight Category 2%	(Column E) Allocation by Risk-Weight Category 4%	(Column F) Allocation by Risk-Weight Category 10%	(Column G) Allocation by Risk-Weight Category 20%	(Column H) Allocation by Risk-Weight Category 50%	(Column I) Allocation by Risk-Weight Category 100%	(Column J) Allocation by Risk-Weight Category 150%	
b. Original maturity exceeding one year	RCONG624 2,402,821	RCONG625 1,201,411	RCONG626 0	RCONHJ98 0	RCONHJ99 0		RCONG627 2,858	RCONG628 11,718	RCONG629 1,175,224	RCONS539 11,611	18.b.
19. Unconditionally cancelable commitments	RCONS540 1,283,741	RCONS541 0									19.
20. Over-the-counter derivatives		RCONS542 315,236	RCONS543 197,980	RCONHK00 0	RCONHK01 0	RCONS544 0	RCONS545 0	RCONS546 0	RCONS547 117,256	RCONS548 0	20.
21. Centrally cleared derivatives		RCONS549 0	RCONS550 0	RCONS551 0	RCONS552 0		RCONS554 0	RCONS555 0	RCONS556 0	RCONS557 0	21.
22. Unsettled transactions (failed trades)[22]	RCONH191 0		RCONH193 0				RCONH194 0	RCONH195 0	RCONH196 0	RCONH197 0	22.

22. For item 22, the sum of columns C through Q must equal column A.

Dollar amounts in thousands	(Column O) Allocation by Risk-Weight Category 625%	(Column P) Allocation by Risk-Weight Category 937.5%	(Column Q) Allocation by Risk-Weight Category 1,250%	(Column R) Application of Other Risk-Weighting Approaches Credit Equivalent Amount	(Column S) Application of Other Risk-Weighting Approaches Risk-Weighted Asset Amount	
16. Repo-style transactions[24]				RCONH301 0	RCONH302 0	16.
17. All other off-balance sheet liabilities						17.
18. Unused commitments:*						18.
a. Original maturity of one year or less				RCONH303 0	RCONH304 0	18.a.
b. Original maturity exceeding one year				RCONH307 0	RCONH308 0	18.b.
19. Unconditionally cancelable commitments						19.
20. Over-the-counter derivatives				RCONH309 0	RCONH310 0	20.
21. Centrally cleared derivatives						21.
22. Unsettled transactions (failed trades)[25]	RCONH198 0	RCONH199 0	RCONH200 0			22.

24. Includes securities purchased under agreements to resell (reverse repos), securities sold under agreements to repurchase (repos), securities borrowed, and securities lent.

*. Excludes unused commitments to asset-backed commercial paper conduits.

25. For item 22, the sum of columns C through Q must equal column A.

Dollar amounts in thousands	(Column C) Allocation by Risk-Weight Category 0%	(Column D) Allocation by Risk-Weight Category 2%	(Column E) Allocation by Risk-Weight Category 4%	(Column F) Allocation by Risk-Weight Category 10%	(Column G) Allocation by Risk-Weight Category 20%	(Column H) Allocation by Risk-Weight Category 50%	(Column I) Allocation by Risk-Weight Category 100%	(Column J) Allocation by Risk-Weight Category 150%	
23. Total assets, derivatives, off-balance sheet items, and other items subject to risk weighting by risk-weight category (for each of columns C through P, sum of items 11 through 22; for column Q, sum of items 10 through 22)......	RCONG630 1,333,330	RCONS558 0	RCONS559 0	RCONS560 0	RCONG631 5,533,555	RCONG632 1,481,099	RCONG633 13,447,323	RCONS561 164,960	23.
24. Risk weight factor									24.
25. Risk-weighted assets by risk-weight category (for each column, item 23 multiplied by item 24)......	RCONG634 0	RCONS569 0	RCONS570 0	RCONS571 0	RCONG635 1,106,711	RCONG636 740,550	RCONG637 13,447,323	RCONS572 247,440	25.

Dollar amounts in thousands	(Column K) Allocation by Risk-Weight Category 250%	(Column L) Allocation by Risk-Weight Category 300%	(Column M) Allocation by Risk-Weight Category 400%	(Column N) Allocation by Risk-Weight Category 600%	(Column O) Allocation by Risk-Weight Category 625%	(Column P) Allocation by Risk-Weight Category 937.5%	(Column Q) Allocation by Risk-Weight Category 1,250%	
23. Total assets, derivatives, off-balance sheet items, and other items subject to risk weighting by risk-weight category (for each of columns C through P, sum of items 11 through 22; for column Q, sum of items 10 through 22)......	RCONS562 288,966	RCONS563 0	RCONS564 15,091	RCONS565 0	RCONS566 0	RCONS567 0	RCONS568 47	23.
24. Risk weight factor								24.
25. Risk-weighted assets by risk-weight category (for each column, item 23 multiplied by item 24)......	RCONS573 722,415	RCONS574 0	RCONS575 60,364	RCONS576 0	RCONS577 0	RCONS578 0	RCONS579 588	25.

Dollar amounts in thousands			
26. Risk-weighted assets base for purposes of calculating the adjusted allowances for credit losses (AACL) 1.25 percent threshold	RCONS580	16,335,033	26.
27. Standardized market-risk weighted assets (applicable only to banks that are covered by the market risk capital rule)	RCONS581	0	27.
28. Risk-weighted assets before deductions for excess AACL and allocated risk transfer risk reserve[27]	RCONB704	16,335,033	28.
29. LESS: Excess AACL[28]	RCONA222	3,701	29.
30. LESS: Allocated transfer risk reserve	RCON3128	0	30.
31. Total risk-weighted assets (item 28 minus items 29 and 30)	RCONG641	16,331,332	31.
1. Current credit exposure across all derivative contracts covered by the regulatory capital rules	RCONG642	219,210	M.1.

Dollar amounts in thousands	(Column A) With a remaining maturity of One year or less		(Column B) With a remaining maturity of Over one year through five years		(Column C) With a remaining maturity of Over five years		
2. Notional principal amounts of over-the-counter derivative contracts:							M.2.
a. Interest rate	RCONS582	279,835	RCONS583	4,487,767	RCONS584	3,194,703	M.2.a.
b. Foreign exchange rate and gold	RCONS585	52,640	RCONS586	0	RCONS587	0	M.2.b.
c. Credit (investment grade reference asset)	RCONS588	0	RCONS589	0	RCONS590	0	M.2.c.
d. Credit (non-investment grade reference asset)	RCONS591	12,208	RCONS592	53,688	RCONS593	142,253	M.2.d.
e. Equity	RCONS594	0	RCONS595	54,073	RCONS596	0	M.2.e.
f. Precious metals (except gold)	RCONS597	0	RCONS598	0	RCONS599	0	M.2.f.
g. Other	RCONS600	0	RCONS601	0	RCONS602	0	M.2.g.
3. Notional principal amounts of centrally cleared derivative contracts:							M.3.
a. Interest rate	RCONS603	0	RCONS604	0	RCONS605	0	M.3.a.
b. Foreign exchange rate and gold	RCONS606	0	RCONS607	0	RCONS608	0	M.3.b.
c. Credit (investment grade reference asset)	RCONS609	0	RCONS610	0	RCONS611	0	M.3.c.
d. Credit (non-investment grade reference asset)	RCONS612	0	RCONS613	0	RCONS614	0	M.3.d.
e. Equity	RCONS615	0	RCONS616	0	RCONS617	0	M.3.e.
f. Precious metals (except gold)	RCONS618	0	RCONS619	0	RCONS620	0	M.3.f.
g. Other	RCONS621	0	RCONS622	0	RCONS623	0	M.3.g.

Dollar amounts in thousands			
4. Amount of allowances for credit losses on purchased credit-deteriorated assets:			M.4.
a. Loans and leases held for investment	RCONJJ30	0	M.4.a.
b. Held-to-maturity debt securities	RCONJJ31	0	M.4.b.
c. Other financial assets measured at amortized cost	RCONJJ32	0	M.4.c.

Schedule RC-S - Servicing Securitization and Asset Sale Activities(Form Type - 041)

Dollar amounts in thousands	(Column A) 1-4 Family Residential Loans		(Column G) All Other Loans, All Leases, and All Other Assets		
1. Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided credit enhancements	RCONB705	0	RCONB711	0	1.
2. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structures reported in item 1	RCONHU09	0	RCONHU15	0	2.
3. Not applicable					3.
4. Past due loan amounts included in item 1:					4.
a. 30-89 days past due	RCONB733	0	RCONB739	0	4.a.
b. 90 days or more past due	RCONB740	0	RCONB746	0	4.b.

27. Sum of items 2.b through 20, column S; items 9.a, 9.b, 9.c, 9.d, and 10, columns T and U; item 25, columns C through Q; and item 27 (if applicable).
28. Institutions that have elected to apply the 3-year or the 5-year 2020 CECL transition provision should subtract the applicable portion of the AACL transitional amount or the modified AACL transitional amount, respectively, from the AACL, as defined in the regulatory capital rule, before determining the amount of excess AACL.

Dollar amounts in thousands	(Column A) 1-4 Family Residential Loans		(Column G) All Other Loans, All Leases, and All Other Assets		
5. Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):					5.
a. Charge-offs	RIADB747	0	RIADB753	0	5.a.
b. Recoveries	RIADB754	0	RIADB760	0	5.b.
Item 6 is to be completed by banks with $10 billion or more in total assets. 6. Total amount of ownership (or seller's) interest carried as securities or loans[1]			RCONHU19	0	6.
7. Not applicable					7.
8. Not applicable					8.
9. Maximum amount of credit exposure arising from credit enhancements provided by the reporting bank to other institutions' securitization structures in the form of standby letters of credit, purchased subordinated securities, and other enhancements	RCONB776	0	RCONB782	0	9.
Item 10 is to be completed by banks with $10 billion or more in total assets. 10. Reporting bank's unused commitments to provide liquidity to other institutions' securitization structures[1]	RCONB783	0	RCONB789	0	10.
11. Assets sold with recourse or other seller-provided credit enhancements and not securitized by the reporting bank	RCONB790	6,367	RCONB796	0	11.
12. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to assets reported in item 11	RCONB797	293	RCONB803	0	12.

Dollar amounts in thousands			
1. Not applicable			M.1.
2. Outstanding principal balance of assets serviced for others (includes participations serviced for others):			M.2.
a. Closed-end 1-4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	RCONB804	0	M.2.a.
b. Closed-end 1-4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancements	RCONB805	215,674	M.2.b.
c. Other financial assets (includes home equity lines)[1]	RCONA591	487,951	M.2.c.
d. 1-4 family residential mortgages serviced for others that are in process of foreclosure at quarter-end (includes closed-end and open-end loans)	RCONF699	291	M.2.d.
Memorandum item 3 is to be completed by banks with $10 billion or more in total assets. 3. Asset-backed commercial paper conduits:[2]			M.3.
a. Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:			M.3.a.
1. Conduits sponsored by the bank, a bank affiliate, or the bank's holding company	RCONB806	0	M.3.a.1.
2. Conduits sponsored by other unrelated institutions	RCONB807	0	M.3.a.2.
b. Unused commitments to provide liquidity to conduit structures:			M.3.b.
1. Conduits sponsored by the bank, a bank affiliate, or the bank's holding company	RCONB808	0	M.3.b.1.
2. Conduits sponsored by other unrelated institutions	RCONB809	0	M.3.b.2.
4. Outstanding credit card fees and finance charges[2]	RCONC407	0	M.4.

1. The $10 billion asset-size test is based on the total assets reported on the June 30, 2023, Report of Condition.
1. The $10 billion asset-size test is based on the total assets reported on the June 30, 2023, Report of Condition.
1. Memorandum item 2.c is to be completed if the principal balance of other financial assets serviced for others is more than $10 million.
2. The $10 billion asset-size test is based on the total assets reported on the June 30, 2023, Report of Condition.
2. Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date, or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

Schedule RC-T - Fiduciary and Related Services(Form Type - 041)

Dollar amounts in thousands			
1. Does the institution have fiduciary powers? (If "NO," do not complete Schedule RC-T.)	RCONA345	Yes	1.
2. Does the institution exercise the fiduciary powers it has been granted?	RCONA346	Yes	2.
3. Does the institution have any fiduciary or related activity (in the form of assets or accounts) to report in this schedule? (If "NO," do not complete the rest of Schedule RC-T.)	RCONB867	Yes	3.

Dollar amounts in thousands	(Column A) Managed Assets		(Column B) Non-Managed Assets		(Column C) Number of Managed Accounts		(Column D) Number of Non-Managed Accounts		
4. Personal trust and agency accounts	RCONB868	2,107,439	RCONB869	15,525,246	RCONB870	1133	RCONB871	975	4.
5. Employee benefit and retirement-related trust and agency accounts:									5.
a. Employee benefit - defined contribution	RCONB872	50,585	RCONB873	0	RCONB874	7	RCONB875	0	5.a.
b. Employee benefit - defined benefit	RCONB876	7,965	RCONB877	477,568	RCONB878	7	RCONB879	5	5.b.
c. Other employee benefit and retirement-related accounts	RCONB880	569,842	RCONB881	2,789	RCONB882	973	RCONB883	7	5.c.
6. Corporate trust and agency accounts	RCONB884	759	RCONB885	27,992,087	RCONC001	2	RCONC002	4413	6.
7. Investment management and investment advisory agency accounts	RCONB886	2,112,704	RCONJ253	0	RCONB888	1089	RCONJ254	0	7.
8. Foundation and endowment trust and agency accounts	RCONJ255	442,295	RCONJ256	21,900	RCONJ257	193	RCONJ258	13	8.
9. Other fiduciary accounts	RCONB890	22,584	RCONB891	0	RCONB892	22	RCONB893	0	9.
10. Total fiduciary accounts (sum of items 4 through 9)	RCONB894	5,314,173	RCONB895	44,019,590	RCONB896	3426	RCONB897	5413	10.
11. Custody and safekeeping accounts			RCONB898	1,088,678			RCONB899	312	11.
12. Not applicable									12.
13. Individual Retirement Accounts, Health Savings Accounts, and other similar accounts (included in items 5.c and 11)	RCONJ259	569,842	RCONJ260	2,789	RCONJ261	973	RCONJ262	7	13.

Dollar amounts in thousands			
14. Personal trust and agency accounts	RIADB904	18,239	14.
15. Employee benefit and retirement-related trust and agency accounts:			15.
a. Employee benefit - defined contribution	RIADB905	231	15.a.
b. Employee benefit - defined benefit	RIADB906	454	15.b.
c. Other employee benefit and retirement-related accounts	RIADB907	3,794	15.c.
16. Corporate trust and agency accounts	RIADA479	57,835	16.
17. Investment management and investment advisory agency accounts	RIADJ315	11,452	17.
18. Foundation and endowment trust and agency accounts	RIADJ316	1,629	18.
19. Other fiduciary accounts	RIADA480	1,582	19.
20. Custody and safekeeping accounts	RIADB909	735	20.
21. Other fiduciary and related services income	RIADB910	118	21.
22. Total gross fiduciary and related services income (sum of items 14 through 21) (must equal Schedule RI, item 5.a)	RIAD4070	96,069	22.
23. Less: Expenses	RIADC058	70,394	23.
24. Less: Net losses from fiduciary and related services	RIADA488	165	24.
25. Plus: Intracompany income credits for fiduciary and related services	RIADB911	63,885	25.
26. Net fiduciary and related services income	RIADA491	89,395	26.

Dollar amounts in thousands	(Column A) Personal Trust and Agency and Investment Management Agency Accounts		(Column B) Employee Benefit and Retirement-Related Trust and Agency Accounts		(Column C) All Other Accounts		
1. Managed assets held in fiduciary accounts:							M.1.
a. Noninterest-bearing deposits	RCONJ263	440	RCONJ264	15	RCONJ265	212	M.1.a.
b. Interest-bearing deposits	RCONJ266	0	RCONJ267	0	RCONJ268	0	M.1.b.
c. U.S. Treasury and U.S. Government agency obligations	RCONJ269	110,246	RCONJ270	11,214	RCONJ271	69,418	M.1.c.
d. State, county, and municipal obligations	RCONJ272	269,405	RCONJ273	10,122	RCONJ274	11,101	M.1.d.
e. Money market mutual funds	RCONJ275	320,230	RCONJ276	57,824	RCONJ277	111,322	M.1.e.
f. Equity mutual funds	RCONJ278	616,292	RCONJ279	174,967	RCONJ280	83,479	M.1.f.
g. Other mutual funds	RCONJ281	1,265,928	RCONJ282	268,000	RCONJ283	126,856	M.1.g.
h. Common trust funds and collective investment funds	RCONJ284	0	RCONJ285	0	RCONJ286	0	M.1.h.
i. Other short-term obligations	RCONJ287	0	RCONJ288	0	RCONJ289	0	M.1.i.
j. Other notes and bonds	RCONJ290	15,111	RCONJ291	367	RCONJ292	370	M.1.j.
k. Investments in unregistered funds and private equity investments	RCONJ293	181,800	RCONJ294	48	RCONJ295	0	M.1.k.
l. Other common and preferred stocks	RCONJ296	1,377,450	RCONJ297	105,713	RCONJ298	60,794	M.1.l.
m. Real estate mortgages	RCONJ299	0	RCONJ300	0	RCONJ301	0	M.1.m.
n. Real estate	RCONJ302	20,148	RCONJ303	0	RCONJ304	1,227	M.1.n.
o. Miscellaneous assets	RCONJ305	43,093	RCONJ306	122	RCONJ307	859	M.1.o.
p. Total managed assets held in fiduciary accounts (for each column, sum of Memorandum items 1.a through 1.o)	RCONJ308	4,220,143	RCONJ309	628,392	RCONJ310	465,638	M.1.p.

Dollar amounts in thousands	(Column A) Managed Assets		(Column B) Number of Managed Accounts		
q. Investments of managed fiduciary accounts in advised or sponsored mutual funds	RCONJ311	0	RCONJ312	0	M.1.q.

Dollar amounts in thousands	(Column A) Number of Issues		(Column B) Principal Amount Outstanding		
2. Corporate trust and agency accounts:					M.2.
a. Corporate and municipal trusteeships	RCONB927	1126	RCONB928	78,674,726	M.2.a.
1. Issues reported in Memorandum item 2.a that are in default	RCONJ313	18	RCONJ314	4,437,369	M.2.a.1.
b. Transfer agent, registrar, paying agent, and other corporate agency	RCONB929	1			M.2.b.

Dollar amounts in thousands	(Column A) Number of Funds		(Column B) Market Value of Fund Assets		
Memoranda items 3.a through 3.g are to be completed by banks with collective investment funds and common trust funds with a total market value of $1 billion or more as of the preceding December 31. 3. Collective investment funds and common trust funds:					M.3.
a. Domestic equity	RCONB931	NR	RCONB932	NR	M.3.a.
b. International/Global equity	RCONB933	NR	RCONB934	NR	M.3.b.
c. Stock/Bond blend	RCONB935	NR	RCONB936	NR	M.3.c.
d. Taxable bond	RCONB937	NR	RCONB938	NR	M.3.d.
e. Municipal bond	RCONB939	NR	RCONB940	NR	M.3.e.
f. Short term investments/Money market	RCONB941	NR	RCONB942	NR	M.3.f.
g. Specialty/Other	RCONB943	NR	RCONB944	NR	M.3.g.
h. Total collective investment funds (sum of Memorandum items 3.a through 3.g)	RCONB945	0	RCONB946	0	M.3.h.

Dollar amounts in thousands	(Column A) Gross Losses Managed Accounts		(Column B) Gross Losses Non-Managed Accounts		(Column C) Recoveries		
4. Fiduciary settlements, surcharges, and other losses:							M.4.
a. Personal trust and agency accounts	RIADB947	30	RIADB948	90	RIADB949	0	M.4.a.
b. Employee benefit and retirement-related trust and agency accounts	RIADB950	0	RIADB951	0	RIADB952	0	M.4.b.
c. Investment management agency accounts	RIADB953	0	RIADB954	0	RIADB955	0	M.4.c.
d. Other fiduciary accounts and related services	RIADB956	56	RIADB957	55	RIADB958	66	M.4.d.
e. Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 24)	RIADB959	86	RIADB960	145	RIADB961	66	M.4.e.

Schedule RC-V - Variable Interest Entities(Form Type - 041)

Dollar amounts in thousands	(Column A) Securitization Vehicles		(Column B) Other VIEs		
1. Assets of consolidated variable interest entities (VIEs) that can be used only to settle obligations of the consolidated VIEs:					1.
a. Cash and balances due from depository institutions	RCONJ981	0	RCONJF84	0	1.a.
b. Securities not held for trading	RCONHU20	0	RCONHU21	0	1.b.
c. Loans and leases held for investment, net of allowance, and held for sale	RCONHU22	0	RCONHU23	561,496	1.c.
d. Other real estate owned	RCONK009	0	RCONJF89	0	1.d.
e. Other assets	RCONJF91	0	RCONJF90	10,678	1.e.
2. Liabilities of consolidated VIEs for which creditors do not have recourse to the general credit of the reporting bank:					2.
a. Other borrowed money	RCONJF92	0	RCONJF85	0	2.a.
b. Other liabilities	RCONJF93	0	RCONJF86	4,945	2.b.
3. All other assets of consolidated VIEs (not included in items 1.a. through 1.e above)	RCONK030	0	RCONJF87	0	3.
4. All other liabilities of consolidated VIEs (not included in items 2.a and 2.b above)	RCONK033	0	RCONJF88	0	4.

Dollar amounts in thousands			
5. Total assets of asset-backed commercial paper (ABCP) conduit VIEs	RCONJF77	0	5.
6. Total liabilities of ABCP conduit VIEs	RCONJF78	0	6.

Optional Narrative Statement Concerning the Amounts Reported in the Consolidated Reports of Condition and Income(Form Type - 041)

Dollar amounts in thousands			
1. Comments?	RCON6979	No	1.
2. Bank Management Statement	TEXT6980	NR	2.